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Execution Version

ENGINEERING, PROCUREMENT AND CONSTRUCTION

AGREEMENT

BETWEEN

SOUTH CAROLINA ELECTRIC & GAS COMPANY, FOR ITSELF AND

AS AGENT FOR THE SOUTH CAROLINA PUBLIC SERVICE

AUTHORITY, AS OWNER

AND

A CONSORTIUM CONSISTING OF WESTINGHOUSE ELECTRIC

COMPANY LLC AND STONE & WEBSTER, INC., AS CONTRACTOR

FOR

AP1000 NUCLEAR POWER PLANTS

DATED AS OF MAY 23, 2008

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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Page

ARTICLE 1	– DEFINITIONS	2

ARTICLE 2	– INTERPRETATION	16

ARTICLE 3	– SCOPE OF WORK	17

3.1	General	17

3.2	Phases of the Work	17

3.3	Project Schedule	18

3.4	Not Used	18

3.5	Contractor Responsibilities	19

3.6	Owner's Responsibilities	21

3.7	Subcontractors	23

ARTICLE 4	– FACILITY LICENSES, PERMITS AND APPROVALS27

4.1	Owner Permits	27

4.2	Contractor Permits	28

4.3	ITAACs	28

ARTICLE 5	– QUALITY ASSURANCE	28

5.1	Quality Assurance	28

5.2	Reporting of Defects, Noncompliance, Failures and Breakdowns of QA Programs	29

5.3	Quality Control and Inspection Activities	30

5.4	Access and Auditing at Contractor Facilities	30

5.5	Access and Audits at Subcontractors' Facilities	30

5.6	Witness and Hold Points	31

5.7	Owner's Right to Inspect and Stop Work	32

ARTICLE 6	– CONTRACT PRICE	32

6.1	Components of the Contract Price	32

6.2	[**]	32

6.3	[**]	33

ARTICLE 7	– PRICE ADJUSTMENT PROVISIONS	34

ARTICLE 8	– PAYMENTS	34

8.1	[**]	34

-i-
“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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8.2	Milestone Payments	35

8.3	Final Payment	35

8.4	Supporting Documentation; Payment Disputes	36

8.5	No Acceptance by Payment	37

8.6	Security for Payment and Performance	37

8.7	Separate Payments for Consortium Members	38

ARTICLE 9	– CHANGES IN THE WORK	38

9.1	Entitlement to Change Order	38

9.2	Owner-Directed Changes	39

9.3	Effect of Changes	39

9.4	Change Orders	40

9.5	Disputes over Changes	41

9.6	Changes for Contractor's Convenience	41

9.7	Optional Services and Equipment	42

9.8	[**]	42

ARTICLE 10	– UNCONTROLLABLE CIRCUMSTANCES	42

10.1	Performance Excused	42

10.2	Notice	42

ARTICLE 11	– TESTING	43

11.1	Scope and Objective of Testing	43

11.2	Construction and Installation Tests	43

11.3	Preoperational System Tests	44

11.4	Startup Tests Objectives and Protocol	45

11.5	Performance Tests	47

11.6	Net Unit Electrical Output Guarantee	49

ARTICLE 12	– STAGES OF COMPLETION	51

12.1	Turnover	51

12.2	Preoperational Test Completion	52

12.3	Startup Test Completion	52

12.4	Substantial Completion	53

-ii-
“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commision.

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12.5	Punch List	53

12.6	Final Completion	53

ARTICLE 13	– [**]	54

13.1	[**]	54

13.2	[**]	55

13.3	[**]	55

13.4	[**]	55

ARTICLE 14	– WARRANTY	56

14.1	Equipment	56

14.2	Services Warranty	60

14.3	Warranty of Title	60

14.4	[**]	61

14.5	[**]	62

14.6	[**]	62

ARTICLE 15	– INDEMNITY	62

15.1	Contractor Indemnity	62

15.2	Owner's Indemnity	63

15.3	[**]	63

15.4	[**]	64

15.5	[**]	65

ARTICLE 16	– INSURANCE	66

16.1	Phase I Insurance Requirements	66

16.2	Phase II Insurance Requirements	67

16.3	Provisions Applicable to all Coverages	69

ARTICLE 17	– [**]	70

17.1	[**]	70

17.2	[**]	70

17.3	[**]	71

ARTICLE 18	– LIENS	71

18.1	Liens	71

-iii-
“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commision.

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18.2	Discharge or Bond	71

ARTICLE 19	– PROPRIETARY DATA	72

19.1	Protection of Owner Proprietary Data	72

19.2	Protection of Contractor's Proprietary Data	73

19.3	Special Procedures Pertaining to Contractor's Proprietary Data75

19.4	Ownership of Rights in Documentation	79

19.5	Ownership of Invention Rights	79

19.6	Software	80

19.7	Publicity	80

ARTICLE 20	– ENVIRONMENTAL; HAZARDOUS MATERIALS	80

20.1	Material Safety Data Sheets	80

20.2	Facility Use, Storage Removal	80

20.3	Handling, Collection, Removal Transportation and Disposal	80

20.4	Notice of Discovery	81

ARTICLE 21	– TITLE; RISK OF LOSS	81

21.1	Transfer of Title	81

21.2	Risk of Loss	81

21.3	[**]	82

ARTICLE 22	– SUSPENSION AND TERMINATION	82

22.1	Suspension by the Owner for Convenience	82

22.2	Termination by Owner for Cause	83

22.3	Termination by Owner for Convenience	84

22.4	Suspension and Termination Due to Other Circumstances	84

22.5	Termination by Contractor	86

22.6	Actions Required of Contractor upon Termination	87

ARTICLE 23	– SAFETY; INCIDENT REPORTING	87

23.1	Environmental, Health and Safety Programs	87

23.2	Designated Contractor Safety Representative	87

23.3	OSHA and Other Laws	88

23.4	Worksite Safety	89

-iv-
“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commision.

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23.5	Dangerous Materials	89

23.6	Cooperation in Governmental Investigations and Inspections	89

23.7	Audit	89

ARTICLE 24	– QUALIFICATIONS AND PROTECTION OF ASSIGNED PERSONNEL	90

24.1	Screening Measures	90

24.2	Contractor's Personnel	90

24.3	Training of Employees	91

24.4	NRC Whistleblower Provision	91

24.5	Respirator Protection	91

ARTICLE 25	– RECORDS AND AUDIT	91

25.1	Technical Documentation	91

25.2	Accounting Records	92

25.3	Maintenance of Records Generally	92

25.4	Right to Audit	92

25.5	Sales Tax Records	92

ARTICLE 26	– TAXES	93

26.1	Employment Taxes	93

26.2	Sales and Use Taxes on Contractor Tools	93

26.3	Sales and Use Tax on Equipment	93

26.4	State Property Taxes	93

26.5	Tax Indemnification	94

26.6	Pollution Control Equipment Information	94

26.7	Non-resident Contractor	94

ARTICLE 27	– DISPUTE RESOLUTION	94

27.1	Claims	94

27.2	Change Dispute	95

27.3	Resolution by Negotiation	95

27.4	Mediation	96

27.5	Arbitration of Claims[**]	96

-v-
“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commision.

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27.6	Exclusive Resolution Procedures; Equitable Remedies	98

27.7	Consent to Jurisdiction	98

27.8	Continuation of Work	99

ARTICLE 28	– NOTICES	99

ARTICLE 29	– ASSIGNMENT	101

ARTICLE 30	– WAIVER	101

ARTICLE 31	– MODIFICATION	101

ARTICLE 32	– SURVIVAL	101

ARTICLE 33	– TRANSFER	101

ARTICLE 34	– GOVERNING LAW; WAIVER OF JURY TRIAL; CERTAIN FEDERAL LAWS	102

34.1	Governing Law	102

34.2	Waiver of Jury Trial	102

34.3	Certain Federal Laws	102

ARTICLE 35	– RELATIONSHIP OF OWNER AND CONTRACTOR102

ARTICLE 36	– THIRD PARTY BENEFICIARIES	102

ARTICLE 37	– REPRESENTATIONS AND WARRANTIES	103

37.1	Representations and Warranties of Contractor	103

37.2	Representations and Warranties of SCE&G and Santee Cooper103

ARTICLE 38	– MISCELLANEOUS PROVISIONS	104

38.1	Rights Exclusive	104

38.2	Severability	104

38.3	Entire Agreement	105

38.4	Counterparts	105

-vi-
“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commision.

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EXHIBITS

Exhibit	Description of Exhibit
A	Scope of Work/Supply and Division of Responsibilities
B	Contractor Organization Chart
C	Owner and Contractor Permits
D	Project Execution Plan Processes
E	Project Schedule
F-1	Milestone Payment Schedule
F-2	Payment Plan
G	[**]
H	Pricing
I-1	Toshiba Parent Guaranty
I-2	Shaw Parent Guaranty
J	Price Adjustment Provisions
K	Costs
L	Net Electric Guarantee Conditions and Load List
M-1	Software License
M-2	AP1000 Intellectual Property License (WEC)
M-3	AP1000 Intellectual Property License (S&W)
N	Industry Codes and Standards
O-1	Proprietary Data Agreement
O-2	List of Intellectual Property Subject to Third Party License Terms
P-1	Major Subcontractors
P-2	Subcontractors for Site Construction and Related Field Services
Q	Equipment with Owner-Designated Witness and Hold Points
R	Description of Site
S	EEO and Small Business Regulations
T	[Not Used]
U	OCIP Description
V	Limited Agency Agreement
W	[**] Special Terms

                              -vii-
“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

This ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT (the "Agreement") is entered into as of the 23rd day of May, 2008 (the "Effective Date"), by and between SOUTH CAROLINA ELECTRIC & GAS COMPANY ("SCE&G"), for itself and as agent for the South Carolina Public Service Authority, a body corporate and politic created by the laws of South Carolina ("Santee Cooper") pursuant to the Limited Agency Agreement between SCE&G and Santee Cooper dated May 23, 2008 attached hereto as Exhibit V (the "Limited Agency Agreement"); and a consortium consisting of WESTINGHOUSE ELECTRIC COMPANY LLC, a Delaware limited liability company having a place of business in Monroeville, Pennsylvania ("Westinghouse"), and STONE & WEBSTER, INC., a Louisiana corporation having a place of business in Charlotte, North Carolina ("Stone & Webster"). Except where the context otherwise requires, Westinghouse and Stone & Webster hereinafter are individually referred to as a "Consortium Member" and collectively as "Contractor". Without limiting the authority of SCE&G to act as agent on behalf of Santee Cooper as provided in Section 3.6(a) hereof, references herein to "Owner" shall mean each of SCE&G and Santee Cooper. Owner and Contractor may be referred to individually as a "Party" and collectively as the "Parties".

RECITALS

WHEREAS, Owner desires to develop, license, procure and have constructed a nuclear-fueled electricity generation facility;

WHEREAS, Westinghouse is engaged in the business of designing, developing and supplying commercial nuclear facilities and has developed a pressurized water Nuclear Power Plant known as the AP1000 (the "AP1000 Nuclear Power Plant") for which the U.S. Nuclear Regulatory Commission has issued a Standard Design Certification in the form of a rule set forth in Appendix D to 10 C.F.R. Part 52;

WHEREAS, Stone & Webster is engaged in the business of designing and constructing industrial and power generation facilities;

WHEREAS, Westinghouse and Stone & Webster desire to assist Owner in the licensing of and to design, engineer, procure, construct, and test one or two AP1000 Nuclear Power Plants and related facilities, structures and improvements at the V.C. Summer station;

WHEREAS, Owner and Contractor now desire to enter into this Agreement to provide for, among other things, the design, engineering, procurement and installation of equipment and materials, and construction and testing of the Facility;

NOW, THEREFORE, in consideration of the recitals, the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties, intending to be legally bound, stipulate and agree as follows:

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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ARTICLE 1 – DEFINITIONS

For purposes of this Agreement, the following words and expressions shall have the meanings hereby assigned to them, except where the context clearly indicates a different meaning is intended. These definitions may be supplemented by any definitions contained in any of the documents incorporated by reference herein, but in case of any conflict or inconsistencies, the definitions set forth below shall prevail:

"AAA" means the American Arbitration Association.

[**]

"AEA" means the Atomic Energy Act of 1954, as amended, 42 U.S.C. § 2011 et seq.

"Affiliate" means, with respect to any Party, any other Person that (a) owns or controls, directly or indirectly, the Party, (b) is owned or controlled by the Party, or (c) is under common ownership or control with the Party, where "own" means ownership of fifty percent (50%) or more of the equity interests or rights to distributions on account of equity of the Party and "control" means the power to direct the management or policies of the Party, whether through the ownership of voting securities, by contract, or otherwise.

"Agreement" has the meaning set forth in the first paragraph above and shall include all Exhibits, and amendments hereto (including Change Orders).

"Ancillary Facilities" means the facilities, structures and improvements at the Site that are within Contractor's Scope of Work as provided in Exhibit A but are not part of a Unit.

"AP1000 Facility Information" means the information within Contractor's Scope of Work, in the form of electronic databases, documents, and drawings that pertain to Facility design, engineering, licensing, analysis, installation, performance, testing, operation and maintenance and shall be maintained by Contractor. Collectively, this information, either directly or by reference, shall reflect the current approved AP1000 Nuclear Power Plant associated with Contractor's Scope of Work at any point in time. A portion of this information, as defined in Exhibit A, shall be provided to Owner via an Information Management System (IMS).

"AP1000 Nuclear Power Plant" has the meaning set forth in the Recitals.

"Arbitral Panel" has the meaning set forth in Section 27.5(b).

[**]

"Business Day" means every calendar day other than Saturday, Sunday or a legal holiday recognized by the State of South Carolina.

"CCIP" has the meaning set forth in Section 16.2(a).

"Chairman" has the meaning set forth in Section 27.5(b).

"Change" has the meaning set forth in Section 9.1.

"Change Dispute" has the meaning set forth in Section 27.2.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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"Change Dispute Notice" has the meaning set forth in Section 27.2.

"Change in Law" means (a) any adoption or change, after the Effective Date, of or in the judicial or administrative interpretation of any Laws (excluding any Laws relating to net income Taxes), which is inconsistent or at variance with any Laws in effect on the Effective Date, (b) the imposition after the Effective Date of any requirement for a new Governmental Approval or (c) the imposition after the Effective Date of any condition or requirement (except for any conditions or requirements which result from the acts or omissions of Contractor or any Subcontractor) not required as of the Effective Date affecting the issuance, renewal or extension of any Government Approval; that, in each case, is germane to the obligations of the Parties set forth in this Agreement.

"Change Order" means the written agreement regarding a Change contemplated by Section 9.4.

"Claim" has the meaning set forth in Section 27.1.

"Combined License" or "COL" means the combined construction and operating license issued pursuant to 10 C.F.R. Part 52 for the Facility.

"Combined License Application" or "COLA" means the COL application for the Facility at the Site that has been submitted to the NRC, as such application may be updated or changed from time to time.

"Consortium Member" has the meaning set forth in the opening paragraph of this Agreement.

"Construction and Installation Tests" means the tests conducted as provided in Section 11.2.

"Construction Equipment" means equipment, machinery, materials and/or test equipment used in the excavation, civil work, mechanical/electrical installation and/or testing of the Facility, until such equipment is no longer needed for tasks associated with Contractor's Scope of Work, and which shall not become a permanent part of the Facility.

"Contract Price" means [**].

"Contractor" has the meaning set forth in the opening paragraph of this Agreement.

"Contractor Disclosable Information" has the meaning set forth in Section 19.3(a).

"Contractor Interests" means Contractor and its (or their) members, and its (or their) respective Affiliates, successors and assigns, including any tier of the foregoing, its (or their) Subcontractors (including suppliers) of any tier, and employees of all the foregoing, this being limited to any activity connected in any way with this Agreement.

"Contractor Non-Disclosable Information" has the meaning set forth in Section 19.3(a).

"Contractor Permits" means the Governmental Approvals identified as Contractor Permits in Exhibit C.

"Contractor's Project Director" means the Person whom Contractor designates in writing to administer this Agreement on behalf of Contractor.

[**]

[**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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"Day" as used in the Agreement means a calendar day and includes Saturdays, Sundays and legal holidays.

[**]

"Design Control Document" or "DCD" means the revision of the AP1000 Nuclear Power Plant Design Control Document, APP-GW-GL-700, that is in effect as of the Effective Date.

"Documentation" means the documents that Contractor has agreed to provide in its Scope of Work as set forth in Exhibit A.

"DOE" means the U.S. Department of Energy and its staff.

"Effective Date" means the date of this Agreement first above written.

"Employment Taxes" has the meaning set forth in Section 26.1.

"Equipment" means machinery, computer hardware and its associated software, apparatus, components, articles, materials, systems and structures, and items of any kind that shall become a permanent part of the Facility to be provided by Contractor to Owner under this Agreement, but excluding the Nuclear Fuel.

"Equipment Warranty" has the meaning set forth in Section 14.1(a)(i).

"Exhibit" means each one of the documents Exhibit A through W annexed to this Agreement.

"Existing Confidentiality Agreement" has the meaning set forth in Section 19.2(c)(i).

[**]

[**]

"Facility" means the Unit or Units and the Ancillary Facilities, and is more fully described in Exhibit A.

"Facility Documentation" means the Documentation of the applicable Consortium Member plus, if not included within the Documentation, material and information within the possession or control of such Consortium Member or its Subcontractors and that Consortium Member has the right to transfer, sublicense or pass-through[**]. Facility Documentation does not include software or its associated documentation that is the subject of Exhibit M-1, Software License.

"Facility Manuals" means those manuals provided by Contractor for use by the Operator in connection with the operation and maintenance of the Facility.

"Facility Purposes" has the meaning set forth in Section 19.2(b)(i).

[**]

"Final Completion" means that a Unit has achieved all the conditions set forth in Section 12.6.

"Final Completion Punch List" has the meaning set forth in Section 12.5.

"Final Payment Invoice" has the meaning set forth in Section 8.3.

[**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

[**]

"Full Notice to Proceed" means the written notice that Owner gives to Contractor authorizing Contractor to proceed with the remainder of the Work, subject to the limitations set forth in Section 3.2(b).

[**]

"Good Industry Practices" means any of the practices, methods, standards and acts engaged in and generally acceptable to the nuclear power industry in the United States that, at a particular time, in the exercise of reasonable judgment in light of the facts known at the time a decision

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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was made could have been expected to accomplish the desired result consistent with good business practices, reliability, economy and safety.

"Government Approval" means any authorization, consent, approval, clearance, license, ruling, permit, tariff, certification, exemption, filing, variance, order, judgment, no-action or no-objection certificate, certificate, decree, decision, declaration or publication of, notices to, confirmation or exemption from, or registration by or with any Government Authority relating to the design, engineering, procurement, construction, testing, financing, completion, ownership or operation of the Facility.

"Government Authority" means any federal, state, county, city, local, municipal, foreign or other government or quasi-governmental authority or any department, agency, subdivision, court or other tribunal of any of the foregoing that has jurisdiction over Owner, Contractor, the Facility or the activities that are the subject of this Agreement.

"Guaranteed Substantial Completion Date" for a Unit means the date set forth for such event in the Project Schedule as such date may be extended due to a Change or otherwise pursuant to the terms hereof.

"Hazardous Materials" means any substance or material regulated or governed by any Governmental Authority, or any substance, emission or material now or hereafter deemed by any court or Government Authority having jurisdiction to be a "regulated substance", "hazardous substance", "toxic substance", "pesticide", "hazardous waste", or any similar classification, including by reason of deleterious properties, ignitability, corrosivity, reactivity, carcinogenicity, or reproductive toxicity, and shall include those substances defined as a "source", "special nuclear" or "by-product" material pursuant to Section 11 of the AEA (42 U.S.C. Section 2014 et seq.) and those substances defined as "residual radioactive material" in Section 101 of the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Sections 7901 et seq.).

"Hold Point" means a critical step in a manufacturing or testing process beyond which Contractor or a Subcontractor cannot proceed except pursuant to the provisions in Section 5.6.

[**]

"Industry Codes and Standards" means the codes and standards set forth in Exhibit N.

"Insolvent" means, with respect to a Person, that such Person (i) makes any general assignment or any general arrangement for the benefit of creditors, (ii) files a petition or otherwise commences, authorizes, defaults as to or acquiesces in the commencement of a case, petition, proceeding or cause of action under any bankruptcy, insolvency or similar law for the protection of debtors or creditors, or has such a case, petition, proceeding or cause of action involuntarily filed or commenced against it and such case, petition, proceeding or cause of action is not withdrawn or dismissed within sixty (60) Days after such filing, (iii) otherwise becomes adjudicated a debtor in bankruptcy or insolvent (however evidenced), (iv) is unable (or admits in writing its inability) generally to pay its debts as they become due, (v) is dissolved (other than pursuant to a consolidation, acquisition, amalgamation or merger), (vi) has a resolution passed

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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for its winding-up, official management or liquidation (other than pursuant to a consolidation, acquisition, amalgamation or merger), (vii) seeks, or becomes subject to the appointment of an administrator, provisional liquidator, conservator, assignee, receiver, trustee, custodian or other similar entity or official for all or substantially all of its assets, (viii) has a secured party take possession of all or substantially all of its assets or has a distress, levy, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within sixty (60) Days thereafter, (ix) causes or is subject to any event with respect to which, under the applicable laws of any jurisdiction, said event has an analogous effect to any of the events specified in clauses (i) to (viii) (inclusive); or (x) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

"Invitees" means, with respect to a Person, such personnel or other Persons as have been permitted entry onto the Site by such Person.

"ITAAC" means the NRC inspections, tests and analyses and their associated acceptance criteria which are approved and issued for the Facility pursuant to 10 C.F.R. § 52.97(b)(1).

"Joint Test Working Group" has the meaning set forth in Section 11.1(b).

[**]

"Law" means (a) any constitution, statute, law, rule, regulation, code, treaty, ordinance, judgment, decree, writ, order, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of or determination by, or any binding interpretation or administration of any of the foregoing by, any Government Authority, whether now or hereafter in effect or (b) any requirements or conditions on or with respect to the issuance, maintenance or renewal of any Government Approval or applications therefore, whether now or hereafter in effect.

"Licensing Basis" means the NRC requirements applicable to the Facility as set forth in, until such time as the COL is issued, the DCD and, upon its issuance, the COL.

"Lien" means any lien, mortgage, pledge, encumbrance, charge, security interest, option, right of first refusal, other defect in title or other restriction of any kind or nature.

"Limited Agency Agreement" has the meaning set forth in the opening paragraph of this Agreement.

"Limited Notice to Proceed" means the written notice that Owner gives to Contractor authorizing Contractor to proceed with the Work in a limited manner in accordance with Section 3.2(a).

[**]

[**]

"Maintenance Procedures" means the procedures, written or electronic, required to perform predictive, corrective, and preventive maintenance of the Facility systems, components and structures, and those procedures required for calibration and testing of instrumentation and measurement systems and other components that are required for operation and maintenance of the Facility.

"Major Equipment" means the following equipment: steam generators, reactor vessel and reactor vessel head, control rod drive mechanisms, main turbine, main turbine generator, turbine deaerator, reactor coolant pumps, containment vessel, cooling towers, main turbine condenser, reactor internals, main step-up transformers, pressurizer, diesel generators, feedwater pumps, circulating

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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water pumps, polar crane, core makeup tanks, moisture separator reheaters, and any other equipment for which the contract(s) with the Subcontractor is for an amount in excess of [**] or that Owner and Contractor agree shall be designated as Major Equipment.

“Major Equipment Purchase Order” has the meaning set forth in Section 3.7(c)(i).

“Major Equipment Vendor” has the meaning set forth in Section 3.7(c)(i).

"Major Subcontract" means a contract with a Major Subcontractor.

"Major Subcontractor" means the Subcontractors (or category of Subcontractors) identified on Exhibit P-1. For the avoidance of doubt, Major Subcontractors may include, but are not limited to, suppliers of Major Equipment.

"Mandatory Spare Parts" means those items to be identified in Exhibit A as Mandatory Spare Parts and required to support initial plant startup and to perform routine maintenance of the Equipment during the first two (2) years of plant operation.

[**]

"Member" has the meaning set forth in Section 27.5(b).

"Milestone" means an event or series of events in the execution of the Work as set forth in Exhibit F-1.

"Milestone Payment" means the payment due with respect to a completed Milestone.

"Milestone Payment Schedule" means the Milestone Payment Schedule set forth in Exhibit F-1.

"Net Unit Electrical Output" means the electrical power of the Unit measured at the high side of the step-up transformer, with the conditions as stated in Exhibit L.

"Net Unit Electrical Output Guarantee" has the meaning set forth in Section 11.6.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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"Net Unit Electrical Output Test" has the meaning set forth in Section 11.5(b).

"NRC" means the U.S. Nuclear Regulatory Commission and its staff.

[**]

"Nuclear Fuel" means fabricated nuclear fuel and services meeting the principal design requirements referenced in the DCD.

"Nuclear Incident" means any occurrence that causes bodily injury, sickness, disease or death, or loss of or damage to property, or loss of use of property, arising out of or resulting from the radioactive, toxic, explosive, or other hazardous properties of source material, special nuclear material, or by-product material which is used in connection with the operation of the Facility. "Source material", "special nuclear material", and "by-product material", as applicable to this Agreement shall have those meanings assigned by the AEA.

"NuStart" means NuStart Energy Development, LLC.

"OCIP" has the meaning set forth in Section 16.2(a).

"Operating Procedures" means the procedures, written or electronic, required to operate the AP1000 Nuclear Power Plant under normal, abnormal, emergency, shutdown, or startup conditions.

[**]

"Operator" means Operator of a Unit and/or the Facility, it being understood that Contractor shall not be deemed to be the Operator of a Unit and/or the Facility under any circumstances.

"Optional Spare Parts" means those items that may be required to perform major maintenance of the Equipment, such as periodic overhaul, or that could fail based on industry experience and for which replacement parts may require longer lead times to obtain from the original equipment manufacturers.

"OSHA" has the meaning set forth in Section 23.3.

"OSHA Standards" has the meaning set forth in Section 23.3(b).

[**]

"Owner" has the meaning set forth in the opening paragraph of this Agreement.

[**]

[**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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"Owner Permits" means the Government Approvals identified as Owner Permits in Exhibit C.

[**]

"Owner's Project Director" means the Person who Owner designates in writing to act on behalf of Owner under this Agreement.

[**]

"Party" and "Parties" has the meaning set forth in the opening paragraph of this Agreement.

"Payment Plan" has the meaning set forth in Section 8.1(a).

[**]

[**]

[**]

"Performance Test" means the tests conducted as provided in Section 11.5.

"Person" means any individual, corporation, company, partnership, joint venture, association, trust, unincorporated organization or Government Authority.

"Personnel" means, with respect to a Person, such Person's employees, officers, directors, agents, personnel, representatives, subcontractors of any tier (including, for Contractor, its Subcontractors), vendors and any other third party independent contractors with whom such Person has contracted.

"Phase I" means the portion of the Work described in Section 3.2(a).

"Phase II" means the portion of the Work described in Section 3.2(b).

"PQAP" has the meaning set forth in Section 5.1(a).

"PQAPIP" has the meaning set forth in Section 5.1(a).

"Preoperational Test Completion" has the meaning set forth in Section 12.2(b).

"Preoperational Test Group" has the meaning set forth in Section 11.3(b).

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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"Preoperational Tests" means the tests conducted as provided in Section 11.3.

"Price Adjustment Provisions" means the terms set forth in Article 7 and Exhibit J.

[**]

[**]

[**]

"Project Execution Plan" means the plan to be developed by Contractor and approved by Owner as provided in Section 3.5(h) setting forth the processes and procedures that shall enable the Work to be managed in an effective and efficient manner and in accordance with the requirements of this Agreement.

"Project Schedule" means the schedule of key dates for completion of the Work as set forth in Exhibit E.

"Proprietary Data" means the terms of this Agreement and any and all information, data, software, matter or thing of a secret, confidential or private nature relating to the business of the disclosing Party or its Affiliates, including matters of a technical nature (such as know-how, processes, data and techniques), matters of a business nature (such as information about costs, profits, markets, sales, customers, suppliers, the Parties' contractual dealings with each other and the projects that are the subject-matter thereof), matters of a proprietary nature (such as information about patents, patent applications, copyrights, trade secrets and trademarks), other information of a similar nature, and any other information which has been derived from the foregoing information by the receiving Party; provided, however, that Proprietary Data shall not include information which: (a) is legally in possession of the receiving Party prior to receipt thereof from the other Party; (b) the receiving Party can show by suitable evidence to have been independently developed by the receiving Party or its employees, consultants, affiliates or agents; (c) enters the public domain through no fault of the receiving Party or others within its control; (d) is disclosed to the receiving Party, without restriction or breach of an obligation of confidentiality to the disclosing Party or (e) is legally required to be disclosed; provided that the receiving Party subject to such a requirement uses its reasonable best efforts to notify the other Party of any request or subpoena for the production of any Proprietary Data and provides such Party with an opportunity to resist such a request or subpoena.

[**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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"Quality Assurance Program" has the meaning set forth in Section 5.1(a).

"Ready for Performance Test Date" has the meaning set forth in Section 11.5(c).

"Ready for Startup Test Date" has the meaning set forth in Section 11.4(c).

"Recipient" has the meaning set forth in Section 19.2(c)(i).

[**]

"Sales Tax" means any sales, use or similar tax imposed on Contractor, any Subcontractor or Owner with respect to the Work by any Government Authority.

"Santee Cooper" has the meaning set forth in the opening paragraph of this Agreement.

"SCE&G" has the meaning set forth in the opening paragraph of this Agreement.

"Scope of Work" means the scope of work and supply and division of responsibilities between Owner and Contractor set forth in Exhibit A.

"Screening Measures" has the meaning set forth in Section 24.1.

"Services" means all labor, transportation, packaging, storage, designing, drawing, creating, engineering, demolition, Site preparation, manufacturing, construction, commissioning, installation, testing, equipping, verification, training, procurement, Documentation, licenses to intellectual property or otherwise and other work, services and actions (including pursuant to any warranty obligations) to be performed by Contractor hereunder (whether at the Site or otherwise) in connection with, or relating to, the Facility (or any component thereof, including any Equipment).

"Services Warranty" has the meaning set forth in Section 14.2.

"Services Warranty Period" has the meaning set forth in Section 14.2.

[**]

"Shaw" means The Shaw Group, Inc.

"Site" means the premises (or portion thereof) owned or leased by Owner on which the Facility shall be located, and including any construction laydown areas, as more specifically described in Exhibit R.

"Software" has the meaning set forth in Exhibit M.

"Specifications" means the design specifications and drawings, and changes thereto, prepared by Contractor or its Subcontractors for the design, engineering and construction of the Facility.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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"SSDs" has the meaning set forth in Section 19.3(b)(viii).

"Standard Equipment Warranty Period" has the meaning set forth in Section 14.1(a)(ii).

"Standard Plant" means the plant design features and buildings or structures in the scope of the AP1000 Nuclear Power Plant certification as shown in the DCD Site Plan, Figure 1.2-2.

"Startup Test Completion" has the meaning set forth in Section 12.3(b).

"Startup Test Group" has the meaning set forth in Section 11.4(b).

"Startup Tests" means the tests conducted as provided in Section 11.4.

"Stone & Webster" has the meaning set forth in the opening paragraph of this Agreement.

[**]

"Subcontract" means any contract, purchase order or other writing between Contractor and any Subcontractor under which the Subcontractor performs or provides any portion of the Work.

"Subcontractor" means (a) any Person other than Contractor performing or providing any portion of the Work, whether hired directly by Contractor or by a Person hired by Contractor and including every tier of subcontractors, sub-subcontractors and so forth, and (b) any Person providing or supplying all or a portion of the equipment or materials and supplies required by any Person performing or providing any portion of the Work to perform or provide the Work, whether or not incorporated into the Facility, including, any materialman, vendor or supplier, whether hired directly by Contractor or by a Person hired by Contractor and including every tier of subcontractors, sub-subcontractors and so forth.

"Substantial Completion" means that a Unit shall have achieved all the conditions set forth in Section 12.4.

"Substantial Completion Date" means the date on which Substantial Completion has occurred.

[**]

[**]

[**]

"Taxes" means all present and future license, documentation, recording and registration fees, all taxes (including income, gross receipts, unincorporated business income, payroll, sales, use, personal property (tangible and intangible), real estate, excise and stamp taxes), levies, imports, duties, assessments, fees (customs or otherwise), charges and withholdings of any nature whatsoever, and all penalties, fines, additions to tax, and interest imposed by any Government Authority.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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"Technical Support" includes providing qualified manpower and furnishing of technical guidance, advice and counsel with respect to Owner or its Personnel at the Site, and includes recommending a course of action with respect to Owner's operation of a Unit or the Facility based upon current design, engineering, construction and testing practices, but does not include or require any supervision, regulation, control, arbitration or measurement of Owner's Personnel.

[**]

"Third Party Claim" means any claim, demand or cause of action of every kind and character by any Person other than Owner or Contractor.

[**]

[**]

[**]

[**]

"Toshiba" means Toshiba Corporation.

"Turnover" has the meaning set forth in Section 12.1(a).

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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"Uncontrollable Circumstance" means any event or condition beyond the reasonable control of a Party despite its reasonable efforts to prevent, avoid, delay or mitigate such acts, events or occurrences, which prevents, impacts or delays a Party from performing its obligations under this Agreement, including but not limited to the following:

(a) An act of God, including landslide, lightning, earthquake, fire, explosion, storm, flood, unusual or severe weather conditions, including hurricanes, tornadoes; and any precautionary actions taken in connection therewith;

(b) Acts of a public enemy, war, blockade, embargo, insurrection, riot or civil disturbance, sabotage or similar occurrence or any exercise of the power of eminent domain, police power, any act of terrorism, epidemic, condemnation or other taking by or on behalf of any public, quasi-public or private entity; any strike or other concerted labor actions; and any precautionary action or evacuation taken in connection with any of the foregoing;

(c) The suspension, termination, interruption, denial, delay in obtaining or failure of renewal or issuance of any Government Approval relating in any way to the Work or operation of the Facility that is not the result of willful or negligent action by the Party claiming the Uncontrollable Circumstance;

(d) An order or other action by a Government Authority[**];

(e) [**]; or

(f) [**].

[**]

"Unit" means each AP1000 Nuclear Power Plant to be constructed hereunder at the Site. "First Unit" or "Unit 2" refers to the first such Unit to be constructed and "Second Unit" or "Unit 3" refers to the second such Unit to be constructed.

[**]

"Unit Mechanical Completion" has the meaning set forth in Section 12.2(a).

"Warranties" means the obligations of Contractor under Article 14.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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"Warranty" refers to either the Equipment Warranty or the Services Warranty, as the case may be.

"Warranty Period" means [**].

"Westinghouse" has the meaning set forth in the opening paragraph of this Agreement.

[**]

"Whistleblower Provisions" has the meaning set forth in Section 24.4.

"Witness Point" means a critical step in a manufacturing or testing process that is subject to witnessing by Owner or its authorized representative in accordance with the procedures set forth in Section 5.6.

"Work" means the supervision, labor, Services, material, equipment, tools, vehicles, transportation, storage, design, engineering, procurement, site preparation, construction, installation, equipping, testing, and other things and actions to be supplied by or through Contractor necessary to furnish and install the Facility at the Site consistent with Contractor's Scope of Work and necessary to bring the Unit(s) to Final Completion subject to and in accordance with the terms of this Agreement.

ARTICLE 2 – INTERPRETATION

A. Titles, headings, and subheadings of the various articles and paragraphs of this Agreement are used for convenience only and shall not be deemed to be a part thereof or be taken into consideration in the interpretation or construction of this Agreement.

B. Words importing the singular only shall also include the plural and vice versa where the context requires. Words in the masculine gender shall be deemed to include the feminine gender and vice versa.

C. Unless the context otherwise requires, any reference to a document shall mean such document as amended, supplemented or otherwise modified and in effect from time to time.

D. Unless otherwise stated, any reference to a party shall include its successors and permitted assigns, and any reference to a Government Authority shall include any entity succeeding to its functions.

E. Wherever a provision is made in this Agreement for the giving of notice, consent or approval by any person, such notice, consent or approval shall be in writing, and the word "notify" shall be construed accordingly.

F. This Agreement and the documentation to be supplied hereunder shall be in the English language.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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G. Unless the context requires otherwise, with regard to general oversight of the Work, review of the drawings and Specifications and other documents, access to the Site and Work and other similar rights of Owner, the term Owner shall mean the Owner's Project Director or his designee. Unless the context requires otherwise any reference contained herein to this Agreement or any other agreement or any schedule, Exhibit or attachment hereto or thereto shall mean this Agreement or such other agreement or such schedules, Exhibits and attachments, as they may be amended or supplemented, unless otherwise stated.

H. Words and abbreviations not otherwise defined in this Agreement which have well-known nuclear industry meanings in the United States are used in this Agreement in accordance with those recognized meanings.

I. Neither Contractor nor Owner shall assert or claim a presumption disfavoring the other by virtue of the fact that this Agreement was drafted primarily by legal counsel for the other, and this Agreement shall be construed as if drafted jointly by Owner and Contractor and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

J. In the event the due date for any payment falls on a day that is not a Business Day, payment shall be due on the next Business Day.

ARTICLE 3 – SCOPE OF WORK

3.1 General. Contractor shall perform the Work identified as Contractor's responsibility in the Scope of Work (Exhibit A). The Work shall be performed in two phases, as more fully described in Section 3.2. Owner, as licensee under the COL, shall be ultimately responsible for the execution of all obligations and responsibilities under such COL; provided, however, that the Parties agree and acknowledge that Owner’s responsibility under the COL does not relieve Contractor of any its obligations and responsibilities in the performance of Contractor’s Work under the Agreement as described more fully herein.

3.2 Phases of the Work.

(a) Phase I. Phase I of the Work shall consist of Contractor's engineering support and other services required by Owner to support Owner's licensing efforts for the Facility (including receipt of approvals from the Public Service Commission of the State of South Carolina), continuation of design work (other than design work performed under the NuStart program), project management, engineering and administrative support to procure long lead time Equipment, the procurement of long lead time Equipment, construction mobilization and Site preparation work, all as more specifically described in Exhibit A. Phase I shall commence upon the Effective Date and shall continue until the earlier of issuance of the Full Notice to Proceed or termination of this Agreement in accordance with Article 22; provided, however, that Phase I Site Work must be authorized by Owner pursuant to one or more Limited Notices to Proceed. By mutual agreement of the Parties as set forth in a Change Order issued pursuant to Article 9, additional Site Work identified as part of Phase II in the Scope of Work may be moved to Phase I and authorized by Owner to proceed by means of an additional Limited Notice to Proceed. In the event that any Phase I Work that was commenced under separate

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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purchase orders between Owner and one or both of the Consortium Members (the "Purchase Orders") remains to be completed as of the Effective Date, then as of June 1, 2008, the Purchase Orders shall be terminated and the remaining work thereunder will be subsumed by this Agreement.

(b) Phase II. Phase II of the Work shall consist of the remainder of the Work as described in Exhibit A, to commence upon issuance of a notice (the "Full Notice to Proceed") and to continue until Final Completion unless the Agreement is earlier terminated in accordance with Article 22. The Parties acknowledge that the Full Notice to Proceed will not be issued unless and until the COL is received.

3.3 Project Schedule.

(a) A Project Schedule is attached to this Agreement as Exhibit E. The Project Schedule includes milestones for key activities, such as the placement of orders for long lead-time Equipment. Contractor shall update the Project Schedule quarterly prior to the commencement of on-Site construction work and monthly thereafter to reflect the most current information concerning the scheduled Milestones and provide the updated Project Schedule to Owner for its review and comment. [**] Subject to the preceding sentences, Changes to the Guaranteed Substantial Completion date(s) shall be in accordance with Article 9 of this Agreement.

(b) If Owner desires to cancel the Second Unit, it shall provide written notice of such intent to Contractor on or before[**]. The Guaranteed Substantial Completion Dates of the First Unit and Second Unit are [**]. The nuclear island concrete basemat shall be poured prior to [**] on both Units. The Guaranteed Substantial Completion Dates are based on a Full Notice to Proceed being received no later than [**] the Guaranteed Substantial Completion Date for the First Unit, at which time first safety-related concrete must be placed. Prior to placing the first safety-related concrete, preparatory work, including the mud mat and rebar placement must be performed. Should the NRC review schedule for the COLA not support this schedule, Contractor shall be entitled to a Change Order pursuant to Article 9. In preparing such Change Order, the Parties will work toward the goal of maintaining the Guaranteed Substantial Completion Dates as stated above.

3.4 Not Used.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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3.5 Contractor Responsibilities.

(a) Industry Standards. Subject to Article 9, Contractor shall perform and complete its obligations under this Agreement in accordance with applicable Laws, this Agreement, Industry Codes and Standards, and Good Industry Practices. In the event of any conflict between any of the authorities in the foregoing sentence, applicable Laws shall control over the terms of this Agreement, Good Industry Practices and Industry Codes and Standards; the terms of this Agreement shall control over Good Industry Practices and Industry Codes and Standards; and Industry Codes and Standards shall control over Good Industry Practices.

(b) Contractor's Key Personnel. Exhibit B contains a chart of Contractor's intended organization for its performance under this Agreement, including those positions to be designated as "key" management for the performance of the Work. For such key management positions, Contractor shall provide Owner with the resumes of the persons filling such positions for Owner's approval, which shall not be unreasonably withheld. Once Owner has approved any such person, Contractor shall not remove such person for its key management position described in Exhibit B without Owner's consent, which shall not be unreasonably withheld. If at any time during the performance of the Work, any of Contractor's personnel becomes, for any reason, unacceptable to Owner, then, upon notice from Owner, Contractor shall replace such unacceptable individual with an individual reasonably acceptable to Owner. Contractor's Project Director shall act as Contractor's liaison with Owner and shall have the authority to administer and manage this Agreement on behalf of Contractor, subject to any limitations on such authority notified by Contractor to Owner in writing.

(c) AP1000 Facility Information. The AP1000 Facility Information shall be controlled and maintained by Contractor for such period of time as is required pursuant to Contractor's Quality Assurance Program or, for information not covered by such Quality Assurance Program in accordance with Contractor’s document retention procedures. The AP1000 Facility Information shall contain Facility deliverable documents and information, either directly or by reference. A means to access and print out documentation and information in the AP1000 Facility Information shall be made available to Owner through an information management system. Documentation required to be provided to Owner as set forth in Exhibit A shall be provided in accordance with the Project Schedule.

(d) Control of Work. Contractor shall be solely responsible for all construction means, methods, techniques, sequences, procedures, safety and quality assurance, and quality control programs in connection with the performance of Contractor's Work. Under the conditions stated in Section 3.1 of this Agreement, Owner, as licensee under the COL, shall be ultimately responsible for the execution of all obligations and responsibilities under such COL. As such and under this Agreement, Owner has delegated to Contractor the overall control and implementation of all aspects of the Work. Accordingly, Contractor will develop a Project Execution Plan as provided in Section 3.5(h) which will identify all necessary interfaces between Contractor and Owner to assure that each Party can adequately fulfill its respective responsibilities under this Agreement and the applicable regulatory requirements.

(e) Emergencies. In the event of any emergency endangering life or property, Contractor shall take all actions as may be reasonable and necessary to prevent, avoid or mitigate

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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injury, damage or loss and shall promptly report each such emergency, and Contractor's responses thereto, to Owner. In any event, Contractor shall use commercially reasonable efforts to report an emergency to Owner in sufficient time to allow Owner to make any required reports to any Government Authority in accordance with applicable Laws.

(f) Office Facilities. During construction, Contractor shall provide Owner with office facilities on the Site as specified in Exhibit A.

(g) Periodic Reports and Meetings.

(i) Status Report. On a monthly basis, Contractor shall submit to Owner a written status report covering the prior month. The report shall be prepared in a format reasonably acceptable to Owner[**]. The report also shall include (w) a description of the progress of the Work, (x) a statement of any significant issues which remain unresolved and Contractor's recommendations for resolving the same, (y) a summary of any significant Facility events which are scheduled or expected to occur during the following interval, and (z) additional information reasonably requested by Owner. The monthly report may be delivered electronically.

(ii) Attendance and Participation. From the Effective Date until Final Completion, Contractor shall attend and participate in regular meetings with Owner which shall occur monthly (or upon such other interval as the Parties agree) for the purpose of discussing the status of the Work and anticipating and resolving any problems. Such meetings may be held by conference call or video conference. Contractor shall prepare and promptly deliver to Owner written minutes of each meeting, to which Owner shall respond in writing within a reasonable time if it has any comments.

(iii) Schedule Requirements; Updates. Contractor shall prepare and make available to Owner following the Effective Date, at the Site or such other location mutually agreed upon by the Parties, a current Project Schedule depicting critical path activities and illustrating the progress which has been made on the Work against such schedule, including critical path activities interconnected by schedule logistics, for Owner's review and comment. Unless otherwise mutually agreed upon by the Parties, Contractor shall revise and update the Project Schedule quarterly prior to the commencement of on-Site construction work and monthly thereafter and shall provide a copy to Owner, which may be provided electronically; provided, however, that the Guaranteed Substantial Completion Dates for the Units shall not be revised other than pursuant to Article 9. Portions of the schedule may be updated weekly to provide information necessary to support weekly invoices (if applicable). Such partial updates shall not be deemed to imply an update to the entire Project Schedule.

(h) Within sixty (60) Days following the Effective Date, Contractor shall provide a Project Execution Plan as described in Exhibit D to Owner for its review and approval.

(i) Contractor shall provide Owner with documentation to support Owner's compliance with Federal Energy Regulatory Commission and South Carolina Public Service

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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Commission cost reporting requirements. The detailed process to provide this documentation shall be included in the Project Execution Plan, using the guidelines provided in Exhibit H.

3.6 Owner's Responsibilities. Owner shall perform the responsibilities set forth in this Article and elsewhere in this Agreement, including Exhibit A, at its own expense and at those times as may be required by this Agreement for the successful completion of the Work in accordance with the Project Schedule.

(a) Appointment of Agent. Santee Cooper has appointed SCE&G as its agent pursuant to the Limited Agency Agreement, which is attached hereto as Exhibit V, for all purposes under this Agreement, with the power and authority to bind Santee Cooper to its obligations herein, subject to the limitations specifically set forth in the Limited Agency Agreement. Owner shall notify Contractor promptly in writing if there is any change in the limits of SCE&G's authority set forth in the Limited Agency Agreement. Contractor shall have the right to rely on any representation by SCE&G that it has the authority to act on behalf of Santee Cooper with respect to any and all matters pertaining to this Agreement, except with respect to those matters where Santee Cooper’s prior written consent is required under the Limited Agency Agreement. With respect to those matters set forth in the Limited Agency Agreement, where Santee Cooper’s prior written consent is required, SCE&G shall provide Contractor with evidence of Santee Cooper's written consent to any actions taken by SCE&G in connection with such matters.

(b) Owner's Representative. Owner shall appoint Owner's Project Director (and shall have the right to appoint any successor or replacement Project Director) with whom Contractor may consult at all reasonable times, and whose instructions, requests and decisions shall be binding upon Owner as to all matters pertaining to this Agreement.

(c) Access. From and after the time the Project Schedule indicates that Contractor is required to have access to the Site, Owner shall provide Contractor, at no additional cost to Contractor, rights of access to such portions of the Site as Contractor may reasonably require for the construction of the Facility and for Contractor's office, warehouse, shop buildings, welding facilities, Contractor's equipment storage, laydown area, and employee parking. Owner shall cooperate with Contractor so as to minimize disruption by Owner of Contractor's performance of the Work, and Contractor shall cooperate with Owner so as to minimize disruption of operation of the Units and the existing unit at the Site.

(d) Site Conditions and Site Parameters. Owner is responsible for all investigations required to determine the suitability of the Site for the Facility. This information has been furnished to Contractor. [**] Any subsurface or other site conditions subsequently discovered at the Site or changes in the Site parameters that do not conform to the information provided by Owner or were not evident or readily discernible upon Contractor's inspection shall entitle Contractor to a Change Order pursuant to Article 9.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(e) Utilities, Consumables and Services. Owner shall provide the electrical interconnect for power to be exported from the Facility at the interconnection points identified or to be identified in Exhibit A. The Scope of Work specifies the division of responsibilities between Owner and Contractor for utilities during construction and for the supply of certain consumables and services by Owner during construction and testing of the Facility. All such items to be supplied by Owner shall be supplied at the times required pursuant to the Project Schedule. Owner shall provide all Nuclear Fuel.

(f) Spare Parts.

(i) Mandatory Spare Parts. Within eighteen (18) months after finalization of the AP1000 Nuclear Power Plant design as specified in the then current Project Schedule, Contractor shall provide Owner with a list of spare parts for the Facility referred to as "Mandatory Spare Parts." The Parties shall determine a mutually agreeable price for such Mandatory Spare Parts, an estimate for which has been provided in Exhibit H. Mandatory Spare Parts will be provided on a [**] unless otherwise agreed by the Parties. As part of Contractor's Scope of Work, Contractor shall provide such Mandatory Spare Parts to Owner by the completion of the Startup Tests or as otherwise agreed to in the Project Schedule. All of the foregoing spare parts shall be considered to be parts supplied to Owner under this Agreement, and title thereto shall pass to Owner in accordance with Section 21.1. During the Warranty Period, Owner shall use commercially reasonable efforts to maintain an inventory of spare parts equivalent to the Mandatory Spare Parts and shall make such spare parts available to Contractor.

(ii) Optional Spare Parts. Within eighteen (18) months after finalization of the AP1000 Nuclear Power Plant design as specified in the then current Project Schedule, Contractor shall provide Owner with a list of Optional Spare Parts that are recommended by Contractor and vendors of Equipment comprising the Facility. At least two (2) years prior to the scheduled completion of the Startup Tests or as otherwise agreed to in the Project Schedule, Owner shall identify to Contractor the Optional Spare Parts which Owner wants Contractor to procure. Contractor shall be entitled to a Change Order pursuant to Article 9 to cover the additional costs of such Optional Spare Parts. Owner shall make such procured Optional Spare Parts available to Contractor for use during its performance of the Work (as supplements for the Mandatory Spare Parts procured by Contractor pursuant to Section 3.6(f)(i)).

(iii) Use and Replacement of Spare Parts. Contractor shall have the right to use spare parts that are in Owner's inventory specifically during the performance of the Work or to remedy a Warranty item[**]. Contractor shall coordinate with Owner concerning the delivery and storage of spare parts.

(g) Operation and Maintenance Staff. For those activities supported and/or conducted by Owner under Articles 11 "Testing" and 12 "Stages of Completion", Owner shall provide fully trained and qualified operation and maintenance personnel for testing and operation

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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and maintenance of a Unit or the Facility consistent with Contractor's requirements as determined during Phase I and as set forth upon such determination in Exhibit A. If as a result of circumstances encountered during testing, Contractor determines that additional operation and maintenance personnel are needed (and provided that such determination has been made in accordance with Good Industry Practices), Contractor shall have the right to require that additional operation and maintenance personnel be provided by Owner upon reasonable advance notice to, and following discussions with, Owner.

(h) Job Site Rules. From the Effective Date until Final Completion of the Second Unit (or if there is no Second Unit, the First Unit), each Party, its representatives and agents shall abide by the Site safety rules promulgated by the other Party.

3.7 Subcontractors.

(a) Selection of Subcontractors. Contractor shall have the right to have portions of the Work performed by Subcontractors. Subcontractors designated as Major Subcontractors are identified in Exhibit P-1. After the Effective Date, Contractor shall provide periodic updates to the Exhibit P-1 list and shall submit the updated list to Owner for review. Owner shall identify to Contractor any added Major Subcontractors that are unacceptable to Owner and provide to Contractor a reasonable basis for Owner's rejection of any such added Major Subcontractors. Exhibit P-2 contains a list of potential Subcontractors that may be used for Site construction and related field services. Contractor shall work proactively with Owner to choose acceptable Subcontractors for performance of the Work that is not part of the Standard Plant. In the event Contractor desires to use any Subcontractors that are not listed in Exhibit P-2 to conduct its Scope of Work on Owner's property with respect to both the Standard Plant and on work that is not part of the Standard Plant, Contractor shall notify Owner and, within five (5) Business Days of such notice, Owner shall notify Contractor if such proposed Subcontractor is not acceptable to Owner (such acceptance not to be unreasonably withheld). If Owner rejects any such selected Subcontractor and the use of a different Subcontractor would affect Contractor's costs for performance of the Work or the Project Schedule, Contractor shall be entitled to a Change Order pursuant to Article 9. If, however, Owner fails to provide such notice to Contractor within the five (5) Business Day period, then Owner shall be deemed to have approved such proposed Subcontractor. Subject to the prior provisions of this Section 3.7(a) with respect to Major Subcontractors, Contractor is not obligated to consult with Owner on its selection of Subcontractors not working on Owner's property. Owner shall have the right to recommend additions to Exhibit P-1 and P-2 from time to time, subject to Contractor's approval. Contractor shall be responsible for the actions and omissions of all Subcontractors.

(b) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

(c) [**]

(i) [**]

(ii) [**]

(iii) [**]

(iv) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

(d) [**]

(i) [**]

(ii) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

(e) [**]

(f) Subcontract Terms. Contractor shall use commercially reasonable efforts to include in each Major Equipment Purchase Order provisions in substantially the following form for the protection of Owner. If Contractor is unable to obtain such agreement in advance from a Major Equipment Vendor, it shall promptly notify Owner; however, in the event that this Agreement is terminated, Contractor shall work cooperatively with Owner to obtain the agreement of the Major Equipment Vendor to assignment of its Subcontract or the relevant portion thereof at that time. [**]

(i) [**]

(ii) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

(iii) [**]

(iv) [**]

(v) [**]

ARTICLE 4 – FACILITY LICENSES, PERMITS AND APPROVALS

4.1 Owner Permits. Owner shall be responsible for obtaining, maintaining and paying for Owner Permits (including the COL) and for all communications with any Government Authorities regarding such Government Approvals. Contractor shall provide support to Owner in connection with such Government Approvals, including making personnel available to testify at formal and informal government proceedings, and providing all documents and information reasonably requested by Owner, including review and comment to sections prepared by others, and any amendments thereto, to address formal NRC licensing questions on a schedule that supports the Project Schedule and licensing support services. Contractor shall be compensated for such services on a [**]. Owner shall provide as much advance notice as practical for the testimony of Contractor's Personnel at proceedings before

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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Government Authorities. Contractor provides no assurance or guarantee that the COL or any other Owner Permit required to be obtained by Owner shall be obtained by Owner.

4.2 Contractor Permits. Contractor shall be responsible for obtaining, maintaining and paying for the Contractor Permits. Owner shall provide Contractor reasonable cooperation and assistance in obtaining and maintaining Contractor Permits.

4.3 ITAACs.

(a) Contractor shall be responsible for those ITAACs associated with each Unit as are set forth in the Design Control Document. Any new or additional ITAAC, or any changes or modification to the ITAAC contained in the Design Control Document that Owner proposes be added to Contractor's Scope of Work shall be subject to agreement by Contractor and Owner pursuant to Section 9.1(a) and, upon such agreement, shall entitle Contractor to a Change Order pursuant to Article 9.

(b) Contractor shall be responsible for conducting, or causing to be conducted the inspections, tests and analyses associated with each Unit's ITAAC within Contractor's Scope of Work. Upon completion of such inspections, tests and analyses, Contractor shall be responsible for preparing and delivering to Owner the Documentation or other deliverables to demonstrate and confirm that the related acceptance criteria associated with such inspections, tests and analyses as applicable to each Unit within Contractor's Scope of Work have been met.

ARTICLE 5 – QUALITY ASSURANCE

5.1 Quality Assurance.

(a) Contractor has sole responsibility for the quality assurance and quality control of the Work. Contractor has provided to Owner its quality assurance program consisting of each Consortium Member’s Quality Assurance Program that has been approved by the NRC (“Quality Assurance Program”). The Quality Assurance Program and any changes thereto shall meet the requirement of 10 C.F.R. Part 50, Appendix B and ASME NQA-1 – 1994 and be accepted by the NRC and accepted by Owner. Contractor’s Quality Assurance Program is subject to review and audit by Owner for compliance with 10 C.F.R. Part 50 Appendix B and ASME NQA-1 - 1994. Contractor has prepared AP1000 Project-specific clarifications and modifications with respect to the Quality Assurance Program and has set forth such items in the Project Quality Assurance Program Interface Plan (“PQAPIP”). The PQAPIP will be included in the Project Execution Plan and shall be delivered to Owner for its review and approval. Owner's review and acceptance of the PQAPIP shall not relieve Contractor from its obligations to comply with the requirements of this Agreement and 10 C.F.R. Part 50, Appendix B. The Quality Assurance Program and the PQAPIP will collectively be the “Project Quality Assurance Program” or “PQAP”. Contractor shall provide Owner with five (5) copies of the PQAP and Quality Assurance Program or make them available electronically. Contractor shall follow the PQAP throughout its performance of the Work. The PQAP and associated policies and procedures shall address Contractor’s Scope of Work, including, without limitation, systems, structures and components in a manner consistent with their classification with respect to their importance to nuclear safety (i.e., safety related, important to safety, non-safety related) or their

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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importance to the capacity, operability and reliability of the Facility as classified in the DCD. The PQAP shall support Owner's compliance with 10 C.F.R. Part 50, Appendix B and ASME NQA-1 – 1994 and shall be subject to review and audit by the Owner at the Owner's request. For purposes of the American Society of Mechanical Engineers (ASME) Code, Contractor shall be designated as Owner’s agent.

(b) Subcontractor Quality Assurance. In accordance with the PQAP, Contractor shall also require Major Subcontractors to establish, implement and maintain appropriate quality assurance programs (which may either be the PQAP or such other quality assurance program capable of being audited to the requirements of the PQAP) for their respective portions of the Work consistent with the nuclear safety quality classification of their portion of the Work. Such programs shall be made available for review by Owner. Major Subcontractor audit reports shall be made available for review by Owner or its authorized representative. At its own cost, Owner or its authorized representative may participate in scheduled audits of Subcontractors performed by Contractor.

5.2 Reporting of Defects, Noncompliance, Failures and Breakdowns of QA Programs. Contractor shall comply with the provisions of 10 C.F.R. Part 21, "Reporting of Defects and Noncompliance," and 10 C.F.R. Part 50.55, "Conditions of construction permits, early site permits, combined license, and manufacturing licenses," in the performance of its obligations under this Agreement. Without limiting the foregoing, Contractor shall act as the "dedicating entity," as defined in 10 C.F.R. § 21.3 and 10 C.F.R. § 50.55(e)(1), and comply with the requirements of 10 C.F.R. § 21.21(c) and 10 C.F.R. § 50.55(e)(4). Contractor shall comply with the posting requirements of 10 C.F.R. § 21.6 and 10 C.F.R. § 50.55 at the Site and shall permit, and cause each Subcontractor to permit, the NRC to inspect records, premises, activities and basic components as necessary to accomplish the purposes of 10 C.F.R. Part 21, including permitting the NRC the opportunity to inspect records pertaining to basic components that relate to the identification and evaluation of deviations, and the reporting of defects and failures to comply, including any advice given to purchasers or licensees on the placement, erection, installation, operation, maintenance, modification, or inspection of a basic component. Contractor shall comply with the provisions of 10 C.F.R. § 50.55(e)(1)(iii)(C) for reporting any significant breakdown in any portion of the Contractor's or Subcontractor's quality assurance program conducted under the requirements of Appendix B to 10 C.F.R. Part 50 which could have produced a defect in a basic component. Contractor shall require in each contract with its first tier Subcontractors to perform any of the Services or to furnish any Equipment, at the Site or elsewhere, and that are subject to the provisions of 10 C.F.R. Part 21 and 10 C.F.R. 50.55, that such Subcontractor shall comply with the provisions of 10 C.F.R. Part 21 and 10 C.F.R. Part 50.55. Additionally, Contractor shall require that each Subcontractor include in each contract with its first tier Subcontractors to perform any of the Services or to furnish any Equipment, at the Site or elsewhere, and that are subject to the provisions of 10 C.F.R. Part 21 and 10 C.F.R. Part 50.55 a provision stating that such Subcontractor shall comply with the provisions of 10 C.F.R. Part 21 and 10 C.F.R. Part 50.55. Contractor shall, and shall require that each of its first tier Subcontractors, provide Owner with copies of all notices and other documentation that Contractor or such Subcontractor, as applicable, may disclose to the NRC pursuant to 10 C.F.R. Part 21 or 10 C.F.R. Part 50.55 concurrently with such disclosure to the NRC (or, if concurrent disclosure is not practical, as soon as reasonably practicable following such disclosure).

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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Additionally, each Subcontractor shall require that each of its first tier Subcontractors provide Owner with copies of all notices and other documentation that such Subcontractor or its Subcontractors, as applicable, may disclose to the NRC pursuant to 10 C.F.R. Part 21 or 10 C.F.R. Part 50.55 concurrently with such disclosure to the NRC (or, if concurrent disclosure is not practical, as soon as reasonably practicable following such disclosure).

5.3 Quality Control and Inspection Activities. Contractor shall be responsible to perform the quality control and inspection activities in accordance with the PQAP. The quality control and inspection activities shall be consistent with the nuclear safety quality classification of the system, structure or component under evaluation. The Persons performing quality assurance and control functions for Contractor shall have sufficient authority and organizational freedom to identify quality problems; to initiate, recommend, or provide solutions; and to verify implementation of solutions. Such Persons performing quality assurance and control functions shall report to a management level such that this required authority and organizational freedom, including sufficient independence from cost and schedule when opposed to safety considerations, are provided.

5.4 Access and Auditing at Contractor Facilities. Contractor shall provide Owner and its authorized representatives with reasonable access during normal working hours to the Work at Contractor's facilities, and all pertinent documentation relating to the Work, for observation and inspection, including auditing of activities for conformance with the requirements of the PQAP and all requirements of this Agreement. Inspections and audits of Contractor shall be coordinated with Contractor.

5.5 Access and Audits at Subcontractors' Facilities. Contractor shall include in its Subcontracts with Major Subcontractors the right of Owner to have access to such Subcontractors' facilities as follows. During working hours, Owner and its authorized representatives shall have the right of access to Contractor's and Major Subcontractors' premises and working facilities for quality assurance and quality control activities. Contractor shall provide Owner and its authorized representatives with necessary information and assistance to carry out Owner's quality assurance and quality control activities. Quality assurance and quality control activities at Major Subcontractors shall be limited to participation in scheduled audits and execution of Witness Points identified as the Witness Points and Hold Points in the manufacturing and fabrication plans for the Equipment, such as in-process testing and final product review for acceptance. Quality assurance and quality control activities at Major Subcontractors include activities necessary to address quality issues which may arise at sub-suppliers. In cases where Contractor incurs additional cost or delay in the Project Schedule from its Major Subcontractors due to Owner's request to perform additional quality assurance and quality control activities beyond these activities, Contractor shall be entitled to a Change pursuant to Article 9. Contractor shall implement, and require its Major Subcontractors to implement measures necessary to be taken to ensure compliance with this Agreement where such measures are identified as a result of a quality assurance audit or surveillance carried out by Owner's authorized representatives. The rights of access described above are subject to restrictions which may be identified by a Major Subcontractor related to access to proprietary information, additional costs for access beyond routine audits and Witness Points, reasons of national security or access by foreign nationals.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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5.6 Witness and Hold Points.

(a) Following the selection of a specific vendor for Equipment identified in Exhibit Q that is part of the Standard Plant and for which there are contractual Witness Points and Hold Points, Contractor shall identify the associated Witness Points and Hold Points via inclusion of the Witness Points and Hold Points in the manufacturing and fabrication plans for the Equipment. After review, Owner may identify additional Witness Points and Hold Points and Owner shall notify Contractor of any Owner-designated Witness Points or Hold Points that they shall attend. In cases where Contractor incurs additional cost or delay in the Project Schedule from its Major Subcontractors due to Owner's request to add additional Witness Points and/or Hold Points beyond those identified by Contractor, Contractor shall be entitled to a Change Order pursuant to Article 9. Contractor shall provide Owner access to or copies of these manufacturing and fabrication schedules for Equipment identified in Exhibit Q and the regular updates to these schedules, such that Owner has advance notice of approaching scheduled Witness Points and Hold Points. Owner shall be notified in writing by Contractor of Owner-designated Witness Points and Hold Points as soon as practicable but no later than [**] Business Days prior to the scheduled activity. Owner shall acknowledge the notification of Owner-designated Hold Points within [**] Business Days and indicate whether or not it intends to attend the activity that is the subject of the Hold Point.

(b) Work may proceed with and beyond Owner-designated Witness Points in the absence of Owner's or its authorized representative's participation without a written waiver. Work may not proceed with or beyond Owner-designated Hold Points without a written waiver from Owner. If proper notification has been given and Owner has responded that it intends to attend the activity that is the subject of the Owner-designated Hold Point, but Owner or its authorized representative is unavailable at the designated time, or Owner does not respond as to whether or not it intends to attend the activity that is the subject of the Owner-designated Hold Point, the work shall not proceed, Contractor shall be entitled to a Change Order pursuant to Article 9. Requests by Owner to witness tests or conduct surveillance after the scheduled point in time designated for a Witness Point or Hold Point shall be accommodated by Contractor only if technically feasible, shall entitle Contractor to a Change Order pursuant to Article 9.

(c) Witnessing of tests or other surveillance by Owner shall be at Owner's expense. If Owner performs the surveillance or elects not to perform a surveillance, such surveillance or waiver shall not relieve Contractor of its obligations under this Agreement.

(d) Any nonconformance or deviation from design requirements for the Equipment listed in Exhibit Q which results in "repair" or "accept as is" dispositions to design requirements shall be submitted to Owner for its written approval, which shall not be unreasonably withheld. Repaired and reworked items shall be re-inspected to verify conformance to the requirements specified by the disposition. A nonconformance which represents significant conditions adverse to quality submitted for Owner's approval shall include the identification of the cause of the nonconformance and the corrective action to prevent recurrence.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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5.7 Owner's Right to Inspect and Stop Work.

(a) Owner's Right to Inspect. Owner shall have the right to have its authorized representatives inspect the Work in order to assure that the Work complies with the requirements of this Agreement, including Contractor's PQAP. Inspection by Owner shall not be deemed to be supervision by Owner of Contractor and shall not relieve Contractor of any responsibility for performing the Work in accordance with this Agreement. Any acceptance or approval by Owner shall not be deemed to constitute final acceptance of same by Owner, but shall be only for the purpose of assuring that the Work complies with this Agreement. Owner may report to Contractor any unsafe or improper conditions or practices observed at the Site for action by Contractor in correction or enforcement.

(b) Defective Work. If Owner's inspection reveals any non-compliance or any other defects in any portion of Work, then Contractor shall, promptly upon its receipt of notice from Owner, take such actions as are required with respect to such defective Work in accordance with its Quality Assurance Program. If Contractor is not taking the actions required with respect to defective Work in accordance with the PQAP, Owner shall have the right to cause Contractor to take corrective action.

(c) Right to Stop Work for Cause. If Contractor fails to take corrective action for defective Work as required under Section 5.7(b), then Owner, by written order, may order Contractor to stop performance of the portion of the Work affected thereby, until the cause of such order has been eliminated. In addition, Owner, by written order, may order Contractor to stop performance if the activities of Contractor at the Site reasonably appear to Owner to cause or threaten to cause danger to life or damage to property. Contractor shall not be entitled to a Change Order for stop Work orders properly issued pursuant to the terms of this Section 5.7(c).

(d) Uncovering of Work. Prior to the commencement of the Warranty Period, in the event Owner requests that any Work be uncovered to determine whether it is deficient, Contractor shall be entitled to a Change Order pursuant to Article 9 unless the Work is found to be deficient. If the Work is found to be deficient, Contractor shall repair or replace it or take other appropriate corrective action. During the Warranty Period, the provisions of Article 14 shall apply to any Work that does not conform to the Warranties.

ARTICLE 6 – CONTRACT PRICE

6.1 Components of the Contract Price. The Contract Price is divided by Unit and by Consortium Member, as further described in Exhibit H. [**]

6.2 [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

6.3 [**]

(a) [**]

(i) [**]

(ii) [**]

(iii) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(b)           [**]

ARTICLE 7 – PRICE ADJUSTMENT PROVISIONS

The amounts payable to Contractor under this Agreement (other than the Fixed Price portion of the Contract Price) shall be subject to the Price Adjustment Provisions described in Exhibit J. [**] [**]

ARTICLE 8 – PAYMENTS

8.1 [**] Payments.

(a) Payment for [**]. Prior to the commencement of any [**], Contractor shall provide to Owner a projected payment plan[**] (the "Payment Plan", to be appended to this Agreement as Exhibit F-2). [**]Contractor shall deliver to Owner an invoice (in electronic form) [**]based on costs invoiced to Contractor or incurred by Contractor due to hours worked or otherwise during [**]. Payment shall be due in the form of an electronic transfer of funds from Owner to Contractor's account by [**]. [**]the Parties shall review the Payment Plan and the actual documented costs incurred to determine whether changes are required to the Payment Plan to account for any amounts over or under invoiced by Contractor. The Payment Plan shall be revised and resubmitted to Owner by Contractor as a result of such review. In addition, cost and schedule performance shall be evaluated on a monthly basis, the results of which shall be provided to Owner, and corrective actions shall be developed to remedy deficiencies identified by this review.

(b) Payment for [**]. Unless otherwise agreed by the Parties, billings for [**] shall be subject to the same procedures and payment processes as set forth in Section 8.1(a). [**] shall be set forth in separate invoices from invoices for the [**]. In addition, cost and schedule performance shall be evaluated on a [**], the results of which shall be provided to

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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Owner, and corrective actions shall be developed to remedy deficiencies identified by this review.

8.2 Milestone Payments. Contractor shall be paid for the portion of the Contract Price constituting the [**] in accordance with the Milestone Payment Schedule in Exhibit F-1. The applicable portion of the [**] shall be invoiced by Contractor upon the completion (or substantial completion as provided below) of each Milestone. Invoices for Milestone Payments for Major Equipment shall be issued separately from invoices for other Milestone Payments. [**] Submittal of each invoice by Contractor for a Milestone Payment shall constitute a representation by Contractor that it has performed and provided the Work required for such payment in accordance with this Agreement or otherwise covered by such invoice. Payment shall be due from Owner within [**], in each case, following receipt of the invoice. [**]

8.3 Final Payment. Upon achievement of Final Completion for each Unit, Contractor shall submit to Owner an invoice for the final Milestone Payment for such Unit and other payments due under this Agreement (the "Final Payment Invoice") which shall set forth the remaining amounts due to Contractor pursuant to this Agreement (minus any amounts that are still being held for Final Completion Punch List items for such Unit that cannot be completed until the next Nuclear Fuel re-load, as provided in Section 12.5). Payment of the Final Payment Invoice shall be due from Owner within [**] of its submission to Owner. When submitting the Final Payment Invoice for a Unit, Contractor shall: (i) submit a written discharge, in form and substance reasonably satisfactory to both Parties, confirming that the total of the

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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Final Payment Invoice (minus any such Final Completion Punch List items) represents full and final settlement of the monies due to Contractor for the performance of the Work under this Agreement with respect to such Unit, (ii) include a waiver against any mechanic's and materialman's liens; provided that the waiver shall be conditioned on Contractor receiving payment pursuant to the Final Payment Invoice and (iii) with the Final Payment Invoice for the Second Unit, return all Sales Tax exemption certificates issued to Contractor and Subcontractors to Owner or provide a statement that all such certificates have been destroyed or have expired.

8.4 Supporting Documentation; Payment Disputes.

(a) Contractor shall submit invoices in a format agreed to by Owner. Contractor shall make available such documentation and materials as Owner may reasonably require substantiating Contractor's right to payment of any invoice. If any invoice is deficient in any material respect, Contractor may be required by Owner to resubmit that invoice in proper form; provided, however, that Owner shall pay any portion of it that is not deficient or subject to dispute. Owner shall review each invoice and shall make exceptions, if any, by providing Contractor with written notice by the earlier of (i) such date the invoice is paid by Owner or (ii) [**] after Owner receives the invoice along with evidence which reasonably documents the contractual basis of such exceptions. If Owner provides no exceptions within such time, Owner shall pay Contractor within the time specified for payment above.

(b) Payment shall not waive Owner's right to dispute an invoice. Any amount of an invoice that Owner disputes shall be resolved in accordance with Article 27.

(i) Should such dispute not be settled within [**] of the due date, Owner shall pay[**].

(ii) Once the dispute is resolved, Owner shall pay any additional amount due or Contractor shall refund any amount by which it was overpaid, as applicable, within [**] after the date of the final resolution[**].

(c) If for any reason Owner fails to pay Contractor for all undisputed sums due and owing by the due date or, for disputed amounts, by the date required as set forth in (b)(i) above, Contractor shall notify Owner of the overdue payment[**]. If Owner fails to make payment of any undisputed amount due within [**] following the due date or fails to make payment of any disputed amount within [**] following the date set forth in (b)(i) above, Contractor shall provide a second notice to Owner in writing. If Owner fails to make payment of the undisputed amount due within [**] following its receipt of this second notice[**].

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(d) Owner may take advantage of any discount identified in Contractor's invoice for prompt payment.

8.5 No Acceptance by Payment. Owner's payment of any invoice does not constitute approval or acceptance of any item or cost in that invoice nor shall Owner's payment be construed to relieve Contractor of any of its obligations under this Agreement.

8.6 Security for Payment and Performance.

(a) Simultaneously with the execution of this Agreement, (i) Westinghouse agrees to supply to Owner a parent company guaranty from Toshiba in the form set forth as Exhibit I-1 and (ii) Stone & Webster agrees to supply to Owner a parent company guaranty from Shaw in the form set forth as Exhibit I-2.

(b) [**]

(c) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

(d) [**]

8.7 Separate Payments for Consortium Members. Each Contractor invoice shall designate the amount of the payment due to each Consortium Member. Owner shall make payment to each Consortium Member as indicated.

ARTICLE 9 – CHANGES IN THE WORK

9.1 Entitlement to Change Order. The following, to the extent that they impact the obligations of Contractor under this Agreement (each, a "Change"), shall entitle Contractor to a Change Order in accordance with the provisions of this Article 9:

(a) any addition to, deletion from, or modification of the Facility or any change in the Work, that is agreed by the Parties or that arises as a result of the issuance of the COL;

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(b) an Uncontrollable Circumstance;

(c) a Change in Law;

(d) issuance of new ITAAC or revisions to ITAAC in existence as of the Effective Date;

(e) Contractor encountering conditions at or affecting the Site not made known to Contractor or are not evident or readily discernible upon Contractor's inspection of the Site as provided in Section 3.6(d) and/or encountering Hazardous Materials for which it is not responsible;

(f) the circumstances that entitle Contractor to a Change Order as provided for in Section 5.6;

(g) uncovering of the Work (unless the Work is found to be deficient) as provided for in Section 5.7(d);

(h) any breach of this Agreement by Owner of its obligations under this Agreement (including, without limitation, the obligations under Section 3.6) or delay or other demonstrable adverse impact on Contractor's or a Subcontractor's activities under this Agreement resulting from delay by Owner in giving any required approvals or in performing any of Owner's responsibilities under Section 3.6 (other than any delay for which Contractor is responsible) or interference by Owner or Owner's Personnel or Invitees (other than Contractor or its Subcontractors or their Personnel or Invitees);

(i) suspension of the Work pursuant to Article 22 except to the extent that it arises as a result of Contractor's act, omission or default;

(j) failure of Owner to issue the Full Notice to Proceed or Limited Notices to Proceed in time to support Contractor's required activities to maintain the Project Schedule as further described in Section 3.3;

(k) an instruction by Owner to Contractor to accelerate the performance of the Work accepted by Contractor; or

(l) any other event or circumstance specifically identified in this Agreement as constituting a Change or entitling Contractor to a Change Order.

9.2 Owner-Directed Changes. It is the intent of the Parties to preserve the design of the Standard Plant, including the approach to the supply chain, construction, licensing, operation and maintenance. However, Owner may request any Change, provided it is technically feasible, with the understanding that such Change may cause the Facility to no longer qualify as a Standard Plant, subject again to Sections 9.3 through 9.5.

9.3 Effect of Changes. To the extent that a Change adversely affects Contractor's or its Subcontractors' ability to perform the Work, increases the costs for the Work, affects

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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Contractor's ability to achieve the Net Unit Electrical Output Guarantee or Warranties or its other obligations under this Agreement, or causes a delay in the Project Schedule, Contractor shall be entitled to an equitable adjustment as appropriate to the Contract Price, the Project Schedule, the Milestone Payment Schedule, the Guaranteed Substantial Completion Dates, the Scope of Work and/or such other parts of this Agreement as may be affected by such Change. Similarly, to the extent that a Change enhances Contractor's or its Subcontractors' ability to perform the Work, reduces the cost of the Work or its other obligations under this Agreement, or shortens the Project Schedule, Owner shall be entitled to an equitable adjustment as appropriate to the Contract Price, the Project Schedule, the Milestone Payment Schedule, the Guaranteed Substantial Completion Dates, the Scope of Work and/or such other parts of this Agreement as may be affected by such Change. Any increase or decrease in the Contract Price resulting from a Change shall be determined and shall be payable as follows:

(i) [**]

(ii) [**]

9.4 Change Orders. Contractor shall submit written notice of a Change to Owner as soon as reasonably practicable under the circumstances after becoming aware of the Change. Such notice shall include (or where not possible, be followed by) notice of the following as such information becomes available:

(a) details of the effect of the Change on the provisions of the Agreement;

(b) options to mitigate the costs or delays or enhance the savings associated with the Change;

(c) an evaluation of the impact on the Licensing Basis as of the date of the Change;

(d) a written proposal for executing the Work insofar as it has changed; and

(e) changes that are needed to the Milestone Payment Schedule so that it reflects the changes to the Project Schedule.

Change Orders shall be agreed to in writing by the Parties. Each Change Order shall show the adjustments agreed to by the Parties. If Owner requests a proposal for a Change in the Work from Contractor or should Contractor submit a notice for a Change under Section 9.1, a Change Order shall be issued to reimburse Contractor for any charges incurred, or to compensate Owner for any resulting savings, including but not limited to charges for or savings in estimating services, design services or preparation of proposed revisions to the Agreement. Any changed

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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Work performed by Contractor prior to the execution of a Change Order shall be at Contractor's risk.

9.5 Disputes over Changes. In the event the Parties are unable to agree on any aspect of a Change Order, the dispute shall be resolved in accordance with the provisions of Article 27.

9.6 Changes for Contractor's Convenience.

(a) Contractor shall have the right to take any action at its own expense that is generally consistent with this Agreement and that is reasonably necessary to meet the requirements of this Agreement, including performing its obligations in accordance with Good Industry Practices.[**]

(b) [**]

(c) [**].

(d) [**]

(e) [**]

(f) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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9.7 Optional Services and Equipment. The Parties acknowledge and agree that Exhibit A sets forth certain additional Services and Equipment, one or more of which, at the option of Owner, shall be included in the Work. If Owner desires to exercise such option, it shall provide Contractor written notice thereof, in which case such item shall be included in the Work[**]

9.8 [**]

ARTICLE 10 – UNCONTROLLABLE CIRCUMSTANCES

10.1 Performance Excused. No Party shall be considered to be in default or in breach of its obligations under this Agreement to the extent that performance of such obligations is prevented, impacted or delayed by any Uncontrollable Circumstance which arises.[**] Contractor shall provide information to Owner to explain its determination of the manner in which the Uncontrollable Circumstance has affected Owner[**].

10.2 Notice. If a Party's performance of its obligations under this Agreement is prevented, impacted or delayed by an Uncontrollable Circumstance, then it shall notify the other Party of the obligations, the performance of which is prevented, impacted or delayed, and the nature and cause of the event in writing within [**]after the notifying Party or its Project Director becomes aware of the Uncontrollable Circumstance. The Party affected by an Uncontrollable Circumstance shall provide the other Party with weekly updates (i) estimating its expected duration, the cost of any remedial action, and the probable impact on the performance of its obligations hereunder, (ii) of the actions taken to remove or overcome the Uncontrollable Circumstance and (iii) of the efforts taken to mitigate or limit damages to the other Party. The Party affected by an Uncontrollable Circumstance shall also provide written notice to the other Party when it ceases to be so affected.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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ARTICLE 11 – TESTING

11.1 Scope and Objective of Testing.

(a) The scope of testing associated with this Article covers that testing which takes place for each Unit at the Site. The testing that shall be performed on-Site consists of Construction and Installation Tests, Preoperational Tests, Startup Tests and the Performance Test, each as described in this Article 11. Contractor shall provide on a [**] the assistance to Owner during the Preoperational Tests, the Startup Tests and the Performance Test (including without limitation Technical Support) required hereunder.

(b) The "Joint Test Working Group" consists of an organizational group of representative personnel from each Party performing testing services, technical supervision and/or field support working with Owner's operating organization. The Joint Test Working Group shall oversee the implementation of the Preoperational Tests program and the Startup Tests program, including planning, scheduling and performance of all Preoperational Tests and Startup Tests. Owner shall delegate to Contractor the implementation and direction of the Joint Test Working Group. Contractor shall have overall responsibility and authority for technical direction of the initial test program, consisting of the Construction and Installation Tests, and Preoperational Tests for conducting those tests in accordance with the Project Schedule, and will act as the chairman of the Joint Test Working Group. Upon Unit Mechanical Completion, the Joint Test Working Group chairman will continue to have overall responsibility and authority for the technical direction of the Start-up Test program, but operation and control of the Unit shall reside entirely with Owner. Owner shall be responsible for conducting the Startup Tests and the Performance Tests in accordance with the Project Schedule and any delay in performance of the tests not due to the fault of Contractor or its Personnel shall entitle Contractor to a Change Order pursuant to Article 9. The Joint Test Working Group shall review and evaluate Construction and Installation Tests, Preoperational Tests and Startup Tests results and test turnover packages and recommend acceptance of the Turnover to Owner. Owner is responsible for a startup administrative manual and administrative procedures that provide detailed requirements and govern the execution of activities associated with the conduct of the test program, including the organization, structure and functional relationships of the Joint Test Working Group and the startup organization. The startup administrative manual shall provide direction for interface control of the internal and external transfer of information, design data, test results and other documents from one organization to another and the Turnover of systems and Equipment from Contractor to Owner. The startup administrative manual shall be prepared by Contractor for Owner on a [**].

11.2 Construction and Installation Tests.

(a) The adequacy of construction and installation of components and systems shall be verified by construction inspection and installation tests. During the construction period, Contractor erects the structure, installs plant equipment and performs construction verification and inspection tests. All of these activities are executed, controlled, and documented in accordance with Contractor's approved procedures.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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During construction, Contractor completes the Construction and Installation Test program in which various electrical and mechanical tests are performed including but not limited to the following:

•	Cleaning and flushing

•	Hydrostatic testing

•	Checks of electrical wiring

•	Valve testing

•	Energization and operation of equipment

•	Calibration of instrumentation

(b) During construction, Contractor completes the building of components associated with the various systems. The associated piping, wiring, equipment, and controls are verified to be installed in accordance with approved final design drawings. Construction and Installation Tests are performed and all appropriate documentation and exceptions to construction verification or tests, or incomplete tests shall be recorded as Turnover exceptions. On a system basis, completion of this program demonstrates that the system is ready for preoperational testing. The system shall be turned over to the Joint Test Working Group.

11.3 Preoperational System Tests. Following the Construction and Installation Tests of the particular components and systems, the preoperational system tests are conducted. Activities during the Preoperational Tests are conducted in accordance with a Startup Administrative Manual as provided in the Project Execution Plan. Initially, the Joint Test Working Group prepares the system/components for dynamic testing. Systems are flushed, tuned, and prepared for preoperational and acceptance testing. The Joint Test Working Group, while coordinating any remaining functional testing, shall typically direct Owner's operations personnel in the initial starting and operation of the various systems.

(a) Preoperational Tests shall be performed to demonstrate that the components and systems perform in accordance with selected design requirements so that initial Nuclear Fuel loading, initial criticality, and subsequent power operation can be safely undertaken in accordance with Law and applicable Government Approvals. Preoperational Tests at elevated pressure and temperature are referred to as hot functional tests. Contractor shall provide [**] advance notice to Owner of the scheduled testing dates via updates to the Project Schedule.

The general objectives of the Preoperational Test program are the following:

•	Demonstrate that essential plant components and systems, including alarms and indications, meet appropriate requirements based on the design.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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•	Provide documentation of the performance and condition of the components and systems.

•	Provide baseline test and operating data on equipment and systems for future use and reference.

•	Operate Equipment for a sufficient period to demonstrate performance in accordance with the Preoperational Test procedures.

•	Demonstrate that the systems operate on an integrated basis.

Abstracts for the Preoperational Tests for portions of systems/components that perform safety-related functions; perform defense-in-depth functions; contain, transport, or isolate radioactive material; and for other applicable systems are specified in Chapter 14 of the Design Control Document.

(b) Contractor shall develop the Preoperational Test procedures consistent with its procedures for the Standard Plant and shall provide the Preoperational Test procedures to Owner in advance of the testing. A team referred to as the "Preoperational Test Group" shall be established by the Joint Test Working Group and be manned by each Party's personnel as mutually agreed by the Parties. The Preoperational Test Group shall consist of engineering test leads and test personnel. The Preoperational Test Group is responsible for conducting the Preoperational Tests in accordance with the Project Schedule.

(c) Facility equipment used in the performance of Preoperational Tests shall be operated by Owner in accordance with appropriate operating procedures, thereby giving Owner's operating staff an opportunity to gain experience in using these procedures and demonstrating their adequacy prior to plant initial criticality.

(d) Contractor shall review the results of the Preoperational Tests with the Preoperational Test Group and notify Owner when it may proceed with the Startup Test program.

11.4 Startup Tests Objectives and Protocol.

(a) The Startup Test program begins with initial Nuclear Fuel loading after the Preoperational Tests necessary for Nuclear Fuel loading have been successfully completed. Startup Tests can be grouped into four broad categories:

•	Tests related to initial Nuclear Fuel loading.

•	Tests performed after initial Nuclear Fuel loading but prior to initial criticality.

•	Tests related to initial criticality and those performed at low power (less than five percent (5%)).

•	Tests performed at power levels greater than five percent (5%)

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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During performance of the Startup Test program, Owner's operating staff shall have the opportunity to obtain practical experience in the use of appropriate operating procedures while a Unit progresses through heatup, criticality, and power operations.

(b) The general objectives of the Startup Test program are to:

•	Install the Nuclear Fuel in the Unit reactor vessel in a controlled and safe manner.

•	Verify that the Unit reactor core and components, equipment, and systems required for control and shutdown have been assembled according to design and meet specified performance requirements.

•	Achieve initial criticality and operation at power in a controlled and safe manner.

•	Verify that the operating characteristics of the Unit reactor core and associated control and protection equipment are consistent with design requirements and accident analysis assumptions.

•	Obtain the required data and calibrate equipment used to control and protect the Facility.

•	Verify that the Unit responds to the transient tests as described in the Design Control Document.

•
Verify the operating characteristics of the Unit secondary plant equipment (turbine, generator, isophase bus duct and main power transformer, heater balance, main steam, extraction steam, steam dump, condenser, condensate, feedwater, make-up water, cooling tower, main feedwater pumps, etc.) and associated control equipment.

Abstracts of the Startup Tests are provided in Chapter 14 of the Design Control Document. Contractor shall develop the Startup Test procedures per the guidelines documented in Chapter 14 of the Design Control Document, in accordance with its procedures for the Standard Plant and shall provide the Startup Test procedures to Owner in advance of the testing. A team referred to as the "Startup Test Group" shall be established by the Joint Test Working Group and be manned by each Party's personnel as mutually agreed by the Parties. The Startup Test Group shall consist of engineering test leads and test personnel. The Startup Test Group is responsible for conducting the Startup Tests in accordance with the agreed upon Project Schedule. Contractor shall provide Technical Support to Owner during these tests.

(c) Contractor shall give notice to Owner of the date (the "Ready for Startup Test Date") when the Unit is ready, or would have been ready [**] except for a delay caused by Owner or its Personnel or resulting from an Uncontrollable Circumstance, for the Startup Tests on such Unit to begin; provided, however, that such notice shall not be given until the Construction and Installation Tests are completed and the

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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Preoperational Tests are underway such that the Unit will be ready for Startup Tests within ninety (90) Days from such notice.

(i) In the event of any such delay, the provisions of Article 9 shall apply. If the Work is suspended as a result of the delay, the Parties shall determine as part of the Change Order process such matters as (A) maintenance procedures for the Unit to be followed by Owner until the Startup Test can occur, (B) whether or not Contractor should demobilize its forces for the duration of the suspension, (C) if demobilization is to occur, Contractor Personnel that shall either remain on the Site and/or be permitted to examine the Unit and Owner's maintenance records on a routine basis to determine whether the agreed maintenance procedures are being followed and (D) validation procedures to be undertaken on the Unit to re-determine its readiness for the Startup Test prior to conducting the Startup Test.

(ii) To the extent that a delay caused by Owner or its Personnel or resulting from an Uncontrollable Circumstance delays any Startup Test by more than [**] from the Ready for Startup Test Date, Contractor shall be entitled to the Milestone Payments that would be due upon or prior to Startup Test Completion, minus the direct costs attributable to the Technical Support to have been provided by Contractor for such Startup Test(s).

(iii) At such time as Owner is ready for the Startup Test to be conducted, Contractor shall (if applicable) re-mobilize at the Site on a mutually agreed date and shall proceed to provide the Technical Support required for the Startup Test, followed by the Performance Test and the other activities required to achieve Substantial Completion and Final Completion. Prior to initiating the Startup Test, Contractor shall have the right, pursuant to the agreed validation procedures determined as described in clause (i) above, to determine whether any degradation of the Unit has occurred. If degradation of the Unit has occurred, Contractor shall be entitled to a Change Order pursuant to Article 9 for the costs and time required to perform corrections to the Unit to return it to a state ready for the Startup Test.

(iv) If the delay caused by Owner or its Personnel or resulting from an Uncontrollable Circumstance delays any Startup Test by more than [**] from the Ready for Startup Test Date, then (x) the Startup Test shall be deemed to have been completed and Substantial Completion shall be deemed to have occurred for purposes of the Warranties, Section 22.2 and any other provisions of the Agreement pertaining to the Guaranteed Substantial Completion Date; (y) Contractor shall be entitled to the remaining Milestone Payments; and (z) Final Completion shall be deemed to have occurred provided that Contractor completes such other Work that can be completed notwithstanding the inability to conduct the Startup Test and Performance Test. At such time, if any, as Owner is ready for the Startup Test to be conducted, Contractor's sole responsibility hereunder with respect to such Startup Test shall be to provide Technical Support for the testing on a Time and Materials Basis.

11.5 Performance Tests.

(a) Contractor shall develop the Performance Test procedures consistent with its procedures for the Standard Plant and shall provide the Performance Test procedures to Owner six (6) months in advance of the testing for review. Performance Test procedures must

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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be approved by Owner, such approval not to be unreasonably withheld. Owner shall provide all consumables, semi-skilled and skilled labor, fully trained and licensed operators and any other material or services required for the tests. Contractor shall maintain a minimal construction staff and labor on Site to support the testing process.

(b) A test (the "Net Unit Electrical Output Test") shall be run to determine whether the Unit meets the Net Unit Electrical Output Guarantee. The Net Unit Electrical Output Test for the Unit shall be conducted in general compliance with Power Test Code 46 (PTC-46) with the NSSS power no less than [**] of rated power measured using the Secondary Calorimetric Methodology and for the periods and duration discussed below. The test shall consist of [**] in duration. If upon evaluation of the data more than [**] of the test runs are found unacceptable for reasons of equipment failure or environmental instability, additional runs will be made. Test run duration may be extended if necessary to reduce the random uncertainty in the test results to less than [**]. Data collected within each test run will be averaged and the results corrected to guarantee reference conditions. The final Net Unit Electrical Output shall be the average of the corrected net electrical output for all of the successful test runs.

[**]

The Net Unit Electrical Output Test for the Unit shall be determined during a period of continuous operation of [**]. Such Net Unit Electric Output Test shall be satisfactorily completed when the Unit has demonstrated its capability of meeting the Net Unit Electrical Output Guarantee as described above. The measurement frequency shall be in compliance with PTC-46 throughout the test.

(c) Contractor shall give notice to Owner of the date (the "Ready for Performance Test Date") when the Unit is ready, or would have been ready [**] except for a delay caused by Owner or its Personnel or resulting from an Uncontrollable Circumstance, for the Performance Test on such Unit to begin; provided, however, that such notice shall not be given until the Construction and Installation Tests and the Preoperational Tests are completed and the Startup Tests are underway and would be completed within [**] [**] unless there has been a delay as described in Section 11.4(c). In the event that there has been a delay in conducting the Startup Test due to a delay caused by Owner or its Personnel or resulting from an Uncontrollable Circumstance, then the Ready for Performance Test Date shall be [**] after the Ready for Startup Test Date [**].

(i) In the event of any such delay, the provisions of Article 9 shall apply. If the Work is suspended as a result of the delay, the Parties shall determine as part of the Change Order process such matters as (A) maintenance procedures for the Unit to be followed by Owner until the Performance Test can occur, (B) whether or not Contractor should

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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demobilize its forces for the duration of the suspension, (C) if demobilization is to occur, Contractor Personnel that shall either remain on the Site and/or be permitted to examine the Unit and Owner's maintenance records on a routine basis to determine whether the agreed maintenance procedures are being followed and (D) validation procedures to be undertaken on the Unit to re-determine its readiness for the Performance Test prior to conducting the Performance Test.

(ii) To the extent that a delay caused by Owner or its Personnel or resulting from an Uncontrollable Circumstance delays any Performance Test by more than [**] from the Ready for Performance Test Date, Contractor shall be entitled to the Milestone Payment that would be due upon Substantial Completion, minus the direct costs attributable to the Technical Support to have been provided by Contractor for such Performance Test.

(iii) At such time as Owner is ready for the Performance Test to be conducted, Contractor shall (if applicable) re-mobilize at the Site on a mutually agreed date and shall proceed to conduct the Performance Test, followed by the other activities required to achieve Substantial Completion and Final Completion of the Unit. Prior to initiating the Performance Test, Contractor shall have the right, pursuant to the agreed validation procedures determined as described in clause (i) above, to determine whether any degradation of the Unit has occurred. If degradation of the Unit has occurred, Contractor shall (without duplication of Changes to which Contractor is entitled under Section 11.4(c)(iii)) be entitled to a Change Order pursuant to Article 9 for the costs and time required to perform corrections to the Unit to return it to a state ready for the Performance Test.

(iv) If the delay caused by Owner or its Personnel or resulting from an Uncontrollable Circumstance delays the Performance Test by more than [**] from the Ready for Performance Test Date, then (x) the Performance Test shall be deemed to have been completed and Substantial Completion shall be deemed to have occurred for purposes of the Warranties, Section 22.2 and any other provisions of the Agreement pertaining to the Guaranteed Substantial Completion Date and the Net Unit Electrical Output Guarantee; (y) Contractor shall be entitled to the remaining Milestone Payments; and (z) Final Completion will be deemed to have occurred provided that Contractor completes such other Work that can be completed notwithstanding the inability to conduct the Performance Test. At such time, if any, as Owner is ready for the Performance Test to be conducted, Contractor's sole responsibility hereunder with respect to such Performance Test and the Net Unit Electrical Output Guarantee shall be to provide Technical Support for the testing on a Time and Materials Basis.

(v) Except as provided in Section 11.5(c)(iv), should a Unit when tested be assessed to have not fully met the Net Unit Electrical Output Guarantee, Contractor shall proceed as provided below in Section 11.6. Contractor shall promptly notify Owner of the Unit's readiness for any required retest, specifying the time and date of such test, such date being not less than seven (7) Days from the date of notification.

11.6 Net Unit Electrical Output Guarantee. Subject to the limits of liability set forth in Section 13.2, and subject to the provisions of this Agreement and in accordance with the Operating Procedures and Maintenance Procedures and Facility Manuals, Contractor guarantees

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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that the Net Unit Electrical Guarantee for a Unit, when loaded with the Nuclear Fuel, shall be [**] (the "Net Unit Electrical Output Guarantee") determined using the conditions and calculation as set forth in Exhibit L [**] pursuant to Exhibit L, as evidenced by the Net Unit Electrical Output Test. [**].

(a) In the event a Unit does not meet the Net Unit Electrical Output Guarantee as of the Guaranteed Substantial Completion Date[**]. [**].

(b) The Net Unit Electrical Output Guarantee is subject to the conditions stated in Section 14.4(c) and to the following:

(i) Owner has provided access to the electrical grid and sufficient electrical load to perform the test; and

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(ii) The Net Unit Electrical Output Guarantee is based upon the conditions specified in Exhibit L. If conditions during the test differ from those specified, adjustments shall be made accordingly to the Net Unit Electrical Output using graphs, tables and other data as prepared by Contractor, after consultation with Owner, to establish the Net Unit Electrical Output to compare to the Net Electric Output Guarantee.

(c) Necessary auxiliary equipment for producing the Net Unit Electrical Output shall include only the Equipment loads provided in Exhibit L.

(d) The Net Unit Electrical Output Guarantee shall be demonstrated by the Net Unit Electrical Output Test to be conducted at the times and subject to the conditions set forth herein. Satisfactory completion of such test or re-test, or the payment of [**] to Owner shall relieve Contractor of any further obligation with respect to the Net Unit Electrical Output Guarantee.

ARTICLE 12 – STAGES OF COMPLETION

12.1 Turnover.

(a) Turnover refers to the sequential mechanical completion of each system and structure of a Unit. "Turnover" of a system or structure shall occur upon the satisfaction of the following conditions:

(i) Such system, structure or component (A) shall be mechanically and electrically sound; (B) shall have been cleaned out as necessary to perform the Construction and Installation Tests for such system or structure; and (C) the subsystems comprising such system, structure or component shall have been checked for alignment, lubrication, and electrical continuity and hydrostatic and pneumatic pressure integrity; and

(ii) the Construction and Installation Tests for such system or structure shall have been completed such that Owner can confirm that the criteria for the Construction and Installation Tests have been met; and

(iii) Structures, systems and components or portions thereof shall be completed, necessary coatings applied, and the area cleaned; and

(iv) The Preoperational Test has validated compliance with the design specifications to the extent permitted under the Unit's configuration status. (For example, some design requirements cannot be validated until after Nuclear Fuel loading.)

(b) Notice and Acceptance of Turnover. When Contractor believes the provisions of Section 12.1(a) have been satisfied with respect to each system or structure, Contractor shall deliver a written notice of such determination through the Joint Test Working Group to Owner with sufficient detail to enable Owner to determine whether Contractor has achieved such requirements. Turnover of such system or structure shall be deemed to have occurred within [**] following delivery of such determination to Owner, unless within such [**] period, Owner has notified Contractor in writing of

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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why it disagrees that Turnover has occurred, in which case (and without prejudice to Contractor's right to submit a Claim) Contractor shall take such corrective actions as are necessary and resubmit its written notice of determination to Owner in accordance with this Section 12.1(b). Upon Turnover of a system or structure, Contractor shall turn over risk of loss and care, custody, control and operation of such system, structure or component to Owner in accordance with Section 21.2.

12.2 Preoperational Test Completion.

(a) Unit Mechanical Completion. “Unit Mechanical Completion” shall be achieved when the conditions as stated in Section 11.4(a) for the commencement of Nuclear Fuel loading the Unit have been achieved. When submitting its written notice of determination for such Unit Mechanical Completion, Contractor shall include notice that Turnover has occurred.

(b) "Preoperational Test Completion" for a Unit shall be deemed to have occurred upon satisfactory completion of the Preoperational Tests for the Unit.

(c) Contractor shall notify Owner when the provisions of Section 12.2(b) have been satisfied. Owner shall accept such Unit as having achieved Preoperational Test Completion, by delivering to Contractor notice of that acceptance within [**] following receipt of Contractor's notice that Preoperational Test Completion has occurred; alternatively, Owner may disagree that Preoperational Test Completion has occurred by notifying Contractor in writing of why it disagrees that Preoperational Test Completion has occurred. If no notice is issued by Owner within the required time period, Owner shall be deemed to have accepted that Preoperational Test Completion has occurred. The date of Preoperational Test Completion shall be the date the Unit has achieved Preoperational Test Completion and not the date of Owner's acceptance.

12.3 Startup Test Completion.

(a) Prior to commencing the Startup Tests, the Parties shall have jointly determined and agreed upon a punch list of the remaining Work for each Unit. The items on the punch list that are required to be completed before the commencement of the Startup Tests for reasons of safety or compliance with applicable Laws shall have been completed prior to the commencement of the Startup Tests.

(b) "Startup Test Completion" for a Unit shall be deemed to have occurred upon satisfactory completion of the Startup Test for the Unit or the deemed completion of a Startup Test pursuant to Section 11.4(c)(iv).

(c) Contractor shall notify Owner when the provisions of Section 12.3(b) have been satisfied. Owner shall accept such Unit as having achieved Startup Test Completion, by delivering to Contractor notice of that acceptance within [**] following receipt of Contractor's notice that Startup Test Completion has occurred; alternatively, Owner may disagree that Startup Test Completion has occurred by notifying Contractor in writing of why it disagrees that Startup Test Completion has occurred. If no notice is issued by Owner within the required time period, Owner shall be deemed to have accepted that Startup Test Completion has

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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occurred. The date of Startup Test Completion shall be the date the Unit has achieved Startup Test Completion and not the date of Owner's acceptance.

12.4 Substantial Completion.

(a) "Substantial Completion" for a Unit shall have occurred upon satisfactory completion of a Performance Test, the deemed completion of a Performance Test pursuant to Section 11.5(c)(iv), or the payment of [**] by Contractor.

(b) Contractor shall notify Owner when the provisions of Section 12.4(a) have been satisfied. Owner shall accept such Unit as having achieved Substantial Completion, by delivering to Contractor notice of that acceptance within [**] following receipt of Contractor's notice that Substantial Completion has occurred; alternatively, Owner may disagree that Substantial Completion has occurred by notifying Contractor in writing of why it disagrees that Substantial Completion has occurred. If no notice is issued by Owner within the required time period, Owner shall be deemed to have accepted that Substantial Completion has occurred. The date of Substantial Completion shall be the date the Unit has achieved Substantial Completion and not the date of Owner's acceptance.

12.5 Punch List. Prior to Substantial Completion of a Unit, the Parties shall jointly determine and agree upon a comprehensive list of remaining Work, which shall be of a minor nature and not prevent commercial operation of the Unit (the "Final Completion Punch List"). [**] In the event that any items on the Final Completion Punch List cannot be performed until the next Nuclear Fuel re-load, Final Completion of a Unit shall be deemed to have been achieved for purposes of this Agreement provided that Contractor agrees in writing with Owner to return to complete such Work at the time of the next Nuclear Fuel re-load[**]

12.6 Final Completion.

(a) Subject to 12.5, "Final Completion" of a Unit shall be deemed to have occurred upon the completion of the Final Completion Punch List and the other Work required under the Agreement with the exception of obligations under the Warranties.

(b) Contractor shall notify Owner when the provisions of Section 12.6(a) have been satisfied. Owner shall accept the Unit as having achieved Final Completion by delivering to Contractor notice of that acceptance within [**] following receipt of Contractor's notice that Final Completion has occurred; alternatively, Owner may reject the Unit as having

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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achieved Final Completion by notifying Contractor in writing of why it disagrees that Final Completion has occurred. If no notice is issued by Owner within the required time period, Owner shall be deemed to have accepted that Final Completion has occurred. The date of Final Completion shall be the date the Unit has achieved Final Completion and not the date of Owner's acceptance.

(c) In the event that Contractor is unable to achieve Final Completion within [**] following Substantial Completion of the Second Unit (or if there is no Second Unit, the First Unit) due to the fact that Owner limits Contractor's access to the Facility or otherwise does not allow Contractor to take the necessary actions to achieve Final Completion, Final Completion shall be deemed to have occurred; provided that the foregoing shall not apply with respect to Final Completion Punch List items that cannot be completed until the next Nuclear Fuel re-load as provided in Section 12.5.

ARTICLE 13 – [**]

13.1 [**]

[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

[**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

13.2 [**]

13.3 [**]

13.4 [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

ARTICLE 14 – WARRANTY

14.1 Equipment.

(a) Equipment Warranty.

(i) Contractor warrants that the Equipment and each Unit [**] (the "Equipment Warranty").

(ii) The Equipment Warranty shall commence upon [**] and shall expire on [**] (the "Standard Equipment Warranty Period")[**].

(iii) [**]

(iv) [**]

(v) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

(b) Remedy. If, for non-conforming Equipment discovered during the applicable Warranty Period, Owner promptly notifies Contractor, Contractor shall perform such repair or replacement as required to meet the Equipment Warranty. [**]

(c) Warranty Work Deferral. At Owner's option, Warranty Work that impacts operation of the Facility may be deferred until the time of the Unit's next regularly scheduled maintenance outage and the Warranty provisions hereunder shall apply notwithstanding that such outage occurs after the end of the Standard Equipment Warranty Period. If Contractor advises Owner that deferral of the Warranty Work can reasonably be expected to result in damage to the Unit and/or Equipment which occurs after Contractor's advice and results from deferral of such Warranty Work, Owner may elect to use the Unit and/or Equipment at its risk. In no event may Owner defer the Warranty Work beyond [**] from the date it would have been performed by Contractor without Owner's deferral.

(d) Additional Owner Obligations. As long as any Equipment supplied hereunder is subject to warranty, Owner shall:

(i) Afford Contractor an opportunity to review Owner's system of developing and recording data related to Facility performance;

(ii) Provide, without cost to Contractor, any required decontamination to reasonable limits that shall allow Contractor to perform its obligations under this Article 14

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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and all necessary personnel and facilities for the removal, reinstallation, repair and other Site activities that may be occasioned by the presence of radioactive contamination;

(iii) Provide authorized personnel of Contractor and its Subcontractors reasonable access to the Facility should Contractor decide to observe the manner in which the Facility is operated and maintained;

(iv) Provide authorized personnel of Contractor and its Subcontractors reasonable access to operation and maintenance records of Owner; and

(v) Afford Contractor at its expense the opportunity to attend and be heard during the presentations to any Government Authority relating to the Facility and Equipment performance.

Should Owner not provide such of the foregoing as are required by Contractor, such action shall cause Contractor's obligations to terminate with respect to the particular claimed defect to the extent that Owner's failure caused prejudice to Contractor.

(e) Working Access to Equipment and Plant Support Activities to be Provided by Owner. The plant support personnel and facilities to be provided by Owner in accordance with Section 14.1(b) are as follows:

(i) operations support to establish the required plant conditions for the repairs;

(ii) make the plant systems, structures, and components available and placed in the proper configuration;

(iii) provide the valve clearances and tag-outs necessary;

(iv) provide the necessary licensed operators in the control room and containment as required by the COL;

(v) establish and maintain appropriate and acceptable industrial safety conditions in accordance with Laws, Good Industry Practices, and utility policy such that reasonably unencumbered access to the required work areas is enabled for all personnel;

(vi) as appropriate, provide body harnesses and/or personal flotation devices in sufficient quantities such that reasonably unencumbered access to the required work areas is enabled for all personnel;

(vii) provide safe scaffolding meeting applicable OSHA standards (as required);

(viii) provide suitable ambient lighting;

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(ix) provide free and unobstructed access to the Site, including maintained storage areas and roadways. Floor conditions shall be suitable for crane and truck operation;

(x) provide access such as remove/reinstall cubicle plugs and other related plant facilities, such as piping, ductwork, cable trays, platforms, insulation, etc.;

(xi) provide logistics support and labor for moving equipment/materials into and out of the plant and shipping;

(xii) provide lay down area(s) for equipment storage, set-up, staging and operation. Area requirements shall depend on the scope of services performed;

(xiii) provide areas for storage of low specific activity and clean equipment boxes and/or cargo containers. The area(s) shall vary depending on storage configurations and scope of services;

(xiv) establish and maintain appropriate and acceptable radiological conditions in accordance with Laws, Good Industry Practices, and utility policy such that reasonably unencumbered access to the required work areas is enabled for all personnel;

(xv) provide anti-contamination clothing, lockers, change area, dosimetry, health physics and radiation protection service and badging for Site access as typically required;

(xvi) provide official whole body exposure data for Contractor personnel upon personnel departure from the Site;

(xvii) provide Gamma isotopic analysis to determine radioactivity of waste;

(xviii) provide breathing air and respiratory protection as necessary;

(xix) provide plant compressed air as required;

(xx) provide air for ventilation;

(xxi) provide 110V, 220V and 480V power as required;

(xxii) provide plant and deionized water;

(xxiii) make available to Contractor, and maintain in an operable condition those hand tools, special tools, and calibrated equipment necessary;

(xxiv) allow access to machine shop and welding facilities, and hot tool crib access, as required;

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(xxv) provide crane operators, including polar crane availability on an as scheduled basis, and any other personnel necessary to complete the tasks outside of Contractor scope;

(xxvi) provide for consumables such as wipes and rags, and disposal of all contaminated materials;

(xxvii) provide QA/QC coverage as required in the Site approved procedures; and

(xxviii) provide outside phone lines, sanitation facilities and drinking water.

(f) Conditions. Such repair or replacement shall constitute complete fulfillment of Contractor obligation under the Equipment Warranty, and upon the expiration of the applicable Warranty Period, all such obligations shall terminate.

14.2 Services Warranty. Contractor warrants that the Services [**] (the "Services Warranty"). If any portion of the Services fails to comply with this Services Warranty and Owner promptly notifies Contractor of such non-conformance along with evidence which reasonably demonstrates Contractor's culpability, Contractor shall [**]. The Services Warranty Period shall be [**] (the "Services Warranty Period").

At Owner's option, Warranty Work may be deferred until the time of the Unit's next regularly scheduled maintenance outage and the Warranty provisions hereunder shall apply notwithstanding that such outage occurs after the end of the Services Warranty Period. If Contractor advises Owner that deferral of the Warranty Work can reasonably be expected to result in damage to the Unit and/or Equipment which occurs after Contractor's advice and results from deferral of such Warranty Work, Owner may elect to use the Unit and/or Equipment at its risk. In no event may Owner defer the Warranty Work beyond [**] from the date it would have been performed by Contractor without Owner's deferral.

14.3 Warranty of Title. Contractor represents and warrants that the Work, including the Equipment furnished by it and its Subcontractors that become part of the Facility or are furnished to Owner as spare parts shall be legally and beneficially owned by Owner free from any Liens (other than Liens created by the actions of Owner, including non-payment). In the event of any nonconformity with this warranty, Contractor, at its own expense, upon written notice of such failure, shall indemnify, defend and hold harmless Owner from the consequences of such defect in title and such obligations shall survive the expiration, cancellation or termination of this Agreement.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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14.4 [**]

(a) [**]

(b) [**]

(c) [**]

(i) [**]

(ii) [**]

(iii) [**]

(iv) [**]

(v) [**]

(d) [**]

(i) [**]

(ii) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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14.5 [**]

14.6 [**]

ARTICLE 15 – INDEMNITY

15.1 Contractor Indemnity. Except with respect to a Nuclear Incident, Contractor shall indemnify, defend and hold harmless Owner, its Affiliates, and their respective partners, shareholders, officers, directors, and lenders from and against Third Party Claims and costs and expenses associated therewith (including attorneys' fees) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

15.2 Owner's Indemnity. Except with respect to a Nuclear Incident, and subject to limitations on Santee Cooper's obligations as a matter of South Carolina law, Owner shall indemnify, defend and hold harmless Contractor and Contractor Interests from and against Third Party Claims and costs and expenses associated therewith (including attorneys' fees) [**]

15.3 [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

[**]

15.4 [**]

(a) [**]

(b) [**]

(c) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

(d) [**]

(e) [**]

15.5 [**]

(a) [**]

(b) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

(c) [**]

(d) [**]

ARTICLE 16 – INSURANCE

16.1 Phase I Insurance Requirements.

(a) Except as otherwise provided hereunder, Contractor agrees to furnish and maintain at all times during the course of the Phase I Work to be performed hereunder, Worker's Compensation, liability and other insurance coverage required hereunder and in the amounts as follows:

(i) Worker's Compensation – Statutory. Coverage shall include U.S. Longshoremen's and Harbor Workers Act coverage where applicable. The insurance purchased pursuant to this Section 16.1(a)(i) shall include an "All States" endorsement.

(ii) Employer's Liability, including an "All States" endorsement – [**]. Coverage shall include U.S. Longshoremen's and Harbor Workers Act coverage where applicable.

(iii) Commercial General Liability, (excluding professional liability) including Contractual, Independent Contractors, - Bodily Injury and Property Damage Combined Single Limit – [**] Each Occurrence, [**] Aggregate, Personal Injury – [**]. Products and Completed Operations – [**].

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(iv) Automobile Liability coverage including owned, hired, and non-owned automotive equipment used in connection with the insured operation - Bodily Injury and Property Damage Combined – [**] Each Occurrence. Owner shall provide similar coverage for any of its owned, hired and non-owned automotive equipment.

(v) Contractor's Equipment Coverage – in the amount of the value of the equipment through insurance or self insurance.

(vi) Pollution Liability on a project basis, which includes the sudden or accidental release of any material that may be considered a pollutant at or around the Site, as a result of the Work done by Contractor or any tier Subcontractor – [**] Each Occurrence, [**] Aggregate. Notwithstanding the foregoing, this coverage shall be taken out within [**] after the Effective Date.

(vii) Open Cargo Insurance must be obtained on materials and equipment to be transported to the Site.

(viii) Umbrella Form Excess Liability Insurance with a coverage limit of [**].

(ix) [**]

(b) Builder's Risk Insurance, [**] shall be purchased by Owner at limits and coverages and other provisions as enumerated in Section 16.2(a)(ii), naming Owner, Contractor, and Subcontractors as additional insureds. The liability of Contractor for any loss or damage to any equipment or materials, Work, completed Facility and surrounding Owner property shall be as provided in Section 16.2(a)(ii). Should Owner decide not to procure such coverage until the commencement of Phase II, Contractor’s liability for any loss or damage during Phase I, whether based on contract, tort (including fault, negligence and strict liability) or otherwise, shall not exceed [**] for any occurrence as if Owner had procured a standard Builder’s Risk policy subject to the limitations in Section 16.2(a)(ii). [**] Owner shall reimburse Contractor on a [**] to remedy such loss or damage that exceed such amount, whether based on contract, tort (including fault, negligence and strict liability) or otherwise.

16.2 Phase II Insurance Requirements.

(a) For Phase II, Owner shall have the option of implementing an Owner Controlled Insurance Program (“OCIP”), as set forth in Exhibit U. If Owner decides not to implement the OCIP, Contractor will have the right to implement a Contractor-Controlled Insurance Program (“CCIP”), implementing the provisions of Exhibit U. Contractor shall be reimbursed for the CCIP by Owner on a [**]. The Parties recognize that Exhibit U is written for an OCIP, and will need to be modified accordingly if a CCIP is to be

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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implemented. If neither an OCIP or a CCIP is implemented, each of Owner and Contractor, as applicable, shall maintain the coverages specified in Section 16.1, with the following exceptions, such coverages to be reimbursed by Owner on a [**]:

(i) the coverage limit for the Umbrella Excess Liability shall be increased to [**] per occurrence and aggregate.

(ii) Builder's Risk Insurance, if not already obtained, shall be obtained at limits determined appropriate by the Parties. Such Builder's Risk policy shall (A) name Contractor and all Subcontractors as additional insureds (without having any liability for the payment of premiums); (B) cover all risks of loss or damage to the Facility (I) during construction, and (II) if not covered by the Open Cargo Insurance, during transportation of any materials and equipment, and (III) during storage, (IV) during the Work, and (V) until replaced by Owner's Operating Property coverages, and (VI) with limits of coverage [**] as agreed to by the Parties; and (C) provide coverage for resultant damage due to any error in design, defects in equipment or material or faulty workmanship; and (D) provide delay in start-up coverage [**]Any recovery under the delay in start-up coverage resulting from an event that gives rise to a covered claim under this policy shall reduce [**] by the same amount. Notwithstanding any other provision to the contrary, Owner on behalf of itself and the insurer hereby waives all rights of recovery and subrogation against Contractor and its Subcontractors, and their Affiliates and Personnel, including any losses within the deductibles and any excess losses; provided that Contractor shall be liable for Owner's deductible under its property insurance policy(ies); provided further, and notwithstanding any other provision to the contrary, that the liability of Contractor and Contractor Interests for any loss or damage to any equipment, materials, Work, completed Facility and surrounding Owner property shall be limited to claims arising to the extent of Contractor's negligence and shall in no event exceed [**] for any occurrence. Contractor’s liability for the payment of such amount shall not be reimbursable hereunder. Owner shall reimburse Contractor on a [**] to remedy such loss or damage that exceed such amount, whether based on contract, tort (including fault, negligence and strict liability) or otherwise[**]. [**] The foregoing provisions are for the sole benefit of Owner, and the Parties do not intend such provisions to be for the benefit of any third party, including without limitation any insurer.

(b) Regardless of whether Owner or Contractor adopts an OCIP or CCIP, as applicable, Contractor shall be responsible for maintaining the following insurance coverages during Phase II:

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(i) [**]

(ii) Pollution Liability: Contractor shall continue to carry Pollution Liability Insurance described under Section 16.1(a)(vi) with an increased coverage limit [**] per occurrence and [**] in the aggregate.

(iii) Employment Practices Liability: Contractor shall carry Employment Practices Liability [**] with a coverage limit of [**] per occurrence and in the aggregate.

16.3 Provisions Applicable to all Coverages.

(a) After the execution of this Agreement and prior to the commencement of any Work, each Party shall have on file with the other party (and in the case of Owner, Owner's Supplier Relations Department) the applicable insurance certificate(s). Such certificate(s) shall provide that [**] written notice be given to the other Party prior to any material change or cancellation of the insurance. Other than the OCIP or CCIP, as applicable, the Builder’s Risk Insurance and Owner’s Operating Property coverages, each Party shall name the other Party, its subsidiaries and their successors and assigns, as additional insured (except for Worker's Compensation and Professional Liability and Pollution Liability coverage) for their vicarious liability arising out of such Party’s negligent operations or such Party shall be covered under the omnibus provisions thereof. For the OCIP or CCIP, as applicable, and Owner’s Operating Property coverage, each Party and Contractor Interests shall be named as an additional insured thereon, at no cost to Contractor. All policies shall be written to include a waiver of subrogation in favor of the other Party and its Affiliates and Contractor Interests during the performance of the Work and thereafter.[**]

(b) All such insurance shall be with sound insurance companies which have an AM Best Rating of A- VII as the minimum and authorized to do business in the state where the Work is to be performed. None of the liability policies shall have any "other insurance" clause or language which would jeopardize the primacy of Contractor’s insurance with respect to Owner’s self-insured retention or excess insurance. The above Contractor requirements may be met by both Consortium Members providing separate certificates. Any such limits of coverages may be met in one or more layers of coverage.

(c) Neither a failure of a Party to provide the required certificate of insurance nor such Party's submission of a certificate of insurance not in conformance with the insurance requirements stated herein shall relieve such Party from the obligation to have in force the required insurance coverages.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(d) Each Party is responsible for any deductibles associated with its policies of insurance or its self-insured retentions, except as otherwise provided hereunder.

(e) Contractor understands that Owner may have an administrator on-Site at all times in which Contractor or its Personnel are at the Site. Contractor shall interface and cooperate with Owner's administrator. Additionally, Contractor shall follow any recommendations made by the NRC, Nuclear Electric Insurance Limited ("NEIL"), the Institute of Nuclear Power Operators ("INPO") and American Nuclear Insurers ("ANI").

ARTICLE 17 – [**]

17.1 [**]

17.2 [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

17.3 [**]

(a) [**]

(b) [**]. [**]

ARTICLE 18 – LIENS

18.1 Liens. Contractor shall keep the Facility, the Site and the Equipment free from Liens (other than liens arising from acts of Owner or Owner's failure to pay amounts due to Contractor), and shall promptly notify Owner of any known Liens filed against the Facility, the Site, or the Equipment and any structures comprising the Facility or located on the Site. If Owner seeks Contractor's indemnification for any Lien, Owner shall:

(a) Give Contractor prompt written notice of any Lien of which it has knowledge; and applicable documentation regarding the Lien;

(b) Cooperate in the defense of litigation relating to the Lien; and

(c) Give Contractor sole control of the defense and settlement, to the extent of Contractor's liability, for the Lien if Contractor confirms in writing an obligation to indemnify Owner with respect to the Lien.

18.2 Discharge or Bond. Contractor shall take prompt steps to discharge or bond any Lien filed against the Facility, any Equipment, and any structures comprising the Facility or located on the Site by any Subcontractor based on a claim for payment by Contractor in connection with the Work. Contractor shall have the option of providing an indemnity to Owner

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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in lieu of discharging or providing a bond, for up to a [**] period to allow Contractor a reasonable time to resolve the cause of the filing of the Lien. If Contractor fails to indemnify, discharge or promptly bond any Lien, Owner shall have the right, upon notifying Contractor in writing and providing Contractor reasonable time to indemnify, discharge or bond the Lien, to take any and all reasonable actions and steps to satisfy, defend settle or otherwise remove the Lien at Contractor's expense, including reasonable attorneys' fees, costs and expenses. Owner shall have the right to recover these expenses from Contractor. Contractor shall have the right to contest any Lien, provided it first provides to Owner the indemnity provided for above or it may provide the lien holder, a court or other third Person, as applicable, a bond or other assurances of payment necessary to remove the Lien related to the Work from the Site and the Facility in accordance with the Laws of the State of South Carolina.

ARTICLE 19 – PROPRIETARY DATA

19.1 Protection of Owner Proprietary Data.

(a) [**]

(b) [**]

(c)           [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

(d)           [**]

19.2 Protection of Contractor's Proprietary Data.

(a) [**]

(b) [**]

(i) [**]

(ii) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

(iii) [**]

(iv) [**]

(c) [**]

(i) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

(ii) [**]

(iii) [**]

(iv) [**]

(v) [**]

(d) [**]

19.3 [**]

(a) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(b) [**]

(i) [**]

(ii) [**]

(iii) [**]

(iv) [**]

(v) [**]

(vi) [**]

(vii) [**]

(viii) [**]

(1)           [**]

(2)           [**]

(3)           [**]

(4)           [**]

(5)           [**]

(6)           [**]

(7)           [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(8)           [**]

(9)           [**]

(c) [**]

(i) [**]

(ii) [**]

(iii) [**]

(iv) [**]

(d) [**]

(i) [**]

(ii) [**]

(iii) [**]

(iv) [**]

(v) [**]

(vi) [**]

(vii) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(viii) [**]

(e) [**]

(f) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(i) [**]

(ii) [**]

(iii) [**]

(iv) [**]

(g) [**]

19.4 [**]

19.5 [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

19.6 [**]

19.7 [**]

ARTICLE 20 – ENVIRONMENTAL; HAZARDOUS MATERIALS

20.1 Material Safety Data Sheets. To the extent required by applicable Law, Contractor shall provide to Owner Material Safety Data Sheets covering Hazardous Materials to be furnished, used, applied, or stored by Contractor, or any of its Subcontractors, at the Site in connection with the Work. Contractor shall coordinate with Owner's Project Director to provide a listing of such Hazardous Materials and their quantities at the Site for purposes of chemical inventory reporting pursuant to 40 C.F.R. Part 370 and similar state regulations.

20.2 Facility Use, Storage Removal. When the use or storage of explosives or other Hazardous Materials or equipment is necessary for the performance of the Work, Contractor shall exercise the utmost care and shall carry on its activities under the supervision of properly qualified personnel in accordance with applicable Laws. Before Unit Mechanical Completion of the Second Unit (or if there is no Second Unit, the First Unit), Contractor shall remove from the Site in accordance with applicable Laws any explosives and other Hazardous Materials that Contractor or its Subcontractors used, stored or located at the Site or any neighboring property, unless the same have been permanently incorporated into the Facility, provided that, if any such explosives and other Hazardous Materials are necessary for completion of the Work, Contractor shall be permitted to retain such explosives and other Hazardous Materials at the Site or any neighboring property but only if, and to the extent, in compliance with the COL and applicable Laws.

20.3 Handling, Collection, Removal Transportation and Disposal.

(a) Unless otherwise agreed by the Parties, Contractor shall be responsible for the proper handling, treatment, collection, containerizing and removal of Hazardous Materials brought onto the Site or created by Contractor or Subcontractors or spilled or introduced into or at the Site by Contractor or any Subcontractor, including any such Hazardous Materials furnished, used, applied or stored at the Site by Contractor or any Subcontractor, including used oils, greases, and solvents from flushing and cleaning processes performed under the Agreement. Prior to Unit Mechanical Completion of a Unit, Contractor shall be responsible for the proper handling, storage, transportation, and disposal of any Hazardous Materials brought onto the Site or created by Contractor or Subcontractors. Contractor shall be liable for any fines or penalties imposed for its or its Subcontractors' failure to comply with applicable Laws with respect to Hazardous Materials for which it is responsible pursuant to this Section 20.3(a).

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(b) At all times during the performance of the Work, Owner shall be responsible for the prompt and proper handling, storage, transportation and disposal of Hazardous Materials existing at, on or under the Site that were not brought onto the Site or created by Contractor or Subcontractors. After Unit Mechanical Completion of a Unit, Owner shall be responsible for the prompt and proper handling, storage, transportation and disposal of Hazardous Materials used or generated with respect to such Unit or remaining at the Site (after proper handling, collection and containerizing by Contractor). As between the Parties, Owner shall be considered the generator for Hazardous Materials existing at, on or under the Site that were not brought onto the Site or created by Contractor or Subcontractors, and shall retain all responsibility and liability with respect to such Hazardous Materials. Subject to limitations on Santee Cooper's obligations as a matter of South Carolina law and subject to Contractor's obligations under Section 20.3(a), Owner shall indemnify Contractor against any penalties levied by any Government Authority for allowing any collected and containerized waste remaining in storage for more than the period allowed by applicable Laws without permit.

(c) Activities performed by each Party in connection with the handling, storage, collection, containerizing, transportation and disposal of Hazardous Materials shall be performed in accordance with the requirements of all Government Authorities and all applicable Laws.

20.4 Notice of Discovery. Contractor shall provide prompt written notice to Owner of any suspected Hazardous Materials that Contractor finds during performance of the Work not previously identified by Owner to Contractor. Owner shall be responsible for any further action required after the discovery. To the extent any such action causes an increase in Contractor's costs or a delay in the performance of the Work, Contractor shall be entitled to a Change Order pursuant to Article 9.

ARTICLE 21 – TITLE; RISK OF LOSS

21.1 Transfer of Title. Except as otherwise expressly provided in this Agreement, title to an item of Equipment shall pass to Owner upon payment in full by Owner to Contractor for such item of Equipment. The passage of title to Owner shall not be deemed an acceptance or approval of such Equipment (or any Work), affect the allocation of risk of loss, or otherwise relieve Contractor or Owner of any obligation under this Agreement to provide and pay for transportation and storage in connection with the Equipment.

21.2 Risk of Loss.

(a) Whether or not title has passed to Owner, the risk of loss for each system or structure of a Unit shall remain with Contractor until, and shall pass to Owner upon [**]. [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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[**]

(b) [**].

21.3 [**]

ARTICLE 22 – SUSPENSION AND TERMINATION

22.1 Suspension by the Owner for Convenience.

(a) Owner may, without cause, order Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as Owner may determine. Any such suspension of the Work shall entitle Contractor to a Change Order pursuant to Article 9.

(b) Owner shall continue to meet the payment obligations to Contractor during any suspension, delay or interruption for Work actually performed.

(c) During any suspension, Contractor shall take reasonable precautions to protect, store and secure the Equipment against deterioration, loss or damage and to minimize the charges for the suspension.

(d) Contractor shall resume any suspended Work promptly following receipt of notice from Owner to do so.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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22.2 Termination by Owner for Cause.

(a) Without limiting any other rights that it may have hereunder, Owner may terminate the Agreement upon notice to Contractor if:

(i) Contractor is in breach of a material provision of this Agreement and fails to cure the breach within [**] following written notice of such breach or, if such breach is not capable of being cured within such [**] period, such longer period as is reasonably necessary so long as Contractor has commenced the cure within such [**] period and thereafter diligently pursues the cure;

(ii) [**];

(iii) [**]; or

(iv) a Consortium Member is Insolvent.

(b) When Owner terminates the Agreement for one of the reasons stated in Section 22.2(a), Contractor shall not be entitled to receive further payment until the Work is finished subject to the provisions set forth in Section 22.2(c)(iii).

(c) Upon any termination pursuant to this Section 22.2, Owner may at its option elect to: (i) assume responsibility for and take title to and possession of the Facility and Work and Equipment remaining at the Site and Equipment located outside the Site for which payment in full or in part has been made by Owner; (ii) succeed automatically, without the necessity of any further action by Contractor, to the interests of Contractor in any or all Subcontracts entered into by Contractor with respect to the Work (if such Subcontracts permit), and shall be required to compensate such Subcontractors if acceptable to such Subcontractors only for compensation becoming due and payable to such parties for goods and services provided under the terms of their Subcontracts with Contractor from and after the date Owner elects to succeed to the interests of Contractor in such Subcontracts and (iii) request that Contractor continue to perform the Work or any portion thereof pursuant to a separate agreement. In the event of any termination pursuant to this Section 22.2, Owner may, at its option, finish the Work and other work by whatever method Owner may deem expedient.

(d) If the unpaid balance of [**] exceeds the costs of finishing [**] the Work (including all reasonable administrative and other direct costs incurred as a result of such termination), such excess shall be paid to Contractor. If the cost of finishing [**] the Work

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(including all reasonable direct costs for Owner to administer the completion of the Work and other direct costs incurred by Owner as a result of such termination) exceeds the unpaid balance of [**], Contractor shall pay the difference to Owner.

(e) [**]

22.3 Termination by Owner for Convenience.

(a) Owner may, at any time, terminate the Agreement for Owner's convenience and without cause.

(b) In the event of termination for Owner's convenience prior to [**], Contractor shall be entitled to receive payment for [**].

(c) If Owner terminates for its convenience after [**], Contractor shall be entitled to receive payment for [**]

(d) Upon such termination and payment, the Parties shall have no further liability to one another other than any liability that arose prior to the termination of this Agreement pursuant to this Section 22.3 and the Parties' obligations under Section 22.6.

22.4 Suspension and Termination Due to Other Circumstances.

(a) In the event that Owner does not issue the Full Notice to Proceed as established in Section 3.3(b), Contractor shall have the right to suspend its Work, demobilize its forces and take such other actions as are reasonably needed to address the consequences of a delay in the Work, including the suspension or cancellation, as applicable of the Work being performed under Subcontracts. Prior to initiating such suspension, Contractor shall issue a notice

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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to Owner stating the basis for such suspension. Once the event that allowed Contractor to suspend Work under this Section 22.4(a) has occurred, Owner and Contractor shall negotiate a Change in the Contract Price, Project Schedule (including the Guaranteed Substantial Completion Date(s)), and such other applicable terms and conditions of this Agreement to reflect the effect of such event, including, without limitation, the suspension of the Work, and the demobilization and remobilization of Contractor's and the Subcontractors' forces, as applicable. Contractor shall incorporate agreed upon changes in a Change Order[**]. [**]

(b) [**]

(c) [**]

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(d) [**]

(e) In the event of termination pursuant to this Section 22.4, Contractor shall be entitled to receive payment for [**].

22.5 Termination by Contractor.

(a) Contractor may terminate this Agreement for any of the following reasons:

(i) Owner fails to make payment to Contractor in accordance with the Agreement for a period exceeding [**] after an undisputed invoice has become due, or Owner fails to make payment to Contractor of disputed amounts in accordance with the provisions of Section 8.4(b)(i) for a period exceeding [**] following the date provided for in Section 8.4(b)(i), provided, in either case, that Contractor has provided the notices of overdue payment as required under Section 8.4(c);

(ii) Owner is in breach of a material provision of this Agreement and fails to cure the breach within [**] following written notice of such breach or, if such breach is not capable of being cured within such [**] period, such longer period as is reasonably necessary so long as Owner has commenced the cure within such [**] period and thereafter diligently pursues the cure; or

(iii) Either SCE&G or Santee Cooper is Insolvent unless the other of SCE&G or Santee Cooper has provided security for payments that would be due from such Insolvent Person in accordance with Section 8.6 and no other changes to this Agreement have resulted from proceedings involving the Person that is Insolvent.

(b) Upon termination of this Agreement pursuant to this Section 22.5, Contractor shall be entitled to receive payment from Owner as if it were a termination for Owner's convenience under Section 22.3.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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22.6 Actions Required of Contractor upon Termination. Upon receipt of a notice of termination from Owner or the issuance of a notice of termination by Contractor, Contractor shall:

(a) in an orderly manner and consistent with safety considerations, cease operations as directed by Owner in the notice;

(b) take actions necessary, or that Owner may direct, for the protection and preservation of the Work (wherever located); and

(c) except for Work directed to be performed prior to the effective date of termination stated in the notice, enter into no further contracts and purchase orders.

[**]. [**].

ARTICLE 23– SAFETY; INCIDENT REPORTING

23.1 Environmental, Health and Safety Programs. Contractor shall be responsible for initiating, maintaining and supervising the safety precautions and programs in connection with its performance of its Work under the Agreement, including necessary precautions and programs for the Site and any areas adjacent to the Site under its supervision and/or control. Contractor shall comply with applicable workplace safety Laws governing the Work and/or Site.

23.2 Designated Contractor Safety Representative. Contractor shall designate a responsible, qualified person in Contractor's organization at the Site whose duty shall be the prevention of incidents and injuries and addressing unsafe and undesirable conditions and behavior for each of the following three (3) areas: environmental matters (U.S. Environmental Protection Agency and any applicable state agency), health matters (industrial hygiene and

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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employee health hazard prevention/mitigation) and safety matters, as each area relates to construction activities generally and the Work specifically. One individual may be designated for more than one of these three areas if the individual is qualified in the relevant areas.

23.3 OSHA and Other Laws. Contractor shall provide notices and comply with applicable workplace safety Laws, including the Occupational Safety and Health Act ("OSHA") and provisions of the Americans with Disabilities Act relevant to workplace safety. Contractor shall maintain the logs required under OSHA.

(a) Contractor represents that it is familiar with the Site, the Work to be performed, the Equipment to be provided, the hazards of the Work, and, if applicable, the Material Safety Data Sheets for, and the hazards of, the Hazardous Materials that Contractor is expected to provide. Contractor represents that it is familiar with the labeling system used in the workplace.

(b) Contractor acknowledges that OSHA and regulatory standards or state plan equivalent (collectively, the "OSHA Standards") require that its employees be trained in various subjects, such as, but not limited to, the hazards of, and standards applicable to, the Work (29 C.F.R. § 1926.21(b)(2)) (applicable to construction work), lockout/tagout (29 C.F.R. § 1910.147), confined space entry (29 C.F.R. §§ 1926.21(b)(6) or 1910.146), and asbestos (29 C.F.R. §§ 1910.1001 or 1926.1101). Prior to performing Work on the Site, Contractor's employees and their supervisors shall, as required, have been trained in accordance with all applicable OSHA Standards relating to the duties they perform or supervise, and they shall have been trained to recognize and avoid any hazards related to the Work, and to perform the Work safely and without danger to any employee or to any property.

(c) Contractor represents that its employees are or shall be equipped with the personal protective equipment required by applicable OSHA Standards in 29 C.F.R. Parts 1926 and 1910, and with the personal protective equipment required to protect its employees against other serious health or safety hazards. Contractor agrees that it shall discipline its employees who violate any OSHA Standards or applicable Laws in accordance with its own policies and procedures.

(d) Contractor shall comply with all OSHA Standards applicable to the Work, including those requiring pre-employment testing of employees, such as, but not limited to, pulmonary testing, blood testing, urine testing, hearing testing, respirator fit testing, drug screening, and/or applicable medical surveillance testing.

(e) Contractor shall comply with its safety programs and/or any Site specific safety plans which Owner has reviewed and accepted.

(f) Within a reasonable time following a specific request by Owner, and to the extent permitted by applicable Law, Contractor shall provide to Owner copies of training materials for its employees concerning a particular safety and health standard and/or particular substantive or technical training requirement of the job.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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23.4 Worksite Safety.

(a) Contractor shall take reasonable precautions for the safety of, and shall provide reasonable protection to prevent damage, injury or loss to Persons and property resulting from the Work, including:

(i) Contractor or Subcontractor employees and other Persons performing the Work and any Persons who may be affected by the performance of the Work;

(ii) the Equipment to be incorporated into the Facility, whether in storage on or off the Site or under the care, custody or control of Contractor or Subcontractors; and

(iii) other property at or adjacent to the Site, including trees, shrubs, lawns, walks, pavements, roadways, structures and utilities.

(iv) Contractor shall erect, maintain or undertake, as required by existing conditions and the performance of the Agreement, reasonable safeguards for the safety and protection of Persons and property, including posting danger signs and other warnings against hazards, promulgating safety regulations, and notifying Owner and users of adjacent sites and utilities. Those precautions may include providing security guards.

(v) Contractor agrees to provide to Owner the name, title, and phone number of its emergency contact person prior to the commencement of the Work.

23.5 Dangerous Materials. When the use or storage of explosives or other dangerous materials or equipment or unusual methods are necessary for the Work, Contractor shall exercise utmost care and carry on its activities only under the supervision of properly qualified personnel. Contractor shall notify Owner's Project Director prior to bringing any explosives onto the Site.

23.6 Cooperation in Governmental Investigations and Inspections. Contractor and its Subcontractors shall provide reasonable assistance to Owner in responding to requests and inspections by any Government Authority for information in connection with the Work involving Contractor or its Subcontractors. Contractor shall provide the NRC the facilities, furnishings, conveniences and access set forth in 10 C.F.R. § 50.70 and shall take good faith efforts to keep confidential the presence of any representative of the NRC at the Site as provided in 10 C.F.R. § 50.70(b)(4).

23.7 Audit. To the extent permitted by applicable Law, and in response to specific and identifiable concerns, Contractor shall permit Owner to review and copy Contractor's documents related to those specific and identifiable safety and health concerns at the Site.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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ARTICLE 24 – QUALIFICATIONS AND PROTECTION OF ASSIGNED PERSONNEL

24.1 Screening Measures. A fitness for duty and security screening program ("Screening Measures") shall be established for all Contractor and Subcontractor employees for the Work. This program shall comply with the regulations set forth in the Laws governing new nuclear build construction. This program shall contain:

•	Prohibition of the use, transportation, sale, or possession of illegal drugs

•	Prohibition of the use or possession of alcohol beverages on the Site

•	Requirement that employees be fit for duty at all times while on the Site

•	Requirement that employees submit to drug and alcohol testing during preaccess screening, for-cause testing, and post event testing, as necessary

•	Requirement that all employees must immediately report known, suspected, or potential violations of this policy to supervisory personnel or management

•	Requirement that a subset of workers who perform important safety functions be subject to random testing

•	Protection of information and records to assure confidentiality

•	Requirement that employees consent to a search or inspection of the individual's property while on the Site.

In addition to pre-access screening for drugs and alcohol an identity check and screening for criminal history shall be performed. A law enforcement criminal records check on all potential employees that shall include:

•	Verification of identity

•	A criminal history check of the individual shall be performed

•	Prior to a final adverse determination, the applicant shall be informed of the basis for potential denial of access to the Site to assure the accuracy of the basis for such denial.

During preaccess screening a probationary period of not to exceed thirty (30) Days shall be granted to allow for the testing and prescreening to be performed while the employee is put to work.

24.2 Contractor's Personnel. Contractor shall comply with applicable labor and immigration Laws that may impact Contractor's Work under this Agreement, including the Immigration Reform and Control Act of 1986 and Form I-9 requirements. Contractor shall perform the required employment eligibility and verification checks and maintain the required employment records. Contractor acknowledges and agrees that it is responsible for conducting

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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adequate screening of its employees and agents prior to starting the Work. By providing an employee or Subcontractor under this Agreement, Contractor warrants and represents that the Screening Measures with respect to such employee or Subcontractor have been completed and that such Screening Measures did not reveal any information that could adversely affect such employee's or Subcontractor's suitability for employment or engagement by Contractor or competence or ability to perform duties under this Agreement. If in doubt whether a suitability, competence or ability concern exists, Contractor shall discuss with Owner the relevant facts and Owner shall determine, in its sole discretion, whether such Person should be allowed to perform the Work. Owner, in its sole discretion, shall have the option of barring from the Site any person whom Owner determines does not meet the qualification requirements set forth above. In all circumstances, Contractor shall ensure that the substance and manner of any and all Screening Measures performed by Contractor pursuant to this Section conform fully to applicable Law. Contractor shall submit to Owner for approval a set of work rules that applies to all Contractor and Subcontractor employees. This set of work rules shall establish Contractor's and Subcontractor's disciplinary action policy and hiring and termination policy. This policy shall detail the actions to be taken by Contractor and Subcontractors for acts of misconduct, negligence and incompetence of their employees. The disciplinary action program shall be progressive up to termination and the barring of employee from future employment.

24.3 Training of Employees. Contractor represents that all Contractor and Subcontractor personnel shall as required be trained regarding environmental, OSHA and NRC requirements and any other matters required by applicable Laws and relevant to the Work.

24.4 NRC Whistleblower Provision. Contractor and its Major Subcontractors shall comply with the requirements of Section 211, "Employee Protection," of the Energy Reorganization Act of 1974, 42 U.S.C. § 5851, as amended; 10 C.F.R. § 50.7, "Protection of Employees Who Provide Information" and 29 C.F.R. § 24 (collectively, the "Whistleblower Provisions"). Contractor shall implement a program and develop procedures to advise all of Contractor's and the Major Subcontractors' personnel that they are entitled and encouraged to raise safety concerns to Contractor's management, to Owner, and to the NRC, without fear of discharge or other discrimination.

24.5 Respirator Protection. For any Work at the Site that shall expose any of Contractor's or any Subcontractor's employees or representatives to sources of radiation or require them to wear respiratory protection, Contractor shall require each of these employees or other representatives, prior to entering any radiation area or wearing respiratory protection, to undergo a physical examination to determine if occupational radiation exposure or the wearing of respiratory protection should be avoided because of any medical condition or other circumstance, and in addition, to undergo such physical examination as may be required by applicable Law or by any Government Authority having jurisdiction. Contractor shall keep a record of the physical examination available for inspection by Owner. Owner shall assist Contractor in defining the applicable requirements, if requested.

ARTICLE 25 – RECORDS AND AUDIT

25.1 Technical Documentation. Except to the extent applicable Laws require a longer retention, Contractor shall maintain and shall cause its Major Subcontractors to maintain all

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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technical documentation relative to the Equipment for a period of [**] after Final Completion.

25.2 Accounting Records. Except to the extent applicable Laws require a longer retention, Contractor shall maintain and shall cause its Subcontractors to maintain complete accounting records relating to the Work performed or provided under this Agreement [**], or other reimbursable basis in accordance with generally accepted accounting principles in the United States, as set forth in pronouncements of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants, for a period of [**] after Final Completion of a Unit, except that records relating to Sales Taxes for such items must be retained for [**] as specified in Section 25.5.

25.3 Maintenance of Records Generally. Notwithstanding anything in Section 25.1 or 25.2 to the contrary, Contractor shall ensure that its maintenance of records complies with the applicable provisions of 10 C.F.R. § 50.71.

25.4 Right to Audit. If Owner requests verification of [**] or for any Work performed or provided [**], Owner or its authorized representative shall be permitted to examine and audit Contractor's records and books, and Subcontractors' where permitted by contract, related to those costs. The right to initiate any audit shall expire, with respect to any such cost, [**] after the cost was incurred. Such audit shall provide Owner with a reasonable opportunity to verify that all costs and charges have been properly invoiced in accordance with the terms of this Agreement. Owner shall not be entitled to any information that would enable Owner to determine [**] unless access to this information is needed to support a request made by Owner or Contractor for [**]. If any audit by the auditor reveals charges to or paid by Owner as charges or fees which are incorrectly charged, then Owner shall be entitled upon demand for a refund from Contractor of such amounts[**]. Likewise, if any audit or if any examination by any state or local taxing agency reveals additional Sales Tax to be imposed upon Contractor for under collection of tax from Owner on a taxable sale, then Contractor shall be entitled, upon demand, to a payment from Owner of all such amounts, together with any interest and penalties imposed by any state or local taxing agency. Notwithstanding anything in this Section 25.4 to the contrary, Owner shall not be restricted from any audit rights, including any right to conduct audits directly without any intermediary, which it is required to have in order to comply with applicable Laws, including the regulations of the NRC.

25.5 Sales Tax Records. Contractor shall provide or provide access to the information, documents, receipts, invoices, and data to Owner on a monthly basis, or as Owner may from time to time reasonably request and as may be specifically required by the South Carolina state tax regulations for non-tax exempt items, and otherwise fully cooperate with Owner in connection with the reporting of (a) any Sales Taxes payable with respect to the Work and (b) any

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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assessment, refund claim or proceeding relating to Taxes payable with respect to the Work. This may include a monthly assessment visit from the South Carolina state tax department to review this information. Contractor shall require its Major Subcontractors to provide to Contractor all information and data Contractor may reasonably request for purposes of complying with this Article and otherwise fully cooperate with Owner. Contractor shall retain, and shall require Major Subcontractors to retain, copies of such documentation and all documentation relating to purchases relating to the Work or the payment of Sales Taxes, if any, for a period of not less than [**]. Contractor shall ensure that its contracts with all Major Subcontractors effectuate the provision of this Section 25.5. Contractor's obligations under this Section shall survive the termination, cancellation or expiration of this Agreement for any reason and shall last so long as is necessary to resolve any and all matters regarding Taxes attributable to the Work. This information is intended solely for the use of tax compliance.

ARTICLE 26 – TAXES

26.1 Employment Taxes. Contractor shall be responsible for payroll or employment compensation taxes, Social Security taxes, or for labor-related withholding taxes for Contractor and its Subcontractors or any of their employees ("Employment Taxes").

26.2 Sales and Use Taxes on Contractor Tools. Contractor shall pay the taxes on Contractor's purchases of goods, tools, equipment, supplies and other consumables which are not permanently incorporated into the Facility and which remain the property of Contractor. Contractor shall also pay the taxes attributable to Contractor's Construction Equipment, temporary buildings and other property used by Contractor in its performance of this Agreement. [**]. Contractor shall impose a similar obligation on all Subcontractors and shall ensure that no Subcontractor [**].

26.3 Sales and Use Tax on Equipment. [**] Contractor shall consult with Owner on Equipment purchases and work with Owner to obtain the most favorable sales and use tax benefits for Owner.

26.4 State Property Taxes. Contractor and Owner agree that Owner shall be responsible for the filing requirements and payment obligations for all state and local taxes on the Site and the Equipment incorporated (and to be incorporated) into the Facility, provided that Contractor shall be responsible for the filing of property tax returns and the payment of state and local property taxes on Construction Equipment, tools and material which are not incorporated into the Facility and which are owned, used or leased by Contractor to perform the Work.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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26.5 Tax Indemnification.

(a) Except in cases where the imposition of any Tax is the result of the negligence or willful or wanton misconduct by Contractor, Owner shall defend, reimburse, indemnify and hold Contractor harmless for the costs and expenses (including any resulting Taxes, interests and penalties) incurred by Contractor as a result of (i) Owner's formal protest to any Government Authority of any Employment Taxes or Sales Taxes paid or assessed or any property taxes paid or assessed by Government Authorities on the Site or the Equipment, or any other similar Tax, whether local, state or federal, including any litigation expenses in the event Owner decides to protest any such Taxes or (ii) an audit or other investigation by any Government Authority, including the defense and any resulting Tax liability in connection therewith. Owner shall not be responsible for any costs incurred by Contractor necessary to substantiate or verify information for any Tax audit conducted by any Government Authority in the normal course of business.

(b) Except in cases where the imposition of any Tax is the result of the negligence or willful or wanton misconduct by Owner, Contractor shall defend, reimburse, indemnify and hold Owner harmless for the costs and expenses (including any resulting Taxes) incurred by Owner as a result of (i) Contractor's formal protest to any Government Authority of any Employment Taxes, or any Sales Tax or any property tax paid or assessed by any Government Authority on Contractor's Construction Equipment, tools and materials that are not incorporated into the Facility, or any other similar Tax, whether local, state or federal, including any litigation expenses in the event Contractor decides to protest any such Taxes or (ii) an audit or other investigation by any Government Authority, including the defense and any resulting Tax liability in connection therewith. Contractor shall not be responsible for any costs incurred by Owner necessary to substantiate or verify information for any Tax audit or investigation conducted by any Government Authority in the normal course of business.

26.6 Pollution Control Equipment Information. Contractor shall supply Owner with all reasonable information requested by Owner for qualifying air, water or noise pollution control and other equipment for exemption from sales and use taxes, property taxes and any other tax credits, refunds or exemptions available to Owner. Owner shall supply Contractor with all reasonable information and cost analyses requested by Contractor for qualifying air, water or noise pollution control equipment for exemption from sales and use taxes, property taxes and any other credits, refunds or exemptions available to Contractor.

26.7 Non-resident Contractor. Contractor shall comply with Section 12-8-550 of the Code of Laws of South Carolina (1976), as amended, which requires any nonresident contractor providing labor in the State of South Carolina to register with the South Carolina Department of Revenue or Secretary of State to avoid the withholding of two percent (2%) of each payment made to the nonresident contractor.

ARTICLE 27 – DISPUTE RESOLUTION

27.1 Claims. A "Claim" is any claim, dispute or other controversy arising out of or relating to this Agreement, including Change Disputes. Claims must be initiated by written notice. The responsibility to substantiate Claims shall rest with the Party making the Claim. The

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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other Party shall provide reasonable cooperation in making available non privileged information in its possession or control that is relevant for purposes of substantiating the Claim.

27.2 Change Dispute. A Party shall provide written notice to the other Party of any dispute or disagreement that such Party may have regarding a request for a Change or a notice of a Change given by either Party ("Change Dispute"), which notice shall contain such Party's position with respect to such Change Dispute (the "Change Dispute Notice"). Such Party shall provide the Change Dispute Notice to the other Party no earlier than [**] after such Party (a) submitted a notice of Change without having received either (i) a written response from the other Party or (ii) a response from the other Party regarding a notice of Change that is unsatisfactory to such Party or (b), in the case of Section 9.2, Contractor has received from Owner a request for a Change that Contractor does not believe conforms to the requirements of Section 9.2, or a dispute otherwise arises out of Section 9.2.

27.3 Resolution by Negotiation.

(a) As an express condition precedent to commencement of any further proceedings with respect to a Claim (except as may be provided under any applicable lien statute), the Party making such Claim shall notify the other Party's Project Director in writing of such Claim. The Contractor's Project Director and the Owner's Project Director shall meet within [**] of receipt of the written notice of such Claim for the purpose of attempting to resolve the Claim.

(b) If, after the Contractor's Project Director and the Owner's Project Director meet, the Claim remains unresolved or if no such meeting takes place for any reason within such [**] period, then an executive vice president (or equivalent) of (i), in the case of Contractor, each Consortium Member (unless otherwise agreed by the Consortium Members) and (ii), in the case of Owner, each of SCE&G and Santee Cooper (unless otherwise agreed by them) shall meet to attempt to resolve such Claim, as applicable, within [**] from the end of such [**] period.

(c) If the Claim remains unresolved after the [**] period described in Section 27.3(b) and the Parties have not mutually agreed in writing to mediate such Claim, then:

(i) [**]; and

(ii) [**]

(d) The Parties agree to make a diligent, good faith attempt to resolve a Claim as expeditiously as reasonably possible as provided in this Section 27.3.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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27.4 Mediation.

(a) The Parties may mutually agree in writing to endeavor to resolve a Claim by mediation which, unless the Parties mutually agree otherwise, shall be in accordance with the Construction Industry Mediation Procedures of the AAA in effect at the time of the mediation. A request for mediation shall be mutually filed in writing by the Parties with the AAA. If the mediation has not concluded within [**] after its commencement, then, as applicable:

(i) [**]; and

(ii) [**]

(b) The Parties shall share the mediator's fee and any AAA filing fees equally. The mediation shall be held in Charlotte, North Carolina, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements pursuant to Section 27.7.

27.5 Arbitration of Claims[**].

(a) The Parties agree that any Claim [**] ("Arbitrable Claim") that is not resolved pursuant to Section 27.3 or 27.4 shall be submitted to final and binding arbitration for resolution pursuant to this Section 27.5 and in accordance with the Construction Industry Arbitration Rules of the AAA in effect at the time of the arbitration, except as modified by this Section 27.5 or otherwise agreed by the Parties.

(b) Unless the Parties otherwise mutually agree in writing, the arbitral panel ("Arbitral Panel") shall consist of three (3) people. Within [**] after the expiration of the [**] period described in Section 27.3(b), each Party shall give written notice of its selection of a person to serve as a member of the Arbitral Panel ("Member"), who shall have no less than [**] of experience in the litigation of complex disputes including preferably experience in the power plant construction industry. If a Party fails to notify the other Party of the selection of its Member within such [**] period, then such Member shall be appointed by the AAA. Within [**] after the selection of the Members of the Arbitral Panel, the Members shall mutually agree in writing on their nomination of two (2) persons to serve as the chairman of the Arbitral Panel, who shall be practicing attorneys validly licensed to practice law in a jurisdiction in the United States and/or retired judges, and who shall have no less than [**] of experience in the litigation of complex disputes including preferably experience in the power plant construction industry (the "Chairman"). (References herein to "Member" shall include the Chairman unless the context otherwise requires.) The Members shall then select one of such nominated persons to serve as the Chairman. In the event that the Members do not mutually agree on the person to serve as the Chairman within such [**] period, each Member shall submit its nominated person to AAA, and the AAA shall decide the nominee to serve as the Chairman.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(c) It being imperative that all Members of the Arbitral Panel be neutral, act impartially, and be free from any conflict of interest, the Parties shall select such persons on the basis that the Members and the Chairman shall:

(i) have no interest financial or otherwise in either Party nor any financial interest in this Agreement except for payment of its fees and expenses as provided herein;

(ii) not previously have been employed as a consultant or otherwise by either Party, unless any such relationship has been disclosed in writing and approved by the Parties;

(iii) have disclosed in writing to the Parties and each other Member and the Chairman as applicable, before being selected and to his or her best knowledge and recollection, any professional or personal relationships with any director, officer or employee of either Party;

(iv) not, for the duration of the Arbitral Panel, be employed as a consultant or otherwise by either Party, except as may be agreed in writing by the Parties, the other Members and the Chairman;

(v) not give advice to either Party or its Personnel concerning the conduct of this Agreement, other than in accordance with this Agreement;

(vi) not have any ex-parte communications with either Party at any time after their selection pursuant to Section 27.5(b);

(vii) not, while a Member or Chairman, as applicable, enter into discussions or make any agreement with either Party regarding employment by any of them, whether as a consultant or otherwise, after ceasing to act as a Member or Chairman, as applicable; and

(viii) treat the details of this Agreement and all the Arbitral Panel's activities and hearings as private and confidential, and not publish or disclose them without the prior written consent of the Parties.

(d) Each Party shall be responsible for one-half of the fees and expenses of the Arbitral Panel, unless the Arbitral Panel includes an award of fees and expenses in the award. Contractor shall not include such fees and expenses in any amounts invoiced to Owner under this Agreement.

(e) Either Party shall be entitled to have any third party join into any proceedings hereunder as a party thereto under this Section 27.5. A Party may fully defend against any proceedings hereunder, provided that a Party shall not be entitled to make a counterclaim against the other Party unless the counterclaim arises out of the occurrence that is the subject of the pending Arbitrable Claim.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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(f) The Arbitral Panel shall be governed by the provisions of this Agreement and the governing Law, and shall not be entitled to award any punitive, special, indirect, penal, incidental or consequential loss or damages.

(g) The Parties shall promptly provide the Arbitral Panel with such additional information and access to such facilities and Personnel as the Arbitral Panel may require for purposes of resolving any submitted Arbitrable Claim. The Arbitral Panel shall use reasonable efforts to resolve any submitted Arbitrable Claim as promptly as reasonably practicable and in any event within [**] of the appointment of the Chairman of an Arbitral Panel [**]. Notwithstanding the foregoing, if the Parties mutually agree to a deadline extension or the Chairman determines that it is not feasible to resolve the Arbitrable Claim within the above listed deadlines, then a deadline may be extended to provide additional time to resolve such Arbitrable Claim; provided, that the duration of any such extension shall be set taking into account the agreed upon principle that disputes are to be resolved as expeditiously as possible. The Parties expressly agree that the Arbitral Panel shall have no power to consider or award any form of damages or remedies barred by this Agreement.

(h) The decision of the Arbitral Panel shall be issued in a writing that sets forth the Arbitral Panel's reasoned decision. The Arbitral Panel shall not be entitled to deviate from the construct, procedures or requirements of this Agreement. In the absence of bias, fraud, or willful misconduct by an arbitrator, any decision rendered by the Arbitral Panel in any arbitration shall be final and binding upon the Parties under the United States Arbitration Act 9 U.S.C. §§ 1 et seq., and judgment thereon may be entered in the court described in Section 27.7.

27.6 Exclusive Resolution Procedures; Equitable Remedies. The procedures specified in this Article shall be the sole and exclusive procedures for the resolution of Claims (except for lien claims which are governed by statute); provided, however, that, notwithstanding anything in this Article to the contrary, a Party may file a complaint in the court described in Section 27.7 to seek injunctive relief, sequestration, garnishment, attachment, or an appointment of a receiver. Despite such actions, the Parties shall continue to participate in good faith in and be bound by the dispute resolution procedures specified in this Article.

27.7 Consent to Jurisdiction. The Parties agree to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction of the matter, the courts of the State of New York located in the City and County of New York, for any legal proceedings that may be brought by a Party arising out of or in connection with this Agreement or for recognition or enforcement of any judgment or settlement agreement. By execution and delivery of this Agreement, each Party accepts, generally and

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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unconditionally, the jurisdiction of the aforesaid court for legal proceedings arising out of or in connection with this Agreement. Each Party hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing court on the basis of forum non-conveniens or improper venue.

27.8 Continuation of Work. Pending the final resolution of any Claim, Contractor shall proceed diligently with the performance or provision of the Work and its other duties and obligations and Owner shall continue to compensate Contractor as set forth under this Agreement without diminution of effort; provided that Contractor is being compensated for the Work pursuant to the terms of this Agreement, including but not limited to the provisions of Article 8 and provided that the Parties agree that such duties and obligations can be safely and prudently performed.

ARTICLE 28 – NOTICES

All notices, communications, and approvals required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if delivered in person or dispatched by certified mail (return receipt requested), postage prepaid, in any post office in the United States or by any national overnight express mail services (return receipt requested), and addressed as follows:

If to Owner:

South Carolina Electric & Gas Company
Attn: President
Mail Code 190
Columbia, SC 29218
Telephone No.: 803-217-8097
Facsimile No.: 803-217-9336

South Carolina Public Service Authority

Attn: Chief Operating Officer (M602)

One Riverwood Drive

P.O. Box 2946101

Moncks Corner, SC 29461-6101

Telephone No.: 843-761-4087

Facsimile No.: 843-761-7037

With a copy to:

South Carolina Electric & Gas Company

Attn: General Counsel

Mail Code 190

Columbia, SC 29218

Telephone No.: 803-217-8634

Facsimile No.: 803-217-9336

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Execution Version                                                          Confidential Trade Secret Information—Subject to Restricted Procedures

South Carolina Public Service Authority

Attn: General Counsel (M603)

One Riverwood Drive

P.O. Box 2946101

Moncks Corner, SC 29461-6101

Telephone No.: 843-761-7007

Facsimile No.: 843-761-7037

If to Westinghouse:

Westinghouse Electric Company, LLC
Attn: Daniel Lipman
4350 Northern Pike
Monroeville, PA 15146
Telephone No.: (412) 374-6920
Facsimile No.: (412) 374-6677

With a copy to:

Westinghouse Electric Company, LLC

Attn: General Counsel

4350 Northern Pike

Monroeville, PA 15146

Telephone No.: (412) 374-6177

Facsimile No.: (412) 374-6122

If to Stone & Webster:

Stone & Webster, Inc.
Attn: Ed Hubner
3 Executive Campus
Cherry Hill, NJ 08002
Telephone No.: (856) 482-4178
Facsimile No.: (856) 482-3155
with a copy to:

Stone & Webster, Inc.
Attn: E.K. Jenkins
E&C Division Counsel
100 Technology Center Drive
Stoughton, MA 02072
Facsimile No.: (617) 589-1322

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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or to such other address, attention or facsimile number as such Party to whom such notice is to be addressed shall have hereafter furnished to the other Party in writing as provided in this Article.

Notwithstanding the foregoing, any routine correspondence (as further defined in the Project Execution Plan) shall be sent to the appropriate project management and personnel that may be agreed upon by the Parties. Copies of such routine correspondence shall not be routed to the persons listed above.

ARTICLE 29 – ASSIGNMENT

Neither Party shall assign this Agreement in whole or in part without the prior written consent of the other Party. If any assignment by any Party of this Agreement or any right, interest or obligation therein requires the consent of, or notice to, any Government Authority, including the NRC, then such Party shall not effect such assignment without such consent of, or notice to, such Government Authority.

ARTICLE 30 – WAIVER

The failure of either Party to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of such provision nor shall not in any way affect the validity of this Agreement or the right of either Party to enforce each and every provision.

ARTICLE 31 – MODIFICATION

No waiver, modification, or amendment of any of the provisions of this Agreement shall be binding unless it is in writing and signed by duly authorized representatives of both Parties.

ARTICLE 32 – SURVIVAL

The Parties agree that the provisions of Article 15 – Indemnity, Article 17 – [**], Article 19 – Proprietary Data, Article 27 – Dispute Resolution, Section 22.2(e) [**], and Section 25.4 –Right to Audit, this Article and any other terms and conditions of this Agreement that are expressly stated to survive or limiting the liability of Contractor shall survive termination, cancellation or expiration of this Agreement. Any liability and insurance protections afforded a Party hereunder shall apply during the Work and thereafter, and shall survive termination, cancellation or expiration of this Agreement, subject to time limitations provided for in this Agreement.

ARTICLE 33 – TRANSFER

Prior to the removal of any Equipment furnished hereunder from the Facility, except temporarily for repair or permanently for disposal, Owner shall provide Contractor with written assurances from the transferee of limitation of and protection against liability following the proposed removal or transfer at least equivalent to that afforded Contractor and Contractor Interests under the provisions of this Agreement. Removal or transfer contrary to the provisions of this Article shall, in addition to any other legal or equitable rights of Contractor, make Owner the indemnitor

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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of Contractor and Contractor Interests against any liabilities incurred by Contractor and Contractor Interests in excess of those that would have been incurred had no such transfer taken place.

ARTICLE 34 – GOVERNING LAW; WAIVER OF JURY TRIAL; CERTAIN FEDERAL LAWS

34.1 Governing Law. The validity, construction, and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of laws except Section 5-1401 of the New York General Obligations Law; provided, however, that nothing in this Agreement shall seek to alter the rights, responsibilities and limitations applicable to Santee Cooper under the laws of the State of South Carolina.

34.2 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

34.3 Certain Federal Laws. In the performance of Work under this Agreement, Contractor and its Subcontractors shall comply with applicable Law, including provisions of Executive Order 11246, as amended, relating to equal opportunity and nonsegregated facilities, the Fair Labor Standards Act of 1933, the Occupational Safety and Health Act of 1970, and the requirements of the rules, regulations, orders, bulletins and interpretations of the NRC, and with the Laws as set forth in Exhibit S, to the extent applicable to Contractor or Subcontractors. Contractor further agrees to comply with, and agrees to require Subcontractors that are subject to such requirements to comply with, Owner's Government Contracting Programs requirements as specified in 13 CFR 125, 48 CFR 52.219-8, and 48 CFR 52.219-9.

ARTICLE 35 – RELATIONSHIP OF OWNER AND CONTRACTOR

Contractor is an independent contractor and nothing contained herein shall be construed as creating (i) any relationship between Owner and Contractor other than that of owner and independent contractor, (ii) any relationship whatsoever between Owner and Contractor's employees or Subcontractors or (iii) a fiduciary relationship between Contractor and Owner. Neither Contractor, nor any of its employees, are or shall be deemed to be employees of Owner.

ARTICLE 36 – THIRD PARTY BENEFICIARIES

Except as expressly set forth in this Agreement, the provisions of this Agreement are intended for the sole benefit of Owner and Contractor and each Consortium Member, and the Parties do not intend to create any other third party beneficiaries or otherwise create privity of contract with any other Person.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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ARTICLE 37 – REPRESENTATIONS AND WARRANTIES

37.1 Representations and Warranties of Contractor. Each Consortium Member hereby represents and warrants to Owner as follows:

(a) Due Organization of Consortium Member.

(i) Stone & Webster represents and warrants that it is duly organized, validly existing and in good standing under the laws of the State of Louisiana and has the requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in the State of South Carolina and in any other jurisdiction in which the transaction of its business makes such qualification necessary.

(ii) Westinghouse represents and warrants that it is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in the State of South Carolina and in any other jurisdiction in which the transaction of its business makes such qualification necessary.

(b) Due Authorization of Consortium Member; Binding Obligation. Consortium Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by Consortium Member has been duly authorized by the necessary action on the part of such Consortium Member; this Agreement has been duly executed and delivered by such Consortium Member and is the valid and binding obligation of such Consortium Member enforceable in accordance with its terms.

(c) Non-Contravention. The execution, delivery and performance of this Agreement by Consortium Member and the consummation of the transactions contemplated hereby do not and shall not contravene any applicable Law or the organizational documents of such Consortium Member and do not and shall not conflict with or result in a breach of or default under any indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling to which such Consortium Member is a party or by which it or any of its properties is bound or affected.

(d) Consortium Agreement. The Consortium Members have entered into an agreement setting forth their consortium arrangements for the performance of this Agreement and their sharing of liabilities with respect thereto.

37.2 Representations and Warranties of SCE&G and Santee Cooper. Each of SCE&G and Santee Cooper hereby represents, warrants and covenants to Contractor as follows:

(a) Due Organization of Owner. It is duly organized, validly existing and in good standing under the laws of the State of South Carolina and has the requisite power and authority to own and operate its business and properties and to carry on its business as such

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Execution Version                                                          Confidential Trade Secret Information—Subject to Restricted Procedures

business is now being conducted and is duly qualified to do business in State of South Carolina and in any other jurisdiction in which the transaction of its business makes such qualification necessary.

(b) Due Authorization of Owner; Binding Obligation. Its execution, delivery and performance of this Agreement has been duly and effectively authorized by the requisite action on the part of its governing board. This Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the rights of creditors generally and by general principles of equity.

(c) Non-Contravention. Its execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and shall not contravene any applicable Law or organizational documents or do not and shall not conflict with or result in a breach of or default under any indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling to which it is a party or by which it or any of its properties is bound or affected.

On the Effective Date, Santee Cooper shall provide a letter to Contractor making each of the representations set forth in this Section 37.2 on its own behalf as well as a representation that Santee Cooper has appointed SCE&G as its agent pursuant to the Limited Agency Agreement, which is attached hereto Exhibit V, for all purposes under this Agreement, with the power and authority to bind Santee Cooper to its obligations herein, subject to the limitations specifically set forth in the Limited Agency Agreement. In such letter, Santee Cooper shall also agree to notify Contractor promptly in writing if there is any change in the limits of SCE&G's authority set forth in such Limited Agency Agreement.

ARTICLE 38 – MISCELLANEOUS PROVISIONS

38.1 Rights Exclusive. The rights and remedies of Owner or Contractor as set forth in this Agreement shall be the exclusive rights or remedies of the Parties. The limitations of liability, waivers, indemnities, extension of insurances and other liability protection provided herein for the benefit of Contractor shall also apply for the benefit of Contractor Interests and shall apply irrespective of the basis of such claim, whether arising at contract (including breach warranty, indemnity, etc.), tort or otherwise, and regardless of fault, negligence or strict liability.

38.2 Severability. If any provision of this Agreement or the application of this Agreement to any Person or circumstance shall to any extent be held invalid or unenforceable by a court of competent jurisdiction or arbitrator under Article 27, then (i) the remainder of this Agreement and the application of that provision to Persons or circumstances other than those as to which it is specifically held invalid or unenforceable shall not be affected, and every remaining provision of this Agreement shall be valid and binding to the fullest extent permitted by Laws, and (ii) a suitable and equitable provision shall be substituted for such invalid or unenforceable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Execution Version                                                          Confidential Trade Secret Information—Subject to Restricted Procedures

38.3 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties as to the subject matter of this Agreement, and merges and supersedes all prior agreements, commitments, representations, writings and discussions between them other than the Existing Confidentiality Agreement, which shall remain in effect for the purposes set forth in Section 19.2(c)(i). Neither of the Parties shall be bound by any prior obligations, conditions, warranties, or representations with respect to the subject matter of this Agreement.

38.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Execution Version                                                          Confidential Trade Secret Information—Subject to Restricted Procedures

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

SOUTH CAROLINA ELECTRIC & GAS COMPANY, for itself and as agent for South Carolina Public Service Authority By:/s/ William B. Timmerman Name: William B. Timmerman Title: President and CEO
STONE & WEBSTER, INC. By: /s/ David P. Barry Name:David P. Barry Title: Executive Vice President	WESTINGHOUSE ELECTRIC COMPANY LLC By:/s/ Aris Candris Name: Aris Candris Title: Senior Vice President

“[**]” in this Exhibit 10.01 indicates material that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Execution Version Confidential Trade Secret Information—Subject to Restricted Procedures

EXHIBIT A
Scope of Work / Supply
And Division of Responsibility

[**This entire 62-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT B
Contractor’s Organization

Execution Version Confidential Trade Secret Information—Subject to Restricted Procedures

Phase 1/EPC Project Organization

OWNER
Project Director *
Consortium Management Committee
D Chari / E Hubner
Cost & Schedule Manager
Cost Manager
Schedule Manager
Change Control Manager
Deputy Director Engineering & Procurement *
Module Program Manager
Shaw HO Project Manager
WEC HO Project Manager
Procurement Supervisor
Procurement Supervisor
Project Engineer
Project Engineer
Site Manager *
Subcontract Manager
Start Up &Test Manager *
Field Engineering Manager *
Construction Manager *
AP1000 Design Engineering Manager
Technical Oversight
DCP Processing
Quality Assurance Manager
Environmental, Health &Safety Manager
Information Management System Manager
Financial Manager
Licensing Manager

Notes:

1. Positions outlined with --- will transition to site.
2. Boxes shaded are initially shared positions.
3. * Positions requiring Owner consent
4. Startup & Test Manager will report to Owner for conduct of Test Program

Execution Version                                                          Confidential Trade Secret Information—Subject to Restricted Procedures

EXHIBIT C
Permits

X = CONTRACTOR RESPONSIBILITY
O = OWNER RESPONSIBILITY
(Where both are listed, the Party first listed has the lead responsibility and the second one has the responsibility to support)

Listing of Required Permits and Licenses
PERMITS, PLANS, & DETERMINATIONS NEEDED	PERMIT TYPE	DESIGN DATA NEEDED (Y/N)	DEVELOP PERMIT	OWNER / HOLDER	IMPLEMENT PERMIT
Well Permit (Groundwater Wells) (SC R61-71)	State DHEC	Y	X	X	X
Negative declaration on cultural resources from the State Historic Preservation Officer (SHPO) (36 CFR Part 800)	State	N	N/A	N/A	N/A
Negative declaration on endangered species from the U.S. Fish and Wildlife Services (USFWS) (50 CFR Parts 13, 17, 222, 226, 227, 402, 424, 450-453)	Federal	N/A	N/A	N/A	N/A
Negative declaration on endangered species from South Carolina Department of Natural Resources (SCDNR) (50 CFR Parts 13, 17, 222, 226, 227, 402, 424, 450-453)	State	N/A	N/A	N/A	N/A
Wetlands 404 Permit from U.S. Army Corps of Engineers (COE) (33 CFR 328)	Federal	Y	O/X	O	X
Floodplain Assessment (E.O. 11988)	Federal	N/A	N/A	N/A	N/A
Federal Aviation Administration § 77.15 Permit (14 CFR 77)	Federal	Y	X	X	X
PERMITS, PLANS, & DETERMINATIONS NEEDED FOR ANY CONSTRUCTION
Air Quality Protection Permitting
DOE Spent Fuel Agreement/Contract (NWPA 1982)	Federal	N	O	O	O
Bureau of Air Quality Construction Permit (May include contractor small sources) (SC R. 61-62)	State DHEC	Y	O/X	O	X
Concrete Batch Plant BAQ Permit (Form IIF) (May be part of BAQ Construction Permit) (SC R. 61-62)	State DHEC	Y	O/X	O	X
Surface Water Protection Permitting
Dam Repair/Alterations Permit (SC R. 72-1 through R. 72-9)	State DHEC	N/A	N/A	N/A	N/A
Water Use Permit (Water withdrawal from Broad River)	Federal	N/A	N/A	N/A	N/A
Sec 401 Water Quality Certification (SCDHEC) (SC R61-101)	State	Y	O/X	O	X
Public Water Supply System (Potable Water) (SC R. 61-58.)	State DHEC	Y	O/X	O	X
Sec 404 Dredge & Fill Permit (Corps of Engineers)
Dredging of Ponds and River (33 CFR 323)
Construction in Wetlands (33 CFR 330)
Wetland and/or stream fill
Construction of Intake/Discharge Structures (33 CFR 322/Section 10 Rivers and Harbors Act)and Impact to Navigable Waters (33 USC 403)
	Federal/ State	Y	O/X	O	X
County Septic Tank Permit	County	N/A	N/A	N/A	N/A
NPDES Permit to Construct Sanitary Wastewater Wastewater Treatment Intake Structure (33 CFR 322) Discharge structure (SC R. 61-9)	State DHEC	Y	O/X	O	X
NPDES Permit - Concrete Batch Plant (SC R. 61-9)	State DHEC	Y	O/X	O	X
NPDES Stormwater Permit Construction Storm Water Pollution Prevention Plan (SWPPP) Erosion Control Plan Grading Permit Notice of Intent (NOI) (SC R. 61-9)	State DHEC	Y	O/X	O	X
CZMA Approval / Waiver	State/Federal	Y	O	O	O
Facility Response Plan for Oil Spills (40 CFR 112, SC R. 61-9 BMP)	State	N/A	N/A	N/A	N/A
Groundwater/Drinking Water Protection Permitting
Diesel Fuel Storage Tank (UST) Installation Permit (Potentially not required for above ground tanks) (SC R. 61-92)	State DHEC	N/A	N/A	N/A	N/A
Waste Management Permitting
Construction & Demolition Landfill (SC R. 61-71, R. 61-107.258, R. 61-107.11, and R. 61-107.13)	State DHEC	Y	O/X	O	X
Pollution Prevention and Waste Minimization Plan (RCRA) (SC R. 61-79, and SC R. 61-104)	State DHEC	N/A	N/A	N/A	N/A
Process Waste Disposal/RCRA ID Number (SC R. 61-79, and SC R. 61-104)	State DHEC	Y	O/X	O	X
Used Oil Disposal (SC R. 61-79, and SC R. 61-104)	State	N/A	N/A	N/A	N/A
Miscellaneous Permits
NRC COL	NRC	N/A	N/A	N/A	N/A
FERC License Revision (Project 1894)	FERC License	Y	O/X	O	O
ASME Owners Certification (NCA-3230)	ASME	N/A	O	O	O
Parr/FFPS and Railroad Easements	SCE&G	Y	O/X	O	O
SC Business License	State	N/A	N/A	N/A	N/A
Release from “Land Application” status for areas in and around L50.	State DHEC	N/A	N/A	N/A	N/A
Engineering Report [International Building Codes, Sec 1704) (Fairfield Co Building Safety)	County	Y	X	X	X
Building Permit [Offices & warehouses only] (Fairfield Co Building Safety)	County	Y	X	X	X
DOT Highway Encroachment/Modifications	State DOT	N/A	N/A	N/A	N/A
Blasting Permit	State	N	X	X	X
Certificate of Public Convenience and Necessity (SC Public Service Commission)	State	Y	O/X	O	O
PERMITS, PLANS, & DETERMINATIONS NEEDED FOR OPERATION
Air Quality Protection Permitting
Title V Air Operating Permit or Conditional Major Source Permit (SC R. 61-62)	State DHEC	Y	O/X	O	O

Execution Version                                                          Confidential Trade Secret Information—Subject to Restricted Procedures

EXHIBIT C
Permits

Listing of Required Permits and Licenses
PERMITS, PLANS, & DETERMINATIONS NEEDED	PERMIT TYPE	DESIGN DATA NEEDED (Y/N)	DEVELOP PERMIT	OWNER / HOLDER	IMPLEMENT PERMIT
Surface Water Protection Permitting
NPDES Permit Sanitary Wastewater Discharge Wastewater Treatment Discharge Cooling Tower Blowdown Discharge (SC R. 61-9)	State DHEC	Y	O/X	O	O
Operations SPCC Plan (40 CFR 112, SC R. 61-9)	State	Y	N/A	N/A	N/A
NPDES Operations Stormwater Permit Operations Storm Water Pollution Prevention Plan (SWPPP) (SC R. 61-9)	State DHEC	Y	O/X	O	O
Groundwater/Drinking Water Protection Permitting
Diesel Fuel Storage Tank (UST) Operating Permit (Potentially not required for above ground tanks) (SC R. 61-92)	State DHEC	N/A	N/A	N/A	N/A

Execution Version                                                          Confidential Trade Secret Information—Subject to Restricted Procedures

EXHIBIT C
Permits

Listing of Required Permits and Licenses
PERMITS, PLANS, & DETERMINATIONS NEEDED	PERMIT TYPE	DESIGN DATA NEEDED (Y/N)	DEVELOP PERMIT	OWNER / HOLDER	IMPLEMENT PERMIT
Waste Management Permitting
Process Waste Disposal/RCRA ID Number (SC R. 61-79, and SC R. 61-104)	State	Y	O/X	O	O
Pollution Prevention and Waste Minimization Plan (SC R. 61-79, and SC R. 61-104)	State	Y	O/X	O	O
Radioactive Materials/Transport License (SC R 61-63 and R 61-83)	State DHEC	N	O	O	O
SNM License 10 CFR 30, 40 and 70	Federal NRC	N	O	O	O
Certificate to Transport Hazardous Materials (40 CFR and SC R 61-79)	Federal/ DOT	N	O	O	O

EXHIBIT D
AP1000—Project Execution Plan Processes

[**This entire four-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT E
Project Schedule

[**This entire 25-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT F-1
Milestone Payment Schedule

[**This entire 46-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT F-2
Payment Plan

[**This entire 13-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT G

[**This entire five-page exhibit and the exhibit’s title have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT H
Pricing

[**This entire 14-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT I-1
Toshiba Parent Guaranty

[**This entire six-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT I-2
Shaw Parent Guaranty

[**This entire six-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT J
Price Adjustment Provisions
And Division of Responsibility

[**This entire 16-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT K
Costs

[**This entire eight-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT L
Net Electric Guarantee Conditions and Load List

[**This entire 20-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT M-1
Software License

[**This entire 10-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT M-2
AP1000 Intellectual Property License (WEC)

[**This entire seven-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT M-3
AP1000 Intellectual Property License (S&W)

[**This entire seven-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

Execution Version Confidential Trade Secret Information—Subject to Restricted Procedures

EXHIBIT N
Industry Codes And Standards

Introduction                                                                                                                                                                                           3

Codes and Standards

ACI - American Concrete Institute                                                                                                                                            5

AISC - American Institute of Steel Construction                                                                                                                        5

AISI - American Iron and Steel Institute                                                                                                                                    5

AMCA - Air Movement and Control Association, Inc.                                                                                                              5

ANS – American Nuclear Society                                                                                                                                             6

ANSI – American National Standards Institute                                                                                                                          7

API – American Petroleum Institute                                                                                                                                           9

ARI – Air Conditioning and Refrigeration Institute                                                                                                                      9

ASCE – American Society of Civil Engineers                                                                                                                            10

            ASHRAE – American Society of Heating, Refrigeration, and Air Conditioning Engineers                                                           10

            ASME – American Society of Mechanical Engineers                                                                                                                10

ASTM – American Society of Testing and Materials                                                                                                                 14

AWS – American Welding Society                                                                                                                                          15

AWWA – American Water Works Association                                                                                                                       15

CMAA – Crane Manufacturers Association of America                                                                                                           15

FEMA – Federal Emergency Management Agency                                                                                                                  16

IEEE – Institute of Electrical and Electronics Engineers                                                                                                             16

ISA – Instrumentation, Systems and Automation Society                                                                                                          20

MIL – Military Standards and Specifications                                                                                                                            20

NEMA – National Electrical Manufacturers Association                                                                                                           20

NFPA – National Fire Protection Association                                                                                                                          20

SMACNA – Sheet Metal and Air Conditioning Contractors National Association 22

UBC – Uniform Building Code	22

 UL – Underwriters Laboratories, Inc.                                                                                                                                     22

AP1000 Nuclear Power Plant Codes and Standards Introduction

This document provides the listing of industry codes and standards that are applicable to the AP1000 Nuclear Power Plant design (the “Industry Codes and Standards”). The attached listing of the Industry Codes and Standards is derived from the AP1000 Design Certification Document (DCD). This list therefore is a listing of codes and standards that the AP1000 Nuclear Power Plant design is committed to by the licensing process. The revision or date of each code and standard is also included in the attached table.  For codes and standards that were provided in the DCD without revision or date, the revision or date in effect, March 2002 (submittal date of the AP1000 Nuclear Power Plant design to NRC) was used.  The revisions reflect the DCD licensing commitment. Changes to the standard or revision may require a licensing submittal by the Owner. Contractor will notify Owner of any proposed changes to the listing of Industry Codes and Standards to ensure that they are reflected in future licensing submittals.

Except as provided below, regarding ASME application, the edition and addenda of the ASME code applied in the design and manufacture of each component is the edition and addenda established by the requirements of the DCD. The use of editions and addenda issued subsequent to the DCD is permitted, however any change to ASME code edition will require NRC approval. In the event the DCD does not specify the edition and addenda of the code applicable to an activity required under the Agreement, the activity will be performed in compliance with the code edition and addenda required under 10 CFR 50.55a. The baseline used for the evaluations done to support this Design Control Document and the DCD is the 1998 Edition, 2000 Addenda, except as follows:

The 1989 Edition, 1989 Addenda is used for Articles NB-3200 (Design by Analysis), NB-3600, NC-3600, and ND-3600 (Piping Design) in lieu of later editions and addenda.

Guidance for ASME code year and addenda to use in mechanical equipment and valve specifications:

CASE 1: ASME Section III Safety Related Equipment in Support of the Design Certification

If the principal construction code for the equipment is ASME Section III as defined in Table 3.2-3 of the DCD, then the year and addenda shall be in accordance with paragraphs 5.2.1.1 and 6.1.1 of the DCD (i.e., 1998 year with 2000 addenda), except as follows:

“The 1989 Edition, 1989 Addenda is used for Articles NB-3200 (Design by Analysis), NB-3600, NC-3600, and ND-3600 (Piping Design) in lieu of later editions and addenda.”

Any other ASME BP&V Code Sections listed within the equipment specification for this equipment (e.g., II, V, IX, and XI) shall have the same 1998 year and 2000 addenda.

In addition to AP1000 Nuclear Power Plant codes A, B, and C, the above applies to code D non-safety equipment being built to ASME Section III as the principal construction code defined in Table 3.2-3 of the DCD.

CASE 2: Non-ASME Section III Equipment (Non-Safety Related Equipment)

If the equipment principal construction code is ASME but NOT Section III as defined in Table 3.2-3 in the DCD (e.g., ASME Section VIII for pressure tanks/vessels), then the ASME 2001 year and 2003 addenda shall be used, unless otherwise specified in the DCD.  ASME Section III will NOT be included in the specifications and standards list in the equipment specification.

If any other ASME Sections are listed within the equipment specification (e.g., ASME Section IX for welding requirements), then the 2001 year with 2003 addenda shall be used for them as well.

Additional codes and standards may be applied to the final AP1000 Nuclear Power Plant design at the sole discretion of Contractor. These additional codes and standards will then be requirements for the AP1000 Nuclear Power Plant design, however they will not be required by licensing and therefore the date and application is subject to change as determined by Contractor in its sole discretion.

The attached table, Table 1, only list industry codes and standards.  Regulatory standards (Regulatory Guides, NUREGs, etc.) are not included in the attachment; these standards are referenced in the DCD.

Table 2 identifies codes and standards that are not included in the Licensing Basis but are pertinent to the Facility.  Since they are not included as part of the Licensing Basis, revisions may be used as determined by Contractor in its sole discretion.

Execution Version                                                                                                          Confidential Trade Secret Information—Subject to Restricted Procedures

                                               Table 1
AP1000 Codes and Standards (Licensing Basis)

Title                                                                                                             DCD Section

ACI - American Concrete Institute
ACI 117, “Standard Specification for Tolerances for Concrete Construction and Materials,” 1990	3.8
ACI 211.1, “Standard Practice for Selecting Proportions for Normal, Heavy Weight, and Mass Concrete,” 1991	3.8
ACI 304R, “Guide for Measuring, Mixing, Transporting, and Placing Concrete,” 2000	3.8
ACI 318, “Building Code Requirements for Reinforced Concrete,” 2002	2.5
ACI 349.3R, “Evaluation of Existing Nuclear Safety-Related Concrete Structures,” 1996	3.8
ACI 349, “Code Requirements for Nuclear Safety Related Concrete Structures,” 2001	1A, 3.8, 3H
AISC - American Institute of Steel Construction
AISC N690, “Specification for the Design, Fabrication, and Erection of Steel Safety-Related Structures for Nuclear Facilities,” 1994	3A, 3F, 3H
AISC S335, “Specification for Structural Steel Buildings, Allowable Stress Design and Plastic Design,” 1989	3.3
Seismic Provisions for Structural Steel Buildings, American Institute of Steel Construction, April 1977 including Supplement 2, November 2000	3.7
AISI - American Iron and Steel Institute
AISI, “Specification for the Design of Cold Formed Steel Structural Members,” 1996 Edition and Supplement No. 1, July 30, 1999	3A, 3F
AMCA - Air Movement and Control Association, Inc.
AMCA 210, “Laboratory Method of Testing Fans for Rotating Purposes,” 1985	9.4
AMCA 211, “Certified Ratings Program Air Performance,” 1987	9.4
AMCA 300, “Reverberant Room Method for Sound Testing of Fans,” 1985	9.4
AMCA 500, “Test Method for Louvers, Dampers, and Shutters,”1989	9.4
ANS – American Nuclear Society
ANS 5.1, “Decay Heat Power in Light Water Reactors,” 1994	5.4
ANS 5.1, “Decay Heat Power in Light Water Reactor,” 1979	1.9, 15.2
ANS 5.4, “American National Standard Method for Calculating the Fractional Release of Volatile Fission Products From Oxide Fuel,” 1982	1A
ANS 6.1, “Guidelines on the Nuclear Analysis and Design of Concrete Radiation Shielding for Nuclear Power Plants,” 1989	12.3
ANS 6.4, “Guidelines on the Nuclear Analysis and Design of Concrete Radiation Shielding for Nuclear Power Plants,” 1997	1A, 12.3
ANS 15.8, “Nuclear Material Control Systems for Nuclear Power Plants,” 1974	13
ANS 18.1, “Radioactive Source Term for Normal Operation of Light Water Reactors,” 1999	1A, 11.1
ANS 51.1, “Nuclear Safety Criteria for the Design of Stationary Pressurized Water Reactor Plants,” 1983	3.2, 3.9, 5.4, 9.3
ANS 55.6, “Liquid Radioactive Waste Processing Systems for Light Water Reactor Plants,” 1993	11.2
ANS 56.2, “Containment Isolation Provisions for Fluid Systems,” 1984	1A
ANS 56.11, “Design Criteria for Protection Against the Effects of Compartment Flooding in Light Water Reactor Plants,” 1988	3.4
ANS 57.1, “Design Requirements for Light Water Reactor Fuel Handling Systems,” 1992	9.1
ANS 57.2, “Design Requirements for Light Water Reactor Spent Fuel Storage Facilities at Nuclear Power Plants,” 1983	4.3, 9.1
ANS 57.3, “Design Requirements for New Fuel Storage Facilities at LWR Plants,” 1983	4.3
ANS 58.2, “Design Bases for Protection of Light Water Nuclear Power Plants Against Effects of Postulated Pipe Rupture,” 1988	3.6
ANS 58.8, “Time Response Design Criteria for Nuclear Safety Related Operator Actions,” 1984	1.9
ANS C-2, “National Electrical Safety Codes,” 1997	8.2
ANSI – American National Standards Institute
ANSI 16.1, “Nuclear Criticality Safety in Operations with Fissionable Materials Outside Reactors,” 1975	9.1
ANSI 56.5, “PWR and BWR Containment Spray System Design Criteria,” 1979	1.9
ANSI 56.8, “Containment System Leakage Testing Requirements,” 1994	6.2
ANSI 58.6, “Criteria for Remote Shutdown for Light Water Reactors,” 1996	7.4
ANSI B16.34, “Valves – Flanged and Buttwelding End,” 1996	3.2
ANSI B16.41, “Functional Operational Requirement for Power Operated Valves,” 1983	1.9
ANSI B30.2, “Overhead and Gantry Cranes,” 1990	9.1
ANSI B30.9, “Slings,” 1996	9.1
ANSI B31.1, “Power Piping, ASME Code for Pressure Piping,” 1989	3.2, 3.6, 9.2
ANSI B96.1, “Welded Aluminum-Alloy Storage Tanks,” 1981	3.2
ANSI HFS-100, “American Standard for Human Factors Engineering of Visual Display Terminal Workstations,” 1988	18.8
ANSI N14.6, "Special Lifting Devices for Shipping Containers Weighing 10,000 pounds (4500 kg) or More,” 1993	3.9, 9.1
ANSI N16.1, “Nuclear Criticality Safety in Operations with Fissionable Materials Outside Reactors,” 1975	9.1
ANSI N16.9, “Validation of Calculational Methods for Nuclear Criticality Safety,” 1975	9.1
ANSI N18.2, “Nuclear Safety Criteria for the Design of Stationary Pressurized Water Reactor Plants,” 1973	15.0
ANSI N18.2a, “Nuclear Safety Criteria for the Design of Stationary Pressurized Water Reactor Plants,” 1975.	3.2
ANSI N101.6, “Atomic Industry Facility Design, Construction, and Operation Criteria,” 1972	1A
ANSI N210, “Design Objectives for Light Water Reactor Spent Fuel Storage Facilities at Nuclear Power Stations,” 1976	9.1
ANSI N237, “Source Term Specification,” 1976	1A
ANSI N271, “Containment Isolation Provisions for Fluid Systems,” 1976	1A
ANSI N278.1, “Self-Operated and Power-Operated Safety-Relief Valves Functional Specification Standard,” 1975	5.4
API – American Petroleum Institute
API 610, “Centrifugal Pumps for General Refinery Services,” 1981	3.2
API-620, “Recommended Rules for Design and Construction of Large, Welded, Low-Pressure Storage Tanks,” Revision 1, April 1985.	3.2
API-650, “Welded Steel Tanks for Oil Storage,” Revision 1, February 1984.	3.2
ARI 410, “Forced Circulation Air Cooling and Air Heating Coils”, 1991	9.4
ARI – Air Conditioning and Refrigeration Institute
ARI 620, “Self-Contained Humidifiers for Residential Applications,” 1996	9.4
ASCE – American Society of Civil Engineers
ASCE 4, “Seismic Analysis of Safety-Related Nuclear Structures and Commentary,” 1989	3.7
ASCE 7, “Minimum Design Loads for Buildings and Other Structures,” 1998	3.7
ASCE 8, “Specification for the Design of Cold Formed Stainless Steel Structural Members,” 1990	6.2
ASCE Paper No. 3269 “Wind Forces on Structures” Transactions of the American Society of Civil Engineers, Vol. 126, Part II (1961)	3
ASHRAE – American Society of Heating, Refrigeration, and Air Conditioning Engineers
ASHRAE 33, “Methods of Testing for Rating Forced Circulation Air Cooling and Air Heating Coils,” 1978	9.4
ASHRAE 52.1 “Gravimetric and Dust Spot Procedures for Testing Air-Cleaning Devices Used in General Ventilation for Removing Particulate Matter,” 1992	9.4
ASHRAE 62, “Ventilation for Acceptable Indoor Air Quality,” 1999	9.4
ASHRAE 62, “Ventilation for Acceptable Indoor Air Quality,” 1989	6.4
ASHRAE 126, “Method of Testing HVAC Air Ducts,” 2000	9.4
ASME – American Society of Mechanical Engineers
ASME OM Code, “Code for Operation and Maintenance of Nuclear Power Plants,” 1995 Edition, 1996 Addenda	3.9
ASME/ANSI AG-1, “Code on Nuclear Air and Gas Treatment,” 1997	1A, 3.2, 3A, 9.4
ASME B16.34, “Valves – Flanged and Buttwelding End,” 1996	5.4
ASME B30.2, “Overhead & Gantry Cranes,” 1990	9.1
ASME B31.1, “Code for Power Piping,” 1989 Edition, 1989 Addenda	5.2
ASME Boiler and Pressure Vessel Code, Section II, “Metal Specifications”, 1989 Edition, 1989Addenda, (Class 1, 2, 3 Piping and Components)	5.2, 5.4
ASME Boiler and Pressure Vessel Code, Section III, Rules for Construction of Nuclear Power Plant Components, (The baseline used for the evaluations done to support this safety analysis report and the Design Certification is the 1998 Edition, 2000 Addenda, except as follows:  the 1989 Edition, 1989 Addenda is used for Articles NB-3200, NB-3600, NC-3600, and ND-3600 in lieu of later editions and addenda.), (Class 1, 2, 3 Piping and Components)
3.9, 5.2, 5.3, 5.4
Code Case N-4-11, “Special Type 403 Modified Forgings or Bars, Section III, Division 1, Class 1 and Class CS”	5.2
Code Case N-20-4, “SB-163 Nickel-Chromium-Iron Tubing (Alloys 600 and 690) and Nickel-Iron-Chromium Alloy 800 at a Specified Minimum Yield Strength of 40.0 ksi and Cold Worked Alloy 800 at Yield Strength of 47.0 ksi, Section III, Division 1, Class 1”	5.2
Code Case N-60-5, “Material for Core Support Structures, Section III, Division 1”	5.2
Code Case N-71-18, “ Additional Material for Subsection NF, Class 1, 2, 3 and MC Component Supports Fabricated by Welding, Section III Division 1”	5.2
Code Case N-122-2 “Stress Indices for Integral Structural Attachments Section III, Division 1, Class 1” 1994	5.2
Code Case N-249-14, “Additional Materials for Subsection NF, Class 1, 2, 3, and MC Supports Fabricated Without Welding, Section III, Division 1”	5.2
Code Case N-284-1, “Metal Containment Shell Buckling Design Methods, Section III, Division 1 Class MC”	5.2
Code Case N-318-5, “Procedure for Evaluation of the Design of Rectangular Cross Section Attachments on Class 2 or 3 Piping Section III, Division”	5.2
Code Case N-391-2, “Procedure for Evaluation of the Design of Hollow Circular Cross Section Welded Attachments on Class 1 Piping Section III, Division 1”	5.2
Code Case N-319-3, “Procedure for Evaluation of Stresses in Butt Welding Elbows in Class 1 Piping, Section III, Division 1”	5.2
Code Case N-392-3, “Procedure for Valuation of the Design of Hollow Circular Cross Section Welded Attachments on Class 2 and 3 Piping Section III, Division 1”	5.2
Code Case-N-474-2, “Design Stress Intensities and Yield Strength Values for UNS06690 With a Minimum Yield Strength of 35 ksi, Class 1 Components, Section III, Division 1”	5.2
ASME Boiler and Pressure Vessel Code, Section IV, “Non-destructive Examination,” 1998 Edition, 2000 Addenda, (Class 1, 2, 3 Piping and Components)	5.2
ASME Boiler and Pressure Vessel Code, Section V, “Non-destructive Examination,” 1998 Edition, 2000 Addenda, (Class 1, 2, 3 Piping and Components)	5.4
ASME Boiler and Pressure Vessel Code, Section VIII, Division 1, “Pressure Vessels,” 1998 Edition, 2000 Addenda, (Class 1, 2, 3 Piping and Components)	5.2, 9.3
ASME Boiler and Pressure Vessel Code, Section IX, “Welding and Brazing Qualifications,” 1998 Edition, 2000 Addenda, (Class 1, 2, 3 Piping and Components)	5.2
Code Case 2142-1, “F-Number Grouping for Ni-Cr-Fe, Classification UNS N06052 Filler Metal, Section IX”	5.2
Code Case 2143-1, “F-Number Grouping for Ni-Cr-Fe, Classification UNS W86152 Welding Electrode, Section IX”	5.2
ASME Code Section XI (1998 Edition) and mandatory appendices.  (Design provisions, in accordance with Section XI, Article IWA-1500, are incorporated in the design processes for Class 1 components.) , (Class 1, 2, 3 Piping and Components)
3.9, 5.2, 5.4
ASME Code Section XI (1996 Edition) Appendix G	5.3
ASME N509 (R1996), “Nuclear Power Plant Air Cleaning Units and Components,” 1989	1A, 3A, 9.4
ASME N510, “Testing of Nuclear Air Cleaning Systems,” 1989	1A, 9.4
ASME NOG-1, “Rules for Construction of Overhead and Gantry Cranes (Top Running Bridge, Multiple Girder),” ASME Code, Section IV, Pt. HWL, 1998.	9.1
ASME NQA-1, “Quality Management System,” 1989 edition through NQA-1b-1991, Addenda (DCD identifies NQA-1 1b 1991 Addenda, however NRC has accepted NQA-1 through NQA-1c-1992, Addenda as acceptable via Reg Guide 1.28. NQA-1-1c-1992 is to be specified to be consistent with the ASME Section III Code and Addenda specified in the DCD.)	17.0
ASME Performance Test Code 19.11, 1970	10.4
ASTM – American Society of Testing and Materials
ASTM A 580, “Specification for Stainless and Heat-resisting Steel Wire,” 1990	4.2
ASTM A 609, “Standard Specification for Longitudinal Beam Ultrasonic Inspection of Carbon and Low Alloy Steel Castings,” 1991
ASTM A 615, “Deformed and Plain Billet Steel Bars for Concrete Reinforcement,” 2001	3.8
ASTM A 706, “Low Alloy Steel Deformed Bars for Concrete Reinforcement,” 2001	3.8
ASTM A 970, “Specification for Welded Headed Bars for Concrete Reinforcement,” 1998	3.8
ASTM C 33, “Specification for Concrete Aggregates,” 2002	3.8
ASTM C 94, “Specifications for Ready-Mixed Concrete,” 2000	3.8
ASTM C 131, “Resistance to Abrasion of Small Size Coarse Aggregate by Use of the Los Angeles Machine,” 2001	3.8
ASTM C 150, “Specification for Portland Cement,” 2002	3.8
ASTM C 260, “Air Entraining Admixtures for Concrete,” 2001	3.8
ASTM C 311, “Sampling and Testing Fly Ash or Natural Pozzolans for Use as Mineral Admixture in Portland Cement Concrete,” 2002	3.8
ASTM C 494, “Chemical Admixtures for Concrete,” 1999	3.8
ASTM C 535, “Test Method for Resistance to Degradation of Large-Size Coarse Aggregate by Abrasion and Impact in the Los Angeles Machine,” 2001	3.8
ASTM C 618, “Fly Ash and Raw or Calcined Natural Pozzolans for Use in Portland Cement Concrete,” 2001	3.8
ASTM D 512, “Chloride Ion in Industrial Water,” 1999	3.8
ASTM D 1888, "Particulate and Dissolved Matter in Industrial Water."	3.8
ASTM E 142, “Methods for Controlling Quality of Radiographic Testing,” 1986	4.2
ASTM E 165, “Practice for Liquid Penetrant Inspection Method,” 1995	5.4
ASTM E 185, “Standard Practice for Conducting Surveillance Tests for Light-Water Cooled Nuclear Power Reactor Vessels,” 1982	5.3
ASTM E 741, “Standard Test Methods for Determining Air Change in a Single Zone by Means of a Tracer Gas Dilution,” 2000	6.4, 9.4
AWWA – American Water Works Association
AWWA D100, “Welded Steel Tanks for Water Storage,” 1984	3.2
AWS – American Welding Society AWS D1.1 Structural Welding Code – 2000 - Steel Covers the design, welding and examination of welded structural steel 1/8" and thicker. It allows for both pre-qualified and non prequalified welding procedures. AWS D 1.4-98 Reinforcing Steel Welding Code,	3.8.3.2
CMAA – Crane Manufacturers Association of America
CMAA Specifications, “Specification for Electric Overhead Traveling Cranes,” 1999	9.1
FEMA – Federal Emergency Management Agency
FEMA 356, “Prestandard and Commentary for the Seismic Rehabilitation of Buildings,” 2000	3.7
IEEE – Institute of Electrical and Electronics Engineers
IEEE Standard 7-4.3.2, “IEEE Standard Criteria for Digital Computers in Safety Systems of Nuclear Power Generating Stations,” 1993	1A, 7.1
IEEE Standard 98, “IEEE Standard for the Preparation of Test Procedures for the Thermal Evaluation of Solid Electrical Insulating Materials,” 1984	3D
IEEE Standard 100, “IEEE Standard Dictionary of Electrical and Electronic Terms,” 1996	3D
IEEE Standard 141, “IEEE Recommended Practice for Electric Power Distribution for Industrial Plants,” (IEEE Red Book), 1993	8.3
IEEE Standard 242, “IEEE Recommended Practice for Protection and Coordination of Industrial and Commercial Power Systems” (IEEE Buff Book), 1986	8.3
IEEE Standard 279, “IEEE Standard Criteria for Protection Systems for Nuclear Power Generating Stations,” 1971	1A
IEEE Standard 281, “IEEE Standard Service Conditions for Power System Communication Equipment,” 1984	9.5
IEEE Standard 308, “IEEE Standard Criteria for Class 1E Power Systems for Nuclear Power Generating Stations,” 1991	1A, 8.1, 8.3
IEEE Standard 317, “IEEE Standard for Electric Penetrations Assemblies in Containment Structures for Nuclear Power Generating Stations,” 1983	1.9, 1A, 8.1, 8.3
IEEE Standard 323, “IEEE Standard for Qualifying Class 1E Equipment for Nuclear Power Generating Stations,” 1974	1.9, 1A, 3.2, 8.1
IEEE Standard 338, “IEEE Standard Criteria for the Periodic Surveillance Testing of Nuclear Power Generating Stations Safety Systems,” 1987	1.9, 1A, 8.1
IEEE Standard 344, “IEEE Recommended Practice for Seismic Qualification of Class 1E Equipment for Nuclear Power Generating Stations,” 1987	3.2, 3F, 8.1
IEEE Standard 379, “IEEE Standard Application of the Single-Failure Criterion to Nuclear Power Generating Station Safety Systems,” 2000	1A, 8.1
IEEE Standard 381, “IEEE Standard Criteria for Type Test of Class 1E Modules used in Nuclear Power Generating Stations,” 1977	3D
IEEE Standard 382, “IEEE Standard for Qualification of Actuators for Power-Operated Valve Assemblies with Safety-Related Functions for Nuclear Power Plants,” 1996	1A, 8.1
IEEE Standard 383, “IEEE Standard for Type Test of Class 1E Electric Cables, Field Splices, and Connections for Nuclear Power Generating Stations,” 1974	8.1, 9.5
IEEE Standard 384, “IEEE Standard Criteria for Independence of Class 1E Equipment and Circuits,” 1981	1A, 1.9, 8.1, 8.3
IEEE Standard 420, “IEEE Standard for the Design and Qualification of Class 1E Control Boards, Panels, and Racks Used in Nuclear Power Generating Stations,” 1982	7.1
IEEE Standard 422, “Guide for the Design and Installation of Cable Systems in Power Generating Stations,” 1986	8.3
IEEE Standard 450, “IEEE Recommended Practice for Maintenance, Testing, and Replacement of Vented Lead-Acid Batteries for Stationary Applications,” 1995	8.1, 8.3
IEEE Standard 484, “IEEE Recommended Practice for Installation Design and Installation of Vented Lead-Acid Batteries for Stationary Applications,” 1996	1A, 8.1
IEEE Standard 485, “IEEE Recommended Practice for Sizing Lead-Acid Batteries for Stationary Applications,” 1997	8.3
IEEE Standard 494, “IEEE Standard Method for Identification of Documents Related to Class 1E Equipment and Systems for Nuclear Power Generating Stations,” 1974	3D
IEEE Standard 535, “IEEE Standard for Qualification of Class 1E Lead Storage Batteries for Nuclear Power Generating Stations,” 1986	1A
IEEE Standard 572, “IEEE Standard for Qualification of Class 1E Connection Assemblies for Nuclear Power Generating Stations,” 1985	3D
IEEE Standard 603, “IEEE Standard Criteria for Safety Systems for Nuclear Power Generating Stations,” 1991	1A, 7.1
IEEE Standard 627, “IEEE Standard for Design Qualification of Safety System Equipment Used in Nuclear Power Generating Stations,” 1980	7.1
IEEE Standard 649, “IEEE Standard for Qualifying Class 1E Motor Control Centers for Nuclear Power Generating Stations,” 1991	3D
IEEE Standard 650, “IEEE Standard for Qualification of Class 1E Static Battery Chargers and Inverters for Nuclear Power Generating Stations,” 1990	3D
IEEE Standard 665, “IEEE Guide for Generating Station Grounding,” 1995	8.3
IEEE Standard 741, “IEEE Standard Criteria for the Protection of Class 1E Power Systems and Equipment in Nuclear Power Generating Stations,” 1997	1A, 8.1, 8.3
IEEE Standard 828, “IEEE Standard for Software Configuration Management Plans,” 1990	7.1
IEEE Standard 829, “IEEE Standard for Software Test Configuration,” 1983	7.1
IEEE Standard 830, “Recommended Practice for Software Requirements Specifications,” 1993	7.1
IEEE Standard 946, “IEEE Recommended Practice for the Design of DC Auxiliary Power Systems for Generating Stations,” 1992	8.3
IEEE Standard 1012, “IEEE Standard for Software Verification and Validation Plans,” 1986	7.1
IEEE Std 1023-2004, “IEEE Recommended Practice for the Application of Human Factors Engineering to Systems, Equipment and Facilities of Nuclear Power Generating Stations and Other Nuclear Facilities.”	18.8
IEEE Standard 1028, “IEEE Standard for Software Reviews and Audits,” 1988	7.1
IEEE Standard 1042, “IEEE Guide to Software Configuration Management,” 1987	7.1
IEEE Standard 1050, “IEEE Guide for Instrumentation and Control Equipment Grounding in Generating Stations,” 1996	8.3, 7.1
IEEE Standard 1074, “Standard for Developing Software Life Cycle Processes,” 1995	7.1
IEEE Standard 1202, “IEEE Standard for Flame Testing of Cables for Use in Cable Tray in Industrial and Commercial Occupancies,” 1991	8.1, 1A, 9.5
IEEE Std 1289-1998, “IEEE Guide for the Application of Human Factors Engineering in the Design of Computer-Based Monitoring and Control Displays for Nuclear Power Generating Stations.”	18.8
IEEE Standard C37.98, “IEEE Standard for Seismic Testing of Relays,” 1987	3D
ISA – Instrumentation, Systems and Automation Society
ISA S7.3, “Quality Standard for Instrument Air,” 1981	9.3
MIL – Military Standards and Specifications
MIL-HDBK-759C, “Human Engineering Design Guidelines,” 1995	6.4
MIL-STD 1472E, “Human Engineering,” 1996	6.4
NEMA – National Electrical Manufacturers Association
NEMA MG-1, “Motors and Generators,” Revision 1, 1998	3.2
NEMA Standard Publication No. VE 1-1998, Metallic Cable Tray Systems	3F
NFPA – National Fire Protection Association
NFPA 10, “Standard for Portable Fire Extinguishers,” 1998	9.5
NFPA 13, “Standard for the Installation of Sprinkler Systems,” 1999	9.5
NFPA 14, “Standard for Installation of Standpipe, Private Hydrants, and Hose Systems,” 2000	9.5
NFPA 15, “Standard for Water Spray Fixed Systems for Fire Protection,” 2001	9.5
NFPA 20, “Standard for the Installation of Stationary Pumps for Fire Protection,” 1999	9.5
NFPA 22, “Standard for Water Tanks for Private Fire Protection,” 1998	9.5
NFPA 24, “Standard for Installation of Private Fire Service Mains and Fire Protection,” 1995	9.5
NFPA 30, “Flammable and Combustible Liquids Code,” 2000	9.5
NFPA 50A, “Standard for Gaseous Hydrogen Systems at Consumer Sites,” 1999	9.5
NFPA 50B, “Standard for Liquefied Hydrogen Systems at Consumer Sites,” 1999	9.5
NFPA 70, “National Electrical Code (NEC),” 1999	8.3, 9.5
NFPA 72, “National Fire Alarm Code,” 1999	9.5
NFPA 90A, “Installation of Air-Conditioning and Ventilation Systems,” 1999	9.4
NFPA 92A, “Recommended Practice for Smoke Control Systems,” 2000	9.4, 9A
NFPA 780, “Standard for the Installation of Lighting Protection Systems,” 2000	8.3, 9.5
NFPA 804, “Standard for Fire Protection for Advanced Light Water Reactor Electric Generating Plants,” 2001	9.5
SMACNA – Sheet Metal and Air Conditioning Contractors National Association
SMACNA, “HVAC Duct Construction Standards - Metal and Flexible,” Second Edition 1995	3A, 9.4
SMACNA, “HVAC Systems – Testing, Adjusting, and Balancing,” 1993	9.4
SMACNA, “Rectangular Industrial Duct Construction Standards,” 1980	9.4
SMACNA, “HVAC Duct Construction Standards - Metal and Flexible,” 1985	3.2
SMACNA, “Round Industrial Duct Construction Standard,” 1999	9.4
SMACNA, “HVAC Duct Leakage Test Manual,” 1985	9.4
UBC – Uniform Building Code
UBC, “Uniform Building Code,” 1997	3.2
UL – Underwriters Laboratories, Inc.
UL 555, “Safety Fire Dampers,” 1999	9.4
UL 555S, “Leakage Rated Dampers for Use in Smoke Control Systems,” 1999	9.4
UL 586, “High-Efficiency, Particulate, Air-Filter Units,” 1996	9.4
UL 900, “Test Performance of Air-Filter Unit,” 1994	9.4
UL 1995, “Heating and Cooling Equipment,” 1995	9.4
UL 1996, “Electric Duct Heating,” 1996	9.4

Execution Version                                                                                                          Confidential Trade Secret Information—Subject to Restricted Procedures

Table 2
AP1000 Codes and Standards (not found in Licensing Basis)

Title                                                                                                      Reference

ASME NQA-2 Quality Assurance Requirements for Nuclear Power Plants 1989 Edition, through NQA-1c-1992, Addenda	None
American Society for Nondestructive Testing SNT-TC-1A, “Recommended Practice for Non-Destructive Testing 1992 Edition.	None
CP-189 Qualification and Certification of Nondestructive Testing Personnel 1995 Edition	None

EXHIBIT O-1
Proprietary Data Agreement

[**This entire five-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT O-2
List of Intellectual Property Subject to Third-Party License Terms

[**This entire one-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT P-1
AP1000—Major Subcontractors / Suppliers

[**This entire two-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

EXHIBIT P-2
Subcontractors For
Site Construction And Related Field Services

[**This entire four-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission

Execution Version                                                         Confidential Trade Secret Information—Subject to Restricted Procedures

EXHIBIT Q
Equipment With Owner-Designated Witness And Hold Points

Potential Components to be Supplied	Supplier
Steam Generators	Doosan Heavy Industries & Construction Co., Ltd.
Reactor Vessel	Doosan Heavy Industries & Construction Co., Ltd.
Reactor Vessel Head	Doosan Heavy Industries & Construction Co., Ltd.
Main Turbine and Generator	Toshiba
Pressurizer	Ansaldo Camozzi
Reactor Coolant Pumps	Curtiss-Wright Electro-Mechanical Division
Control Rod Drive Mechanisms	Curtiss-Wright Electro-Mechanical Division
Reactor Coolant Piping	Tioga Pipe Supply
Core Makeup Tanks	IHI Corporation

Execution Version Confidential Trade Secret Information—Subject to Restricted Procedures

EXHIBIT R
Description Of Site

The Units will be located on the property owned by SCE&G south of the existing VC Summer Unit 1. The Site is located in Jenkinsville, South Carolina.

The Site Boundary and Site plan drawings are provided in Figures attached.

V.C. Summer Unit 2 and 3 Site Boundary

PBL
NOTE: THE PROJECT BOUNDARY LINE (PBL) DEPICTED ON THIS MAP IS FOR ILLUSTRATION PURPOSES ONLY.
THE PBL IS NOT A PROPERTY LINE AND THE MAPPED LINE
NO MONUMENTS HAVE BEEN SET IN THE FIELD.

PROJECT BOUNDARY LINE (PBL) AREA
1,388.18 ACRES

PROJECT BOUNDARY LINE MAP PREPARED FOR
SCE&G
NEW NUCLEAR DEPLOYMENT

Execution Version                                                         Confidential Trade Secret Information—Subject to Restricted Procedures

FOR CONCEPTUAL DESIGN ONLY
NOTE:
SCANA
V.C. SUMMER
UNITS 2 & 3
CONSTRUCTION FACILITIES
SITE PLAN

VSG-G1-X2-002
TRUE NORTH
PLANT NORTH
N
UNDERGROUND ELECTRIC LINE
FOR CONCEPTUAL DESIGN ONLY
SCEAG
V.C. SUMMER
UNITS 2 & 3
CONSTRUCTION FACILITIES
SITE PLAN
Shaw
THIS DRAWING SUPERCEDES
DWG: 124035-00000-C-CVL-003-02

VSG-G1-X2-003
DISCHARGE STRUCTURE ROAD
DISCHARGE STRUCTURE
PARR RESERVOIR / BROAD RIVER
TRUE NORTH
PLANT NORTH
N
INSET: DISCHARGE STRUCTURE
INSET: WATER TREATMENT FACILITY
CONTINUED ON DWG BELOW
MONTICELLO RESERVOIR
RAW WATER PIPE ROUTE
BURIED DUCT BANK
EXISTING PLANT
SCALE 1" = 200'
THIS DRAWING SUPERCEDES
DWG. 124038-00000-E-CVL-002-03
FOR CONCEPTUAL DESIGN ONLY
(SCE&G) QA CATEGORY: III
(WEC) QA CLASSIFICATION (LATER)
SCE&G
SCE&G
V.C. SUMMER
UNITS 2 & 3
CONSTRUCTION FACILITIES
SITE PLAN
Shaw
1" = 200'
VSG-G1-X2-003

Execution Version                                                          Confidential Trade Secret Information—Subject to Restricted Procedures

EXHIBIT S
EEO and Small Business Regulations

To the extent required by applicable Laws, all government regulations concerning equal employment, affirmative action and the utilization of small, small disadvantaged and women-owned businesses are incorporated into this Agreement by reference, including but not limited to, the following federal regulations, executive orders, and the statutory authority for these regulations as referenced in the regulations:

If this Agreement (together with other contracts with Contractor) is in the amount of $10,000.00 or more and not otherwise exempt:

1.	41 C.F.R. § 60-1.4(a), Equal Opportunity Clause, 48 C.F.R. § 52.222-26; 48 C.F.R. § 52.222-21, Prohibition of Segregated Facilities.
2.	41 C.F.R. § 60-741.4, Section 503 of the Rehabilitation Act of 1973 and 41 C.F.R. § 60-741.5(a), Equal Opportunity for Workers with Disabilities; 48 C.F.R. § 52.222-36.

If this Agreement (together with other contracts with Contractor) is in the amount of $25,000 or more and not otherwise exempt:

1.	41 C.F.R. § 60-250.5(a), Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, Recently Separated Veterans, and Other Protected Veterans; 48 C.F.R. § 52.222-35.

If Contractor has 50 or more employees and if this Agreement is an amount of $50,000 or more and is not otherwise exempt:

1.	48 C.F.R. § 22.804-1, Affirmative Action Programs; 48 C.F.R. § 52.222-25, Affirmative Action Compliance.

If this Agreement is in an amount that may exceed $550,000.00 and is not otherwise exempt:

1.	48 C.F.R. § 52.219-8, Utilization of Small Business Concerns.
2.	48 C.F.R. § 52.219-9, Small Business and Small Disadvantaged and Women-Owned Small Business Subcontracting Plan Clause.
3.
Contractor shall provide Owner with an aggressive Commercial Plan that meets both the spirit and intent of Title 48 of the C.F.R., while saving Owner some of the administrative costs associated with the full implementation of a Small Business Subcontracting Plan per 48 C.F.R. § 52.219.9.

To the extent required by law, executive order or regulation:

1.	29 C.F.R. Part 1625, Executive Order 11141 (Discrimination on the Basis of Age), Public Law 90-202 (Age Discrimination in Employment Act of 1967) and the Age Discrimination in Employment Act.

Contractor and its Subcontractors hereunder by virtue of any or all of the above-referenced statutory, regulatory, or executive order requirement, or other requirements, may be required to comply with certain record keeping, reporting or affirmative action requirements, and those requirements are incorporated herein by reference.  It shall be the obligation of Contractor and its Subcontractors to make themselves aware of and to understand the legislative, executive, and regulatory requirements that apply to their performance of obligations under this Agreement.  Failure to do so shall not excuse their application to this Agreement.

EXHIBIT T
[Not Used]

EXHIBIT U
Owner Controlled Insurance Program (OCIP) Description and Terms

[**This entire nine-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.]

Execution Version                                                         Confidential Trade Secret Information—Subject to Restricted Procedures

EXHIBIT V
Limited Agency Agreement

THIS LIMITED AGENCY AGREEMENT (“Agreement”), dated as of __________, is entered into by and between SOUTH CAROLINA PUBLIC SERVICE AUTHORITY (“Principal”), a public power system owned by the State of South Carolina, and SOUTH CAROLINA ELECTRIC & GAS COMPANY (“Agent”), a corporation duly organized under the laws of the State of South Carolina, (Principal and Agent may be referred to individually as a “Party” and collectively as the “Parties”).

WHEREAS, Principal and Agent wish to collaborate jointly in the financing, design, construction, operation, and decommissioning of a new advanced design light water nuclear-powered electric generating facility (the “Project”);

WHEREAS, in connection with the Project, the Parties intend to enter into a Permanent Design and Construction Agreement and a Permanent Operating and Decommissioning Agreement that shall set forth the terms and conditions that shall govern the Parties’ participation in the Project; and

WHEREAS, until such time as the Permanent Design and Construction Agreement and Permanent Operating and Decommissioning Agreement are negotiated, executed and delivered by the Parties, the rights and obligations of the Parties to each other in connection with the Project shall be governed by that certain Bridge Agreement between Principal and Agent, dated October 30, 2006, and as further amended from time to time (the “Bridge Agreement”);

WHEREAS, Sections 6.1 and 8.3 of the Bridge Agreement contemplate that the Parties may enter into one or more limited agency agreements in connection with certain Project-related third party agreements, including but not limited to the Engineering, Procurement and Construction Agreement (the “EPC Contract”) for up to two AP1000 nuclear power plant with Westinghouse Electric Company LLC and Stone & Webster, Inc. (collectively, “Westinghouse”), attached hereto as Exhibit A; and

WHEREAS, Principal and Agent desire to enter into such a limited agency agreement and Principal wishes to appoint Agent to act as agent on Principal’s behalf in connection with the negotiation, execution and performance of the EPC Contract, subject to certain limitations set forth herein, and Agent is willing to accept such limited agency appointment;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.           Limited Agency Appointment.  Pursuant to the terms of this Agreement and subject to the limitations set forth in Paragraph 2 of this Agreement, Principal hereby appoints and grants a limited agency authorization to Agent, and Agent hereby accepts such limited agency appointment and agrees to act on behalf of the Principal, with regard to the negotiation, execution and performance of the EPC Contract.

2.             Limitations on Agency Appointment.  Agent’s authorization to act on behalf of Principal with respect to the EPC Contract shall be limited to the negotiation, execution and performance of the obligations of the Owner (as such term is defined in the EPC Contract) and enforcement of the rights of such Owner under the EPC Contract; provided, however, that Agent shall not, without the prior written consent of Principal, which consent may be withheld in Principal’s sole discretion, do or permit to be done any of the following:

	Agency Limitation	EPC Contract Section Reference
(a)	Agree upon a definitive contract price	N/A
(b)	Execute the EPC Contract	N/A
(c)	Issue a Full Notice to Proceed	3.2(b)
(d)	Terminate Second Unit	3.3(b)
(e)	With respect to any Major Subcontract under Section 3.7, Agent shall not (i) participate in any claim, action or proceeding; (ii) cure any default; (iii) consent to termination, assignment or modification; or (iv) assume or enter into any Major Subcontract in the event of Contractor’s bankruptcy or insolvency	3.7
(f)	Substantial Completion	8.2
(g)	Approve payment of Final Payment	8.3
(h)	Approve substitute form of security or lower bond amount for Stone & Webster and/or Westinghouse	8.6(b) and 8.6(c)
(i)
Agree to any Change Order that increases the overall costs incurred under the EPC Contract by $1M or more, or along with all prior Change Orders issued under the EPC extends the Project Schedule for 3 months or more beyond the Substantial Completion Date.

		9.2, 9.4
(j)	Suspend the EPC Contract for Owner’s Convenience	22.1
(k)	Terminate the EPC Contract for Cause	22.2
(l)	Elect to take over the Project upon Owner’s Termination for Cause	22.2(c)
(m)	Terminate the EPC Contract for Owner’s Convenience	22.3
(n)	Terminate for failure to obtain regulatory approvals	22.4
(o)	File a Claim, initiate the dispute resolution process, or initiate or defend a lawsuit involving a third party in connection with the EPC Contract	27
(p)	Consent to entry of any judgment or award in a disputed matter in connection with the EPC Contract or enter into any settlement or compromise of a dispute in connection with the EPC Contract	N/A
(q)	Consent to an assignment of the EPC Contract	29
(r)	Materially amend, modify or supplement the EPC Contract	31

3.           Term and Termination.
(a)           This Agreement shall remain in full force and effect beginning on the first date specified above and continuing thereafter until February 1, 2019, unless renewed by the Parties in writing on a year-to-year basis no less than thirty (30) days prior to the expiration of the initial term or any subsequent renewal term, or upon the occurrence of one of the following: (i) the Project begins commercial operations; (ii) the Principal or Agent terminate their participation in the Project, with or without cause; provided, however, that each Party must provide to the other Party written notice at least sixty (60) days prior to any such abandonment of the Project and, in the event that the Project is abandoned by one Party but not the other, the abandoning Party shall use commercially reasonable efforts to facilitate the transfer of its obligations hereunder to the other Party or to any other entity designated or appointed by the other Party to assume the abandoning Party’s obligations hereunder; or (iii) by written mutual agreement of the Parties.

(b)           The rights and obligations of the Parties for indemnification for acts or omissions occurring prior to the termination shall survive any termination of this Agreement.

(c)           Agent’s obligations under any third party agreements entered into prior to the termination of this Agreement would survive such termination and remain binding on Agent.

Execution Version                                                          Confidential Trade Secret Information—Subject to Restricted Procedures

4.           Representations and Warranties.  Each Party represents and warrants to the other Party that, as of the date first stated above:

(a)           It is duly organized, validly existing and in good standing under the applicable laws of the jurisdiction of its organization and is qualified to do business in all jurisdictions necessary to perform this Agreement;

(b)           It has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary corporate and/or other actions to authorize such execution, delivery and performance;

(c)           Its execution and delivery and performance of its obligations under this Agreement do not violate or conflict with: (i) any laws applicable to it; (ii) any provision of its charter or by-laws or comparable constituent documents Agreement; (iii) any order or judgment of any court of governmental authority applicable to it or any of its assets; or (iv) any contractual restriction binding on or affecting it or any of its assets;

(d)           This Agreement has been duly executed and delivered by the Party and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(e)           Except as otherwise permitted herein, it has neither initiated nor received written notice of any pending action, proceeding, or investigation, nor to its knowledge is any such action, proceeding, or investigation threatened (or any basis therefore known to it), which questions the validity of this Agreement, or which would materially or adversely affect its rights or obligations under this Agreement.

5.           Expenses and Audit Rights.  Expenses of the Parties and audits rights in connection with this Agreement (including without limitation, funding required under the EPC Contract) shall be handled in accordance with Article V of the Bridge Agreement.

6.           Access to Information; Reporting Obligations.
(a)           No less frequently than monthly (or more frequently as circumstances reasonably warrant), Agent, to the best of its knowledge, shall inform Principal of the status of the Project, including but not limited to any activities or decisions that the Agent has made or expects to make with regard to the EPC Contract.  Further, as provided in Section 4.2(a) of the Bridge Agreement, Agent and Principal shall hold periodic meetings with (1) the Executive Steering Committee at the request of either member of the Executive Steering Committee and (2) other Project employees and contractors as either Party deems appropriate or at the request of either member of the Executive Steering Committee.

(b)           Agent will make available to Principal all documentation related to the Project, which can be done by providing original documents, providing copies of documents or allowing Principal’s representatives to review the relevant files and business records as kept in the ordinary course of business at the Agent’s offices or with another representative of the Agent.  Agent shall also make its personnel available to Principal for consultation.

(c)           Principal shall provide Agent access to information in its possession reasonably necessary for Agent to perform its obligations under this Agreement; provided, however, that Principal may restrict access to information to the extent that it is subject to third party confidentiality restrictions and Principal has been unsuccessful in having such restrictions waived.

7.           Indemnity.
(a)           Agent agrees to indemnify, defend and hold harmless the Principal, its affiliates and any of their members, officers, directors and employees, agents and representatives against and in respect of all claims, liabilities, obligations, judgments, liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, taxes, losses, fines, penalties, damages, expenses, fees, costs and amounts paid in settlement (including reasonable attorneys’ fees, expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, complaint, demand, cause of action, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (collectively, the “Losses”) arising out of Agent’s activities undertaken on behalf of Principal under this Agreement; provided that Principal shall be liable, and shall not be indemnified by Agent, for any Losses directly resulting from the untruth, inaccuracy or incompleteness of any representation or warranty made expressly by Principal in this Agreement, and Principal shall indemnify Agent, its affiliates and any of their officers, directors and employees, agents and representatives, for Losses that result from any such breach by Principal.

(b)           Principal agrees to indemnify, defend and hold harmless the Agent, its affiliates and any of their members, officers, directors and employees, agents and representatives against and in respect of all claims, liabilities, obligations, judgments, liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, taxes, losses, fines, penalties, damages, expenses, fees, costs and amounts paid in settlement (including reasonable attorneys’ fees, expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, complaint, demand, cause of action, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (collectively, the “Losses”) arising out of Principal’s activities under this Agreement; provided that Agent shall be liable, and shall not be indemnified by Principal, for any Losses directly resulting from the untruth, inaccuracy or incompleteness of any representation or warranty made expressly by Agent in this Agreement, and Agent shall indemnify Principal, its affiliates and any of their officers, directors and employees, agents and representatives, for Losses that result from any such breach by Agent.

8.           Specific Performance.  Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

9.           Waivers.  No waiver by either Principal or Agent of the performance of any obligation under this Agreement, or with respect to any default or any other matter arising in connection with this Agreement, shall be deemed a waiver with respect to any subsequent performance, default or matter, whether of a like or different character.

10.           Notices.  Any notice, demand or request relative to this Agreement to be given to any of the Principal, or the Agent shall be in writing, and shall be delivered by U. S. mail, facsimile or hand delivery to the authorized representative of the Principal or Agent at the address specified below, or a successor designated in any notice given pursuant to this paragraph.

If to the Agent:

South Carolina Electric & Gas Company
Attention: President
Mail Code 190
Columbia, SC 29218
Facsimile: (803) 217-9336

If to the Principal:
South Carolina Public Service Authority
Attention: President and Chief Executive Officer
One Riverwood Drive
Moncks Corner, SC 29461
Facsimile: (843) 761-7037

11.           Miscellaneous.
(a)           Entire Agreement.  This Agreement embodies the entire understanding and agreement among the Parties pertaining to the subject matter hereof and supersedes any and all prior negotiations, understandings or agreements with respect thereto.

(b)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same document.

(c)           Assignment.  No party to this Agreement shall assign any of its rights or obligations under this Agreement without first receiving the written consent of all other parties, which consent shall not be unreasonably withheld.
(d)           No Third Party Beneficiaries.  This Agreement is binding upon and intended solely for the benefit of the parties hereto and their respective successors and permitted assigns and, unless expressly stated herein, is not intended to and shall not confer any rights or benefits to any third party (other than successors and permitted assigns) not a signatory hereto.

(e)           Amendment.  Neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by each of the parties hereto.

(f)           Headings.  The headings in this Agreement are for convenience of reference only and shall not be defined or limit the terms hereof.

(g)           Governing Law.  This Agreement and all questions with respect to the rights and obligations of the Parties and the construction, enforcement and interpretation hereof shall be governed by the laws of the State of South Carolina, without reference to the choice of law principles that require application of the laws of a different jurisdiction.

(h)           Jurisdiction.  Any dispute arising from this Agreement shall be subject to the jurisdiction of the courts in South Carolina.

(i)           Severability.  Any provision of this Agreement this prohibited or unenforceable in any jurisdiction, as to that jurisdiction, shall be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

(j)           Good Faith Covenant.  The Parties agree that their actions and dealings with each other shall be subject to an express covenant of good faith and fair dealing and that each Party shall act in a commercially reasonable manner in fulfilling its obligations under this Agreement.

(k)           Confidentiality.  The Parties acknowledge and agree that this Agreement is subject to the Confidentiality Agreement between the Parties dated as of June 8, 2006.

Execution Version                                                          Confidential Trade Secret Information—Subject to Restricted Procedures

IN WITNESS WHEREOF, the Parties hereto, each acting through its respective duly authorized representative, have executed this Agreement, made as of the date first above written.

SOUTH CAROLINA PUBLIC SERVICE AUTHORITY
_____________________________________________
By:
Title:

SOUTH CAROLINA ELECTRIC & GAS COMPANY
_____________________________________________
By:
Title:

EXHIBIT W
[**Material omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission] Special Terms

[**This entire one-page exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.